     As filed with the Securities and Exchange Commission on October 4, 2002
                                                 Registration No. 333-__________
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                               Kanakaris Wireless
              -----------------------------------------------------
                 (Name of Small Business Issuer in its Charter)

     Nevada                               3714                   86-0888532
----------------------------  ---------------------------    ------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification No.)          Code Number)

                               ------------------

                        2716 Ocean Park Blvd., Suite 2005
                             Santa Monica, CA 90405
                                 (949) 760-5470
         ------------------------------------------------------------------
         (Address and telephone number of Registrant's principal executive offices and principal place of business)

                               ------------------

                                 Alex Kanakaris
                      President and Chief Executive Officer
                               Kanakaris Wireless
                        2716 Ocean Park Blvd., Suite 2005
                             Santa Monica, CA 90405
                                 (949) 760-5470
            ----------------------------------------------------------
            (Name, address, and telephone number of agent for service)

                                   Copies to:
                             Larry A. Cerutti, Esq.
                             John T. Bradley, Esq.
                               Rutan & Tucker, LLP
                         611 Anton Boulevard, 14th Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

                               ------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. | |

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                               ------------------

The shares of common stock to be registered for resale under this registration statement represent approximately 506% of the outstanding common stock of the registrant based on 24,450,065 shares outstanding as of September 23, 2002. Of the 123,600,000 shares of common stock to be registered for resale under this registration statement, all shares are issuable by the registrant upon conversion or exercise of outstanding derivative securities and derivative securities that the selling security holders identified in this registration statement have committed to purchase, including 120,000,000 shares which are issuable upon conversion of outstanding convertible debentures and convertible debentures that the selling security holders identified in this registration statement have committed to purchase. The conversion price of these convertible debentures is based on the lesser of a fixed conversion price and 50% of the lowest intraday trading price of a share of the registrant's common stock on the OTC Bulletin Board(R) during the twenty trading days immediately preceding a debenture conversion. Based on the current market price of a share of the registrant's common stock on the OTC Bulletin Board(R) as of September 23, 2002, and assuming the issuance of convertible debentures that the selling security holders identified in this registration statement have committed to purchase, the conversion price of the derivative securities of the registrant is at a level such that approximately 82,000,000 shares of common stock underlying the derivative securities held by the selling security holders identified in this registration statement may be offered and sold upon the effectiveness of and pursuant to this registration statement. The conversion or exercise of the registrant's derivative securities may result in substantial dilution to existing stockholders and sales of the registrant's common stock into which the derivative securities are convertible or exercisable may result in the significant depression of the market price of the registrant's common stock.

                               ------------------

                                        CALCULATION OF REGISTRATION FEE
============================================ ================= =================== ======================= ==================
                                                                Proposed maximum      Proposed maximum         Amount of
             Title of each class of             Amount to        offering price          aggregate           registration
          securities to be registered        be registered(1)     per share(2)        offering price(2)           fee
-------------------------------------------- ----------------- ------------------- ----------------------- ------------------
Common stock, no par value................    123,600,000 (3)       $0.016               $1,977,600             $181.94
============================================ ================= =================== ======================= ==================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act. Additional shares of common stock, in excess of those registered under this registration statement, that are issuable to holders of the registrant's derivative securities due to a decline in the market price of a share of the registrant's common stock are not covered by this registration statement because Rule 416 does not cover increases in shares issuable that result from changes in conversion or exercise prices based on market price declines. Declining market prices are not "similar transactions" as that phrase is used in Rule 416.

(2) The aggregate offering price of the registrant's shares is estimated solely for the purpose of calculating the registration fee payable pursuant hereto, as determined in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices per share as reported on the OTC Bulletin Board(R) on September 30, 2002.

(3) Represents shares of common stock being offered by selling security holders that are issuable upon exercise or conversion of derivative securities. The number of shares of common stock registered hereunder represents a good faith estimate by the registrant of the number of shares of common stock issuable upon conversion of convertible debentures and upon exercise of related warrants, multiplied by 200%, which amount we are obligated to register for resale under our agreements with the holders of those debentures and warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject To Completion Dated October 4, 2002

PROSPECTUS

                               Kanakaris Wireless

                       123,600,000 Shares of Common Stock

         The shares of Kanakaris Wireless common stock being offered under this prospectus are being offered by selling security holders identified in this prospectus for their own accounts. Our common stock trades on the OTC Bulletin Board(R) under the symbol "KKRW." On October 2,2002, the high and low sale price for a share of our common stock was $0.018 and $0.012, respectively. We have adjusted all share numbers shown in this prospectus to reflect the 1-for-20 reverse stock split of our common stock that occurred on December 7, 2001.

         The mailing address and the telephone number of our principal executive offices are 2716 Ocean Park Blvd., Suite 2005, Santa Monica, CA 90405, (949) 760-5470.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                              ---------------------

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is              , 2002

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Prospectus Summary......................................................... 3

Risk Factors............................................................... 7

Special Note Regarding Forward-Looking Statements..........................14

Use of Proceeds............................................................15

Price Range of Common Stock................................................15

Dividend Policy............................................................15

Capitalization.............................................................16

Management's Discussion and Analysis of Financial Condition and
  Results of Operations....................................................17

Business...................................................................29

Management.................................................................43

Selling Security Holders...................................................52

Plan of Distribution.......................................................54

Security Ownership of Certain Beneficial Owners and Management.............57

Certain Relationships and Related Transactions.............................59

Description of Capital Stock...............................................68

Transfer Agent and Registrar...............................................71

Legal Matters and Interest of Counsel......................................71

Experts....................................................................72

Where You Can Find More Information........................................72

Index to Financial Statements..............................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus. Because it is a summary, it does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                               KANAKARIS WIRELESS

         Kanakaris Wireless is engaged in three principal business activities: content delivery, Internet commerce and video distribution.

         We provide online delivery of films on a subscription- and pay-per-view-basis and offer for sale on our websites films and features in VHS and DVD formats, print-on-demand books and products of the pop culture genre. Through our subsidiary Fast Forward Marketing, Inc., or FFM, we also operate a video distribution business through which we distribute films and features in VHS and DVD formats to retailers. In addition, we offer business services, including encoding of video for online delivery. We also develop and offer software and products for encoding and delivery of media-rich data, including video, audio and text over the Internet.

         Our revenues are principally derived from our video distribution business. We expect to continue to place significant emphasis upon the further development and expansion of our content delivery and e-commerce activities. As funds become available, we intend to increase our marketing efforts substantially in order to develop awareness, brand loyalty and sales for our consolidated www.kanakaris.com online movie and book website. This website includes CinemaPop, which offers online and on-demand films as well as VHS and DVD titles, WordPop, which offers previews and print-on-demand books, and AK.TV, an Internet television-style channel with regularly scheduled film programming. We also intend to increase our marketing efforts in order to develop awareness of and sales for our video distribution business. We intend to generate revenue from subscriptions, pay-per-view sales, advertisers and sales of products on our websites. We also intend to derive revenue from both product sales and service fees pertaining to our CinemaWEAR(TM) encoding. As funds become available, we intend to continue to invest in the development of new products and services that enhance our websites and CinemaWEAR(TM) encoding, and to further develop our existing products and services.

         In March 2002, we sold our Desience division to obtain additional funding for, and to strengthen our focus on, our Internet and e-commerce business activities. Prior to March 2002, our Desience division's business involved the design, manufacture and installation of ergonomic data control console systems for high-end computer command centers.

         Prior to the sale of our Desience division, that Division contributed 30% ($513,136) of our revenues for the year ended September 30, 2001 and contributed 96% ($591,244) of our revenues for the year ended September 30, 2000. Our Desience division also generated $193,408 and $274,117 in gross profit for the years ended September 30, 2001 and 2000, respectively. The Desience division would have contributed $216,139 to our revenues for the nine months ended June 30, 2002 had it not been sold and reported in our financial statements for the quarterly period ended June 30, 2002 as a discontinued operation. The Desience division also would have generated $76,835 in gross profit for the nine months ended June 30, 2002 had it not been sold and reported in our financial statements for the quarterly period ended June 30, 2002 as a discontinued operation.

         The sale of our Desience division provided us with additional capital to continue the operations of our content delivery business. While the revenues from our Desience division amounted to a substantial percentage of our overall revenues, our Desience division has not been the principal focus of our growth efforts. Our principal focus has been on the development and growth of our content delivery and e-commerce activities. With the sale of our Desience division, we are placing additional emphasis on the growth and development of our content delivery and e-commerce activities, which activities we believe form a strategic fit with the acquisition of the business of Fast Forward Marketing, Inc. Because of the sale of our Desience division, we believe that we will be able to use our limited resources to more effectively develop and grow our content delivery and e-commerce activities. In addition, we believe that our efforts to operate and expand our video distribution business, as discussed below, will be enhanced as a result of not expending resources on the operation of our Desience division.

         In April 2002, we purchased substantially all of the assets of Fast Forward Marketing, Inc. from its sole shareholder, Intervisual Books, Inc. We intend to further expand into the video distribution market and integrate this new aspect of our business with our existing products and services.

         In determining the purchase price for FFM, we took into account the value of companies of similar industry and size to FFM, comparable transactions and the market for such companies generally. We did not, however, receive a fairness opinion from an independent advisor, and while we believe that the purchase price for the acquisition of FFM was fair and in the best interests of our stockholders, there may be a risk that we overpaid to acquire FFM, especially in light of the substantial amount of accounts payable of FFM that we assumed in connection with the acquisition. The risks associated with this substantial amount of accounts payable are described in more detail below and in the "Risk Factors" section elsewhere in this prospectus.

         We believe that the acquisition of FFM will enable us to significantly increase our revenues and provide funds to develop and grow our content delivery and e-commerce activities. In addition, we believe that FFM is a viable strategic fit for our existing business activities and we plan to integrate FFM with our existing business activities to the extent practicable. We currently offer for purchase directly over the internet to visitors to our various websites videos that FFM distributes. In addition, we believe that FFM's connections and reputation within the movie industry may ultimately allow us important access to major motion picture and independent producers who may be ideal suppliers of additional content for our online content delivery activities.

         Fast Forward Marketing, Inc., the company from which we purchased our video distribution business, achieved net sales of $5,106,013 for the year ended September 30, 2001 and $9,212,732 for the year ended September 30, 2000. That company also generated $374,435 and $1,876,759 in gross profit for the years ended September 30, 2001 and 2000, respectively. However, as more particularly disclosed in the financial statements and notes to financial statements for the quarterly period and nine months ended June 30, 2002 included elsewhere in this document, the annualized net sales and gross profit of our FFM video distribution subsidiary are significantly lower than the net sales and gross profit recorded for the years ended September 30, 2001 and 2000 of the predecessor FFM business, and we do not expect to achieve in the foreseeable future results similar in magnitude to historic results. We are presently experiencing severe difficulties in operating our FFM video distribution business largely resulting from our lack of available financial resources and debt assumed in connection with the acquisition of that video distribution business.

         Although we believe that FFM provides a viable strategic fit with our other business activities and represents an important business opportunity, our successful operation of our video distribution business, especially over the next nine months, will likely require substantial financial resources. We acquired the business of FFM along with a significant amount of liabilities, including approximately $850,000 in accounts payable, a substantial portion of which is owed to suppliers of the videos that FFM distributes. As of June 30, 2002, FFM had approximately $823,000 in accounts payable. We have been unable to timely pay FFM's suppliers and we believe that, as a result, the business of FFM has been significantly harmed. We believe that we are not achieving the level of revenues we would be able to achieve if we were able to timely pay our suppliers. If we continue to fail to timely pay FFM's suppliers, the business of FFM may be further disrupted and important supplier relationships may be jeopardized and irreparably harmed. The failure to timely pay FFM's suppliers could therefore have a material adverse impact on our video distribution business.

         As consideration for providing the opportunity for the acquisition of FFM, FFM Acquisition Corp. issued to Bristol Capital, LLC shares of its capital stock such that following that issuance, Kanakaris Wireless and Bristol Capital, LLC each owned 50% of the capital stock of FFM Acquisition Corp. In addition, we agreed to enter into the exchange agreement described below to exchange shares of Series B Convertible Preferred Stock of Kanakaris Wireless for all shares of capital stock of FFM Acquisition Corp. held by Bristol Capital, LLC. Subsequent to the acquisition of Fast Forward Marketing, FFM Acquisition Corp. changed its name to Fast Forward Marketing, Inc. under which it currently operates our video distribution business.

         Bristol Capital, LLC is affiliated with Bristol Investment Fund, Ltd. and the principals of those two entities represent Bank Insinger de Beaufort in its investments and dealings with Kanakaris Wireless. Shares of common stock underlying certain convertible securities are offered for resale under this prospectus by Bristol Capital, LLC, Bristol Investment Fund, Ltd and Bank Insinger de Beaufort.

         Effective April 10, 2002, we entered into an Exchange Agreement with Bristol Capital, LLC pursuant to which we issued 900 shares of our Series B Convertible Preferred Stock and acquired from Bristol Capital its 50% interest in our now wholly-owned FFM subsidiary which was issued to Bristol Capital in consideration for providing the opportunity to acquire the FFM business. Each share of our Series B Convertible Preferred Stock has a stated value of $1,000 and is initially convertible into shares of our common stock at the lesser of
(i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a share of our common stock during the twenty trading preceding the conversion date. The Series B Convertible Preferred Stock accrues dividends at a rate of 8% per annum, which is payable on a quarterly basis in arrears, at the option of the holder, in cash or shares of our common stock based on the then applicable conversion price.

         Following the sale of our Desience division, we closed our office in Costa Mesa, California and opened a new office in Santa Monica, California, out of which we operate our FFM business and conduct our other business activities.

         As of June 30, 2002, our current assets amounted to approximately $559,000 and our current liabilities amounted to approximately $5,928,000. We are experiencing significant financial difficulties as a result of this imbalance between our current assets and current liabilities and have been, and will likely continue to be, unable to repay when due many of our current liabilities. Our financial difficulties may limit our ability to invest sufficient funds in the growth and development of our online content delivery initiative and may result in our inability to fully fund our video distribution business. Because we are unable to invest sufficiently in the growth and development of our content delivery initiative, we may lose subscribers to our websites or lose pay-per-view customers and may also fail to attract prospective subscribers and pay-per-view customers, which may have a substantial negative impact on our business, prospects, financial condition and results of operations.

          Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. However, we have never generated revenues substantial enough to allow us to fully finance our growth or our business. The imbalance between our current assets and current liabilities may make obtaining additional funding impossible. Our substantial indebtedness represented by our convertible debentures is secured by all of our assets, which may prevent us from raising additional funds because any prospective lenders or investors may be unwilling to lend or invest funds due to their inability to obtain a satisfactory security interest in our assets. Our failure to secure additional funding may have a material adverse effect on our business, prospects, financial condition and results of operations.

                                  THE OFFERING

Common stock offered by
selling security holders..................       123,600,000 (1)

Common stock outstanding
prior to this offering....................       24,450,065 (2)

Common stock outstanding
following this offering
if all shares are sold....................       148,050,065 (1)(2)

Use of Proceeds                                  All proceeds of this offering
                                                 will be received by selling
                                                 security holders for their own
                                                 accounts.

Risk Factors                                     You should read the "Risk
                                                 Factors" section beginning on
                                                 page 7, as well as other
                                                 cautionary statements
                                                 throughout this prospectus
                                                 before investing in shares of
                                                 our common stock.
_____________

(1) As of September 23, 2002, the convertible debentures and related warrants whose underlying shares of common stock are covered by this prospectus were convertible into approximately 82,000,000 shares of common stock. The selling security holders have committed to purchase, in two separate tranches, additional secured convertible debentures and related warrants, the underlying shares of which are included in such amount. We have agreed to register for resale by the selling security holders 200% of the shares of common stock underlying all convertible debentures and related warrants that the selling security holders have purchased in our September 2002 debenture offering and that they are obligated to purchase. Accordingly, the common stock offered by the selling security holders assumes exercise of all of the warrants whose underlying shares of common stock are covered by this prospectus in exchange for 3,600,000 shares of common stock and conversion of the principal amount of the debentures plus accrued interest into 120,000,000 shares of common stock, and the immediate resale of all of those shares of common stock.

(2) As of September 23, 2002, a total of 24,450,065 shares of common stock were outstanding, excluding: 150,000 shares of common stock reserved for issuance under our stock option plan, of which options to purchase 23,125 shares were outstanding; approximately 82,000,000 shares of common stock issuable upon conversion of convertible debentures and exercise of related warrants, including the convertible debentures and related warrants that the selling security holders are obligated to purchase, whose underlying shares of common stock are covered by this prospectus; approximately 655,000,000 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, non-plan options and other convertible securities, other than the warrants and other convertible securities whose underlying shares of common stock are not covered by this prospectus; and any additional shares of common stock we may issue from time to time after September 23, 2002.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

     WE HAVE INCURRED OPERATING LOSSES, EXPECT CONTINUED LOSSES AND MAY NOT ACHIEVE PROFITABILITY. IF WE CONTINUE TO LOSE MONEY, WE MAY HAVE TO CURTAIL OUR OPERATIONS.

         Our consolidated financial statements have been prepared assuming we will continue as a viable business. We have not been profitable and we may continue to lose money for the foreseeable future. Historically, we have incurred losses and experienced negative cash flow. As of June 30, 2002, we had an accumulated deficit of approximately $35,000,000 We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business.

     OUR CURRENT LIABILITIES EXCEED OUR CURRENT ASSETS BY A SUBSTANTIAL MARGIN. AS A RESULT, WE ARE EXPERIENCING SIGNIFICANT FINANCIAL DIFFICULTIES AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING.

         As of June 30, 2002, our current assets amounted to approximately $559,000 and our current liabilities amounted to approximately $5,928,000. We are experiencing significant financial difficulties as a result of this imbalance between our current assets and current liabilities and have been, and will likely continue to be, unable to repay when due many of our current liabilities. Our financial difficulties may limit our ability to invest sufficient funds in the growth and development of our online content delivery initiative and may result in our inability to fully fund our video distribution business. Because we are likely unable to invest sufficiently in the growth and development of our content delivery initiative, we may lose subscribers to our websites or lose pay-per-view customers and may also fail to attract prospective subscribers and pay-per-view customers, which may have a substantial negative impact on our business, prospects, financial condition and results of operations.

         Our successful operation of our FFM video distribution business, especially over the next nine months, will likely require substantial financial resources. We acquired the business of FFM along with a significant amount of liabilities, including approximately $850,000 in accounts payable, a substantial portion of which is owed to suppliers of the videos that FFM distributes. As of June 30, 2002, FFM had approximately $823,000 in accounts payable. We have been unable to timely pay FFM's suppliers and we believe that, as a result, the business of FFM has been significantly harmed. We believe that we are not achieving the level of revenues we would be able to achieve if we were able to timely pay our suppliers. If we continue to fail to timely pay FFM's suppliers, the business of FFM may be further disrupted and important supplier relationships may be jeopardized and irreparably harmed, which may have a substantial adverse impact on our business, prospects, financial condition and results of operations.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. However, we have never generated revenues substantial enough to allow us to fully finance our growth or our business. The imbalance between our current assets and current liabilities may make obtaining additional funding impossible. Our substantial indebtedness represented by our convertible debentures is secured by all of our assets, which may prevent us from raising additional funding because any prospective lenders or investors may be unwilling to lend or invest funds due to their inability to obtain a satisfactory security interest in our assets. Our failure to secure additional funding may have a material adverse effect on our business, prospects, financial condition and results of operations.

     WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR STOCKHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. We have not been able to generate significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. We require new financing and we believe that we may be able to fund six months of operations with currently available capital resources. In addition, over the next twelve months, we believe that we will require at least $1,000,000 to pursue and implement our planned business operations.

         Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Deteriorating global economic conditions may make it more difficult for us to secure funding because, during times of deteriorating global economic conditions, prospective lenders and investors generally have less funds to lend or invest and are more hesitant to lend to or invest in small, financially unhealthy companies such as Kanakaris Wireless. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Any financing we are able to obtain may also significantly dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any existing sources of funding and impair our ability to secure new sources of funding.

     WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris. We have not entered into any employment agreement with Mr. Kanakaris or any other officer of Kanakaris Wireless. The loss of Mr. Kanakaris could have a material adverse effect on Kanakaris Wireless because Mr. Kanakaris has experience, skills and vision upon which we draw heavily in our day-to-day operations and strategic planning and financing activities. We are the beneficiary of 80% of the proceeds of a term life insurance policy in the amount of $10,000,000 covering Mr. Kanakaris, whose heirs are the beneficiaries of the remaining 20% of the proceeds of that policy. However, we cannot assure you that receipt of these proceeds would be sufficient to enable us to continue our business without significant temporary or permanent disruption following the loss of Mr. Kanakaris.

     BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THESE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. However, we believe that some of our proprietary technologies, including our CinemaWEAR(TM) Encoding technology, our CinemaWEAR(TM) Wireless Delivery technology and our Embedded Electronic Commerce(TM) technology, may benefit from patent protection. Accordingly, we may file patent applications for those technologies with the United States Patent and Trademark Office. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         We own, license or have otherwise obtained the right to use technologies incorporated into our web sites and products. We may receive infringement claims from third parties relating to our technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology that we have licensed from third parties for incorporation into our web sites and products, we would forward those claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites and products that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain names "Kanakaris.com," "AK.TV," "WordPop.com," "CinemaPop.com" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org," or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

     IF COMMUNICATIONS TO OUR PRIMARY SERVERS ARE INTERRUPTED, OUR OPERATIONS COULD BE NEGATIVELY IMPACTED.

         Our movies and websites are hosted on servers owned and operated by a third party. Although offsite backup servers are maintained by our host, all of our primary servers are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. We do not maintain business interruption insurance. If we experience significant system disruptions, our business, results of operations and financial condition would be materially adversely affected because we would be unable to deliver our Internet-related products and services during the disruption and may therefore lose sales and existing and potential customers.

     OUR COMPUTER INFRASTRUCTURE MAY SUFFER SECURITY BREACHES. ANY SUCH BREACHES COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO HAVE LIABILITY TO THIRD PARTIES.

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Consequently, any security breach could have a material adverse effect on our business, results of operations and financial condition.

     OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our business strategy, including our strategy concerning our recently acquired video distribution business, envisions a period of rapid growth that may put a strain on our administrative and operational resources. With our new video distribution business and our new focus on subscription and pay-per-view services to our websites, we are planning for rapid growth. Our upper management does not have significant experience with video distribution or in operating wholly subscription- or pay-per-view-based websites. Because of this lack of significant experience, we may be unable to effectively manage our growth. The effective management of our growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified managers, engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so, particularly if our losses continue and we are unable to obtain sufficient financing, because we will not be able to attract, train, manage and retain satisfactory personnel due to our lack of available resources.

         Our video distribution business in particular presents unique challenges to our management because it is likely that this business will represent our principal source of revenues for at least the next twelve months and, of all of our business activities, our upper level management has the least experience in operating a video distribution business. We anticipate that the revenues generated by our video distribution business will represent a significant increase in our business activities. We may be unable to handle the increase in our business activities as a result of many factors, including the relative lack of experience of our upper level management in the video distribution business and our lack of resources, which in turn may prevent us from further growing or maintaining growth. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

     ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS OR CONSEQUENCES THAT MAY REDUCE OUR FUTURE EARNINGS.

         The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

         We are dependent on our Internet operations and our ability to utilize the efficiencies of the Internet plays a major role in our business strategy. Our subscription- and pay-per-view-based websites are dependent on utilizing the Internet for delivery of content to our subscribers and our pay-per-view customers. In addition, our ability to sell products on our websites is dependent on a regulatory environment that is conducive to Internet commerce. Moreover, an important aspect of our business strategy relating to the integration of our FFM video distribution business involves the sale over the Internet of videos that we distribute through traditional distribution channels. Additional regulation of the Internet, the enactment of new laws or the interpretation of existing laws relating to the Internet could have a significant impact on our ability to conduct our business activities and to pursue our business strategy. As a company with a substantial amount of its business activities and business strategy dependent on the Internet, regulation of the Internet, the enactment of new laws or the interpretation of existing laws relating to the Internet could therefore have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

     COMPETITION AMONG VIDEO DISTRIBUTORS IS INTENSE, AND MANY OF OUR COMPETITORS ENJOY AN ADVANTAGE OVER US BECAUSE OF GREATER RESOURCES AND MORE SUBSTANTIAL OPERATIONS. INTENSE COMPETITION MAY HAVE A MATERIALLY NEGATIVE EFFECT ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

         Competition among video distributors is intense and many of our competitors in the video distribution business have greater access to capital, marketing and advertising resources which gives them a significant competitive advantage over us. In addition, many of these competitors have a scale of operations much larger than ours giving them the potential for greater efficiencies due to economies of scale and a larger capacity for growth which in turn may make them more attractive than us to prospective video suppliers and customers. Intense competition may result in our inability to distribute videos at a profit, especially in light of our relatively small scale of operations when compared to the large scale of operations of many of our competitors who enjoy cost-saving economies of scale and who have access to resources sufficient to conduct intense competition. Much of our business strategy depends on our ability to effectively compete in the video distribution marketplace and we intend to commit a substantial amount of our resources to our video distribution business. If we are unsuccessful, given our poor financial condition, we may be unable to operate a viable video distribution business in the future and our failure to garner the anticipated resources from a successful video distribution business may further jeopardize our business strategy and other business activities. Intense competition within the video distribution business may therefore have a materially negative effect on our business, prospects, financial condition, results of operations and cash flows.

     THE MOVEMENT OF SOME OF OUR PRINCIPLE SUPPLIERS INTO THE VIDEO DISTRIBUTION BUSINESS COULD SIGNIFICANTLY REDUCE OUR MARKET SHARE AND COULD HAVE A MATERIALLY NEGATIVE EFFECT ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

         The movement of some of the major motion picture studios, some of whom are our principal suppliers in that industry, into the video distribution business has intensified the competition in the video distribution market. The movement of some of the major motion picture studios into the video distribution business has threatened some of our larger accounts because those motion picture studios circumvent our distribution services and contact large retailers directly. If our smaller accounts grow into larger accounts, there is an increasing probability that major motion picture studios may try to sell to these larger accounts directly and circumvent our distribution services. If we are unable to protect our customer base as it grows, we may be forced to change our marketing efforts in the video distribution market to target smaller accounts. This potential change in marketing strategy coupled with the potential loss of larger accounts may result in a decrease in our revenues and may have a materially negative effect on our business, prospects, financial condition, results of operations and cash flows.

     CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS ALLOW CONCENTRATION OF VOTING POWER IN ONE INDIVIDUAL, WHICH MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving Kanakaris Wireless that is not approved by our board of directors, even if those events may be beneficial to the interest of our stockholders. For example, Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the holder of all of the 1,000,000 authorized, issued and outstanding shares of our Class A Convertible Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Kanakaris has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving Kanakaris Wireless. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by Kanakaris Wireless. In addition, the concentration of voting power in the hands of Mr. Kanakaris could have the effect of delaying or preventing a change in control of Kanakaris Wireless, even if the change in control would benefit our stockholders, and may adversely affect the market price of our common stock.

     BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

         Our common stock trades under the symbol "KKRW" on the OTC Bulletin Board(R). Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

RISKS RELATED TO THIS OFFERING

     CONVERSION OF OUR OUTSTANDING CONVERTIBLE SECURITIES COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT AND CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE BECAUSE THE CONVERSION PRICE OF THOSE SECURITIES DEPENDS UPON THE MARKET PRICE OF OUR COMMON STOCK, AND THERE IS NO CEILING ON THE NUMBER OF SHARES OF OUR COMMON STOCK THAT ARE ISSUABLE UPON EXERCISE OF THOSE SECURITIES.

         We have issued to several security holders debentures, notes, warrants and shares of preferred stock that are convertible or exercisable at prices that are equal to the lesser of a fixed price and a variable price that is based upon a discount on the market price of our common stock. As of September 23, 2002, we had a total of 24,450,065 shares of common stock outstanding, the closing sale price of a share of our common stock on the OTC Bulletin Board(R) was $0.016, and the debentures, notes, warrants and shares of preferred stock with variable conversion or exercise prices were convertible or exercisable into approximately 688,000,000 shares of common stock. The number of shares that those debentures, notes and warrants ultimately may be converted into or exercised for could prove to be greater than this estimate if the market price of our common stock declines. You could, therefore, experience substantial dilution and a decline in the value of your investment as a result of the conversion of the debentures and exercise of the warrants.

         The applicable conversion price of our debentures issued to certain of our security holders is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. Conversely, because the variable conversion price of these debentures has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these debentures. The following table sets forth the approximate number of shares issuable upon conversion of the principal portion of the debentures issued to certain security holders and outstanding as of September 23, 2002, based upon the indicated hypothetical trading prices:

                                          Number of        Percentage of
          Hypothetical     Conversion       Shares          Company's
         Trading Price     Price (1)     Issuable (2)    Common Stock (3)
         -------------     ----------    ------------    ----------------

            $0.015          $.0075       485,685,000          95.2%

            $0.01125        $.005625     647,580,000          96.4%

            $0.0075         $.00375      971,370,000          97.5%

            $0.00375        $.001875   1,942,735,000          98.8%

      --------------

         (1) The conversion price of our debentures is the lower of (a) 50% of the average of the three lowest intraday trading prices of a share of our common stock on the OTC Bulletin Board(R) during the twenty trading days immediately preceding the conversion date, and (b) as low as $0.01, depending on the particular debenture. As of September 23, 2002, the applicable conversion price was $0.0075.

         (2) Numbers are approximate. Our current authorized capital allows us to issue a maximum of 250,000,000 shares of common stock.

         (3) Amounts are based on 24,450,065 shares of our common stock outstanding as of September 23, 2002 plus the corresponding number of shares issuable. Each of the security holders who hold our convertible debentures may not convert our debentures into more than 4.99% of our then-outstanding common stock; however, those security holders may waive the 4.99% limitation, thus allowing the conversion of their debentures into a number of shares of common stock in excess of 4.99% of our then-outstanding common stock. In addition, each of the security holders who hold our convertible debentures may not convert our debentures into more than 9.99% of our then-outstanding common stock, which limitation is not subject to waiver. As a result of the foregoing limitations, as of September 23, 2002, each of the security holders who hold our convertible debentures may not, at any one time and assuming they do not then hold other shares of our common stock, convert such debentures into in excess of approximately 1,286,574 shares of our common stock without waiving the 4.99% limitation and they also may not, at any one time, convert such debentures into in excess of approximately 2,716,372 shares of our common stock as a result of the 9.99% limitation. Based on the foregoing figures and assuming a fixed hypothetical conversion amount of $10,000 of convertible debentures, the 4.99% limitation is applicable at an approximate market price of $0.0155 per share and the 9.99% limitation is applicable at an approximate market price of $0.0074 per share.

         The security holders who hold our convertible debentures may elect to receive payment for accrued and unpaid interest on certain of our convertible debentures in shares of our common stock based on the conversion price and on the same terms described above with respect to conversions of the principal portion of these debentures. As a result of conversions of the principal or interest portion of our convertible debentures and related sales of our common stock by the security holders who hold our convertible debentures, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these debentures. You could, therefore, experience substantial dilution of your investment as a result of the conversion of the principal or interest portions of our convertible debentures.

     IF OUR SECURITY HOLDERS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON CONVERSION OR EXERCISE OF DERIVATIVE SECURITIES, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

         Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large number of other sales within a relatively short period of time can create a downward pressure on the price of the security. The existence of our outstanding convertible debentures and their variable below-market conversion prices increases the risk of short sales of our common stock because holders of our convertible debentures may effect short sales and subsequently convert their debentures, effectively removing any risk associated with holding shares of our common stock. In addition, because short sales may have the effect of causing a decline in the market price of shares of our common stock which would in turn cause a decline in the conversion prices of our outstanding convertible debentures resulting in additional shares of common stock issuable to the holders of our convertible debenture, those holders have an incentive to engage in short sales of our common stock. These short sales as well as short sales by persons who are not holders of our convertible debentures may cause a significant decline in the market price of shares of our common stock. The decrease in the market price of shares of our common stock would allow holders of our debentures and warrants that have conversion or exercise prices based upon a discount on the market price of our common stock to convert their debentures and exercise their warrants into an increased number of shares of our common stock which could cause substantial dilution to our existing stockholders. Further sales of common stock issued upon conversion of debentures or exercise of warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock and result in substantial additional dilution to our existing stockholders. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

     OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND LITIGATION AGAINST US.

         The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. Our common stock trades on the OTC Bulletin Board(R) under the symbol "KKRW." For the quarter ended June 30, 2002, taking into account the 1-for-20 reverse common stock split that occurred on December 7, 2001, the high and low closing sale prices for a share of our common stock were $0.115 and $0.02, respectively. The trading prices of our common stock could experience wide fluctuations in the future in response to:

         o        quarter-to-quarter variations in our operating results;
         o        material announcements of technological innovations;
         o establishment of strategic partnerships by us or our competitors or providers of alternative products and services;
         o general conditions in the Internet, e-commerce and video distribution industries; or
         o other events or factors, many of which are beyond our control.

         If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

     BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements, including among others:

         o the projected growth in the video distribution, Internet and e-commerce industries and the markets for our products and services within these industries;

         o our business strategy for expanding our presence in the existing and proposed markets in which our products and services could be used;

         o anticipated trends in our financial condition and results of operations; and

         o our ability to distinguish ourselves from our current and future competitors.

         You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

         These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                           PRICE RANGE OF COMMON STOCK

         Our common stock commenced trading on the OTC Bulletin Board(R) under the symbol "KANA" on November 26, 1997. On August 2, 1999 we changed our symbol to "KKRS." On December 7, 2001, our symbol changed to "KKRW" in connection with a 1-for-20 reverse split of our common stock.

         The following table shows the high and low closing bid prices of our common stock for the periods presented, as obtained from Pink Sheets LLC, a research service that compiles quotation information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations shown below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. The quotations shown below have been adjusted to reflect the 1-for-20 reverse split of our common stock that occurred on December 7, 2001.

                                                              High        Low
                                                              ----        ---

Year Ended September 30, 2000:
     First Quarter (October 1 - December 31) ..............$ 18.75     $10.40
     Second Quarter (January 1 - March 31)................. 119.375     13.75
     Third Quarter (April 1 - June 30).....................  48.125     14.10
     Fourth Quarter (July 1 - September 30)................  22.20       9.40

Year Ended September 30, 2001:
     First Quarter.........................................$ 14.00     $ 3.90
     Second Quarter........................................   8.60       2.80
     Third Quarter.........................................   5.20       2.00
     Fourth Quarter........................................   2.16        .46

Year Ended September 30, 2002:
     First Quarter.........................................$   .80     $  .11
     Second Quarter........................................    .145       .075
     Third Quarter.........................................    .10        .02

         The high and low sale price for a share of our common stock on September 23, 2002 was $0.017 and $0.016, respectively. At September 23, 2002 there were approximately 348 holders of record of our common stock. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                                 DIVIDEND POLICY

         We have never paid any dividends on our common stock and do not anticipate declaring or paying cash dividends in the foreseeable future. We intend to retain future earnings to reinvest in our business. We expect that covenants in our future financing agreements may prohibit or limit our ability to declare or pay cash dividends.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2002. The information set forth below should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this document.

                                                                      June 30,
                                                                       2002
                                                                  --------------
Short-term convertible debentures and promissory notes............ $   3,785,650
                                                                   =============

Long-term debt.................................................... $          -
                                                                   -------------

Stockholders' equity:
     Preferred stock, $.01 par value; authorized 5,000,000 shares;
       Class A Convertible Preferred Stock; issued and outstanding
       1,000,000 shares...........................................       10,000
     Common stock, $.001 par value; authorized 250,000,000
       shares; issued and outstanding 16,412,720 shares(1)........       16,412
     Additional paid-in capital...................................   31,402,025
     Accumulated deficit..........................................  (34,996,285)
     Deferred expense ............................................     (625,180)
     Comprehensive loss...........................................     (107,291)
                                                                   -------------
       Total stockholders' deficiency.............................   (4,300,319)
                                                                   -------------
Total capitalization.............................................. $ (4,300,319)
                                                                   =============
-------------------

(1) Excludes 351,875 shares of common stock issuable pursuant to the exercise of stock options outstanding as of June 30, 2002, at an approximate weighted average exercise price of $10.85 per share, all of which options were exercisable on June 30, 2002. Also excludes approximately 688,000,000 shares of common stock that were issuable as of September 23, 2002 pursuant to the conversion of convertible debentures and related warrants, convertible promissory notes and convertible preferred stock outstanding as of June 30, 2002, all of which were convertible or exercisable on June 30, 2002 but were subject to certain conversion and exercise limitations under our debenture offering documents.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes to financial statements included elsewhere in this document.

OVERVIEW

         We provide online delivery of films on a subscription- and pay-per-view-basis and offer for sale on our websites films and features in VHS and DVD formats, print-on-demand books and products of the pop culture genre. We also operate a video distribution business through which we distribute films and features in VHS and DVD formats to retailers through our FFM subsidiary. In addition, we offer business services, including encoding of video for online delivery. We also develop and offer software and products for encoding and delivery of media-rich data, including video, audio and text over the Internet.

         Our revenues are principally derived from our video distribution business. We expect to continue to place significant emphasis upon the further development and expansion of our content delivery and e-commerce activities. As funds become available, we intend to increase our marketing efforts substantially in order to develop awareness, brand loyalty and sales for our consolidated www.kanakaris.com online movie and book website. This website includes CinemaPop, which offers online and on-demand films as well as VHS and DVD titles, WordPop, which offers previews and print-on-demand books, and AK.TV, an Internet television-style channel with regularly scheduled film programming. We also intend to increase our marketing efforts in order to develop awareness of and sales for our video distribution business. We intend to generate revenue from subscriptions, pay-per-view sales, advertisers and sales of products on our websites. We also intend to derive revenue from both product sales and service fees pertaining to our CinemaWEAR(TM) encoding. As funds become available, we intend to continue to invest in the development of new products and services that enhance our websites and CinemaWEAR(TM) encoding, and to further develop our existing products and services.

         In March 2002, we sold our Desience division to obtain additional funding for, and to strengthen our focus on, our Internet and e-commerce business activities. Prior to March 2002, our Desience division's business involved the design, manufacture and installation of ergonomic data control console systems for high-end computer command centers.

         Prior to the sale of our Desience division, that Division contributed 30% ($513,136) of our revenues for the year ended September 30, 2001 and contributed 96% ($591,244) of our revenues for the year ended September 30, 2000. Our Desience division also generated $193,408 and $274,117 in gross profit for the years ended September 30, 2001 and 2000, respectively. The Desience division would have contributed $216,139 to our revenues for the nine months ended June 30, 2002 had it not been sold and reported in our financial statements for the quarterly period ended June 30, 2002 as a discontinued operation. The Desience division also would have generated $76,835 in gross profit for the nine months ended June 30, 2002 had it not been sold and reported in our financial statements for the quarterly period ended June 30, 2002 as a discontinued operation.

         The sale of our Desience division provided us with additional capital to continue the operations of our content delivery business. While the revenues from our Desience division amounted to a substantial percentage of our overall revenues, our Desience division has not been the principal focus of our growth efforts. Our principal focus has been on the development and growth of our content delivery and e-commerce activities. With the sale of our Desience division, we are placing additional emphasis on the growth and development of our content delivery and e-commerce activities, which activities we believe form a strategic fit with the acquisition of the business of Fast Forward Marketing, Inc. Because of the sale of our Desience division, we believe that we will be able to use our limited resources to more effectively develop and grow our content delivery and e-commerce activities. In addition, we believe that our efforts to operate and expand our video distribution business, as discussed below, will be enhanced as a result of not expending resources on the operation of our Desience division.

         In April 2002, we purchased substantially all of the assets of Fast Forward Marketing, Inc. from its sole shareholder, Intervisual Books, Inc. We intend to further expand into the video distribution market and integrate this new aspect of our business with our existing products and services.

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         We believe that the acquisition of FFM will enable us to significantly increase our revenues and provide funds to develop and grow our content delivery and e-commerce activities. In addition, we believe that FFM is a viable strategic fit for our existing business activities and we plan to integrate FFM with our existing business activities to the extent practicable. We currently offer for purchase directly over the internet to visitors to our various websites videos that FFM distributes. In addition, we believe that FFM's connections and reputation within the movie industry may ultimately allow us important access to major motion picture and independent producers who may be ideal suppliers of additional content for our online content delivery activities.

         Fast Forward Marketing, Inc., the company from which we purchased our video distribution business, achieved net sales of $5,106,013 for the year ended September 30, 2001 and $9,212,732 for the year ended September 30, 2000. That company also generated $374,435 and $1,876,759 in gross profit for the years ended September 30, 2001 and 2000, respectively. However, as more particularly disclosed in the financial statements and notes to financial statements for the quarterly period and nine months ended June 30, 2002 included elsewhere in this document, the annualized net sales and gross profit of our FFM video distribution subsidiary are significantly lower than the net sales and gross profit recorded for the years ended September 30, 2001 and 2000 of the predecessor FFM business, and we do not expect to achieve in the foreseeable future results similar in magnitude to historic results. We are presently experiencing severe difficulties in operating our FFM video distribution business largely resulting from our lack of available financial resources and debt assumed in connection with the acquisition of that video distribution business.

         Although we believe that FFM provides a viable strategic fit with our other business activities and represents an important business opportunity, our successful operation of our video distribution business, especially over the next nine months, will likely require substantial financial resources. We acquired the business of FFM along with a significant amount of liabilities, including approximately $850,000 in accounts payable, a substantial portion of which is owed to suppliers of the videos that FFM distributes. As of June 30, 2002, FFM had approximately $823,000 in accounts payable. We have been unable to timely pay FFM's suppliers and we believe that, as a result, the business of FFM has been significantly harmed. We believe that we are not achieving the level of revenues we would be able to achieve if we were able to timely pay our suppliers. If we continue to fail to timely pay FFM's suppliers, the business of FFM may be further disrupted and important supplier relationships may be jeopardized and irreparably harmed. The failure to timely pay FFM's suppliers could therefore have a material adverse impact on our video distribution business.

         Following the sale of our Desience division, we closed our office in Costa Mesa, California and opened a new office in Santa Monica, California, out of which we operate our FFM business and conduct our other business activities.

RESULTS OF OPERATIONS

     COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND 2001

         NET SALES. Net sales decreased $52,275 (14%) from $369,383 for the quarter ended June 30, 2001 to $317,108 for the quarter ended June 30, 2002. This decrease was primarily due to a decrease in advertising revenue generated from our web sites and from the discontinuance of the operations of our Desience division. Our advertising revenue decreased by $250,000 (100%) and the discontinuance of the operations of our Desience division due to its sale resulted in a net sales decrease of $46,135 from the prior period. The decline in our advertising revenue was the result of our single source of advertising revenues not placing any additional advertisements on our websites. We expect that the decline in advertising revenues will continue for at least the next twelve months given our present focus on generating revenues through our Internet commerce activities, our video distribution business and subscription and pay-per-view fees in connection with our content delivery websites. The decline in our advertising revenues did not result in any significant reduction in available resources because the advertising revenues we generated were paid for through the issuance of restricted capital stock of our advertising client, which stock we were unable to liquidate. Any revenue we may have received from this advertising client likely also would have been paid for through the issuance of the client's restricted capital stock.

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         GROSS PROFIT. Gross profit decreased $176,703 (68%) from a gross profit of $260,174 for the quarter ended June 30, 2001 to a gross profit of $83,471 for the quarter ended June 30, 2002. This decrease in gross profit was due primarily to the decrease in net sales noted above and excludes any gross profit otherwise reportable as a result of our data control console business, which business is treated as a discontinued operation for the quarter ended June 30, 2002.

         OPERATING EXPENSES. Total operating expenses decreased $194,612 (14%) from $1,384,051 for the quarter ended June 30, 2001 to $1,189,439 for the quarter ended June 30, 2002. This decrease in total operating expenses was due primarily to a decrease in executive compensation, consulting services and marketing, advertising and investor relations costs and expenses, with executive compensation expenses decreasing by $124,653 (27%), consulting services expenses decreasing by $39,610 (11%), and marketing, advertising and investor relations costs decreasing by $53,764 (78%) over the prior period.

         Marketing, advertising and investor relations costs decreased $53,764 (78%) from $68,646 for the quarter ended June 30, 2001 to $14,882 for the quarter ended June 30, 2002, primarily due to our decreased investor relations costs. This decrease had no noticeable effects on our business. Some of the marketing, advertising and investor relations costs were reduced as a result of the increase in the duties and responsibilities of management and other employees.

         Executive compensation decreased $124,653 (27%) from $460,535 for the quarter ended June 30, 2001 to $335,882 for the quarter ended June 30, 2002, primarily due to the decrease in the issuance of common stock to executives as cash compensation. Salaries increased $17,694 (19%) from $95,116 for the quarter ended June 30, 2001 to $112,810 for the quarter ended June 30, 2002 due to increases in staff, with staff increasing by five persons. The operation of our newly acquired FFM video distribution business necessitated the increase in staff.

         Consulting services expenses decreased $39,610 (11%) from $348,745 for the quarter ended June 30, 2001 to $309,135 for the quarter ended June 30, 2002. The decrease in consulting services expenses resulted from the decline in our engagement of the services of outside consultants relating to acquisitions and business strategies not already rendered by company employees. Other than a decrease in expenses, there were no noticeable effects resulting from the fewer consulting services. For the quarter ended June 30, 2002, some of the services previously handled by outside consultants were rendered by management and other employees as a result of the increase in their regular duties and responsibilities.

         An aggregate of $556,356 of the total operating expenses for the quarter ended June 30, 2002, as compared to $520,746 of the total operating expenses for the quarter ended June 30, 2001, were paid through the issuance of shares of our common stock to the service provider. For each of the issuances of our common stock for services rendered, the per share value of the common stock issued was the fair market value of the common stock on the grant date, which equaled the closing price of a share of common stock on the OTC Bulletin Board(R) on that date.

         INTEREST AND OTHER EXPENSE. Interest and other expense decreased $1,628,677 (91%) from $1,780,339 for the quarter ended June 30, 2001 to $151,662 for the quarter ended June 30, 2002. This decrease in interest and other expense was due to the decrease in the issuance of stock as payment of interest accrued and payable on, and upon conversion of portions of the principal balances of our convertible debentures.

         NET LOSS. Net loss decreased $1,698,884 (57%) from $2,962,339 for the quarter ended June 30, 2001 to $1,263,455 for the quarter ended June 30, 2002. This decrease in net loss was primarily due to the decrease in interest and other expense, as discussed above.

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     COMPARISON OF RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED
     JUNE 30, 2002 AND 2001

         NET SALES. Net sales decreased $799,151 (70%) from $1,147,847 for the nine months ended June 30, 2001 to $348,696 for the nine months ended June 30, 2002. This decrease was primarily due to a decrease in advertising revenue generated from our web sites and from the discontinuance of the operations of our Desience division. Our advertising revenue decreased by $1,000,000 (100%) and the discontinuance of the operations of our Desience division due to its sale resulted in a net sales decrease of $216,139 from the prior period. The decline in our advertising revenue was the result of our single source of advertising revenues not placing any additional advertisements on our websites. We expect that the decline in advertising revenues will continue for at least the next twelve months given our present focus on generating revenues through our Internet commerce activities, our video distribution business and subscription and pay-per-view fees in connection with our content delivery websites. The decline in our advertising revenues did not result in any significant reduction in available resources because the advertising revenues we generated were paid for through the issuance of restricted capital stock of our advertising client, which stock we were unable to liquidate. Any revenue we may have received from this advertising client likely also would have been paid for through the issuance of the client's restricted capital stock.

         GROSS PROFIT. Gross profit decreased $811,134 (90%) from a gross profit of $900,706 for the nine months ended June 30, 2001 to a gross profit of $89,572 for the nine months ended June 30, 2002. This decrease in gross profit was due primarily to the decrease in net sales noted above and excludes any gross profit otherwise reportable as a result of our data control console business, which business is treated as a discontinued operation for the nine months ended June 30, 2002.

         OPERATING EXPENSES. Total operating expenses decreased $1,902,292 (38%) from $5,023,848 for the nine months ended June 30, 2001 to $3,121,556 for the nine months ended June 30, 2002. This decrease in total operating expenses was due primarily to a decrease in executive compensation, consulting services, and marketing, advertising and investor relations costs, with executive compensation expenses decreasing by $374,756 (31%), consulting services expenses decreasing by $596,909 (37%), and marketing, advertising and investor relations costs decreasing by $549,382 (89%) over the prior period.

         Marketing, advertising and investor relations costs decreased $549,382 (89%) from $616,903 for the nine months ended June 30, 2001 to $67,521 for the nine months ended June 30, 2002, primarily due to our decreased investor relations costs. This decrease had no noticeable effect on our business. Some of the marketing, advertising and investor relations costs were reduced as a result of the increase in the duties and responsibilities of management and other employees.

         Executive compensation decreased $374,756 (31%) from $1,223,585 for the nine months ended June 30, 2001 to $848,829 for the nine months ended June 30, 2002, primarily due to the decrease in the issuance of common stock to executives as cash compensation. Salaries decreased $146,745 (52%) from $281,764 for the nine months ended June 30, 2001 to $135,019 for the nine months ended June 30, 2002. Staff decreased as a result of the sale of our Desience division but increased as a result of the acquisition of our FFM video distribution business.

         Consulting services expenses decreased $596,909 (37%) from $1,602,934 for the nine months ended June 30, 2001 to $1,006,025 for the nine months ended June 30, 2002. The decrease in consulting services expenses resulted from a decline in the engagement of the services of outside consultants relating to acquisitions and business strategies not already rendered by company employees. Other than a decrease in expenses, there were no noticeable effects resulting from the decline in consulting services. For the nine months ended June 30, 2002, some of the services previously handled by outside consultants were rendered by management and other employees as a result of the increase in their regular duties and responsibilities.

         An aggregate of $1,551,902 of the total operating expenses for the nine months ended June 30, 2002, as compared to $2,329,740 of the total operating expenses for the nine months ended June 30, 2001, were paid through the issuance of shares of our common stock to the service provider. For each of the issuances of our common stock for services rendered, the per share value of the common stock issued was the fair market value of the common stock on the grant date, which equaled the closing price of a share of common stock on the OTC Bulletin Board(R) on that date.

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         INTEREST AND OTHER EXPENSE. Interest and other expense decreased
$1,684,105 (56%) from $3,000,812 for the nine months ended June 30, 2001 to
$1,316,707 for the nine months ended June 30, 2002. This decrease in interest and other expense was due to the decrease in the issuance of stock as payment of interest accrued and payable on, and upon conversion of portions of the principal balances of our convertible debentures.

         NET LOSS. Net loss decreased $2,704,223 (38%) from $7,135,603 for the nine months ended June 30, 2001 to $4,431,380 for the nine months ended June 30, 2002. This decrease in net loss was primarily due to decreased operating expenses and interest and other expense, as discussed above.

     COMPARISON OF RESULTS OF OPERATIONS FOR FISCAL YEARS ENDED
     SEPTEMBER 30, 2001 AND 2000

         NET SALES. Net sales increased by $1,086,000 (176.9%) to $1,700,000 for the year ended September 30, 2001 from $614,000 for the year ended September 30, 2000. Net sales derived from our e-commerce business increased by $1,164,000 (5,061%) to $1,187,000 for the year ended September 30, 2001 from $23,000 for the year ended September 30, 2000. This increase was primarily due to an increase in advertising revenue generated from our websites. Our advertising revenue increased by $1,000,000 (100%). The increase in our advertising revenue was the result of advertising services rendered to a single significant advertising client and we do not expect that the increase is sustainable, as evidenced by more recent operating results. The increase in our advertising revenues did not result in any significant increase in available resources because the advertising revenues we generated were paid for through the issuance of restricted capital stock of our advertising client, which stock we were unable to liquidate during the year ended September 30, 2001.

         Net sales derived from our data control console business decreased $78,000 (13.2%) to $513,000 for the year ended September 30, 2001 from $591,000 for the year ended September 30, 2000. This decrease was primarily due to a decrease in sales of our OPCON Modular System, which we believe to be a result of customer deferrals of anticipated sales into the quarter ended December 31, 2001.

         GROSS PROFIT (LOSS). Gross profit as a percentage of net sales increased to 59.9% for the year ended September 30, 2001 as compared to 39.2% for the year ended September 30, 2000. In dollar terms, gross profit increased $778,000 (323.7%) to a gross profit of $1,018,000 for the year ended September 30, 2001 from a gross profit of $240,000 for the year ended September 30, 2000. This increase was primarily due to the $1,000,000 (100%) increase in advertising revenue described above and, as described above, because we do not believe that the increase in advertising revenue is unsustainable, this increase is gross profit is also unsustainable.

         Net loss for our e-commerce business decreased in dollar terms by approximately $3,761,000 (29%) to a net loss of approximately $9,251,000 for the year ended September 30, 2001 from a net loss of approximately $13,012,000 for the year ended September 30, 2000. This decrease in net loss for our e-commerce business primarily was due to an increase in revenues, as discussed above, and a decrease in various operating expenses, as discussed below, with revenues increasing by approximately $1,163,000 (5,156%) and operating expenses decreasing by approximately $3,092,000 (33%).

         Net profit for our data control console business decreased in dollar terms by $8,940 (24.8%) to a net profit of $27,090 for the year ended September 30, 2001 from a net profit of $36,030 for the year ended September 30, 2000. This decrease in net profit for our data control console business primarily was due to the decrease in sales of our data control consoles as noted above, with sales of our data control consoles decreasing by approximately $78,000 (13%).

         OPERATING EXPENSES. Total operating expenses decreased by $3,092,000 (33.4%) to $6,159,000 for the year ended September 30, 2001 from $9,250,000 for the year ended September 30, 2000. This decrease in total operating expenses primarily was due to decreases in consulting fees, marketing, advertising and investor relations costs, and other professional fees.

         Consulting fees decreased $1,898,000 (51.4%) to $1,793,000 for the year ended September 30, 2001 from $3,691,000 for the year ended September 30, 2000. The decrease in consulting fees was the result of cost constraints dictated by management, and other than the decrease in expenses, the decrease in consulting fees had no noticeable effects.

         Marketing, advertising and investor relations costs decreased by $1,666,000 (73.2%) to $611,000 for the year ended September 30, 2001 from
$2,277,000 for the year ended September 30, 2000. The decrease in marketing, advertising and investor relations costs was the result of decreased resources available for these expenditures as well as cost constraints dictated by management. The decrease in marketing, advertising and investor relations costs may have had a substantial negative effect on our operating performance and the performance of our common stock. The increase in our advertising revenues described above is likely unsustainable and our common stock suffered substantial declines during the year ended September 30, 2001.

         Professional fees decreased by $725,000 (47.0%) to $818,400 for the year ended September 30, 2001 from $1,543,000 for the year ended September 30, 2000. The decrease in professional fees was the result of cost constraints dictated by management and efforts to utilize company executives and employees for non-critical matters formerly handled by outside legal counsel and accounting professionals. The decrease in professional fees had a positive impact on our available resources, however, it is likely that our decreased reliance on professional legal and accounting services may have increased risks associated with services rendered by company employees and executives inexperienced in matters such as drafting contracts and handling financial transactions.

         The decreases in operating expenses described above were offset by an increase in executive compensation of $1,020,000 (240.3%) to $1,444,000 for the year ended September 30, 2001 from $424,000 for the year ended September 30, 2000, which increase was paid primarily through the issuance of stock, and an increase in salaries of $190,000 (74.8%) to $444,000 for the year ended September 30, 2001 from $254,000 for the year ended September 30, 2000. Also offsetting the decreases in operating expenses was an increase in rent of $70,800 (309%) to $94,000 for the year ended September 30, 2001 from $23,000 for the year ended September 30, 2000, which increase resulted primarily from our use of a separate facility for our e-commerce business between March and September 2001. The increases in executive compensation in connection with the issuance of stock resulted primarily from bonus compensation paid by the company to its executives in connection with extraordinary services rendered as more particularly described in the "Certain Relationships and Related Transactions" section of this document. The increase in salaries resulted primarily from annual base salary adjustments. Neither the increases in compensation due to the issuance of stock, the increases in salaries, nor the increase in rent as a result of using a separate facility for our e-commerce business had a noticeable positive impact on our business operations or the price of our common stock. The increase in our advertising revenues described above is likely unsustainable and our common stock suffered substantial declines during the year ended September 30, 2001.

         An aggregate of $5,271,474 of the total operating and financing expenses for the year ended September 30, 2001, as compared to $8,293,761 of the total operating expenses for the year ended September 30, 2000, were paid through the issuance of shares of our common stock to the service provider. For each of the issuances of our common stock for services rendered, the per share value of the common stock issued was the fair market value of the common stock on the grant date, which equaled the closing price of a share of common stock on the OTC Bulletin Board(R) on that date.

         INTEREST AND OTHER EXPENSE. Interest and other expense increased $117,000 (2.9%) to $4,083,000 for the year ended September 30, 2001 from
$3,967,000 for the year ended September 30, 2000. This increase in other expense primarily was due to a $980,000 loss on impairment of investment in marketable securities that were received for services rendered, partially offset by a $998,000 (23.5%) decrease in the financing cost of issuing stock through convertible debentures to $3,241,000 for the year ended September 30, 2001 from $4,239,000 for the year ended September 30, 2000.

         NET LOSS. Net loss decreased $3,753,000 (28.9%) to $9,224,000 for the year ended September 30, 2001 from $12,977,000 for the year ended September 30, 2000. This decrease in net loss primarily was due to increases in revenues and decreases in various operating expenses, as described above.

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LIQUIDITY AND CAPITAL RESOURCES

         We currently finance our operations primarily through private placements of securities and revenue generated from our operations.

         On December 10, 1999, we entered into a Revolving Line of Credit Agreement with Alliance Equities, Inc., or Alliance Equities. Under the terms of the agreement, Alliance Equities made available a $7 million revolving line of credit with interest on the unpaid principal at 10% per annum. Under the terms of the agreement, we may draw up to $500,000 per month on the total line of credit upon our written request. Additionally, we have agreed that any portion of the indebtedness may be paid back either with cash or by the issuance of our common stock. On September 3, 2002, we jointly agreed with Alliance Equities to exercise a 30-day cancellation clause under the Revolving Line of Credit Agreement and as of September 3, 2002, we owed Alliance Equities approximately $15,000 plus applicable interest under this line of credit arrangement. The registration statement of which this prospectus is a part does not register for resale any of the shares that may be issued to Alliance Equities as repayment of indebtedness resulting from amounts borrowed under the line of credit.

         In April 2000, we issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 45,000 shares of common stock in a private offering to four accredited investors. Bank Insinger de Beaufort purchased $1,500,000 of these debentures and received a proportionate number of the accompanying warrants. As of June 30, 2002, an aggregate of $261,000 of principal plus related interest was outstanding under these debentures, including $70,000 of debentures held by Bank Insinger de Beaufort.

         In August 2000, we issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 22,500 shares of common stock in a private offering to three accredited investors. As of June 30, 2002, an aggregate of $1,257,500 of principal plus related interest was outstanding under these debentures.

         In January 2001, we issued $650,000 of 12% convertible debentures due January 5, 2002 to four accredited investors, including $400,000 of debentures to Bristol Investment Fund, Ltd., in the first stage of a two-stage offering. The debentures were accompanied by warrants to purchase up to an aggregate of 195,001 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $631,500. In March 2001, we issued $650,000 of 12% convertible debentures due March 9, 2002 in the second stage of the offering, including $400,000 of debentures to Bristol Investment Fund, Ltd. The net proceeds of that offering, after payment of some related expenses, were approximately $647,500. As of June 30, 2002, an aggregate of $624,000 of principal plus related interest was outstanding under the January and March 2001 debentures, including $434,000 of debentures held by Bristol Investment Fund, Ltd.

         As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, we entered into an agreement with the holders of these debentures, including Bank Insinger de Beaufort, to extend the due date of these debentures to May 1, 2002. In consideration for the extension, we granted to the holders of these debentures warrants to purchase up to an aggregate of 67,500 shares of common stock, including warrants to Bank Insinger de Beaufort to purchase up to 22,500 shares of common stock, at an exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

         On June 29, 2001, we issued an aggregate of $500,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were accompanied by warrants to purchase up to an aggregate of 75,000 shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The net proceeds of that offering, after payment of related expenses, were approximately $420,000. In May 2002, we restated our June 2001 debenture issued to one accredited investor to reflect an additional $125,000 investment, resulting in a June 2001 debenture held by that investor in the principal amount of $225,000 and an aggregate of $625,000 in June 2001 debentures outstanding plus related interest as of June 30, 2002.

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         As of June 29, 2001, we entered into a letter agreement with some of our debenture holders, including Bank Insinger de Beaufort and Bristol Investment Fund, Ltd. The agreement provided various anti-dilution adjustments to the debentures and warrants issued in April and August 2000 and in January and March 2001. These adjustments were made partly in lieu of other adjustments that would have been imposed under the terms of the debenture offering documents. As a result of these adjustments, the conversion prices for the debentures issued to these holders in April and August 2000 and in January and March 2001 were reduced to the lesser of $2.00 per share and 50% of the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the conversion of the debentures. In addition, the exercise prices of the warrants issued to the holders in connection with the offering of the debentures in April and August 2000 and in January and March 2001 were reduced to the lesser of $1.168 per share and the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the exercise of the warrants. Various additional anti-dilution adjustments may be applicable to our outstanding debentures and warrants based on our capital raising and stock issuance activities, but except as described above, no other agreements relating anti-dilution adjustments have been made.

         In January 2002, we issued a 12% convertible debenture due January 9, 2003 in a private offering to Bank Insinger de Beaufort, which was accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock. The net proceeds of that offering, after payment of some related expenses, were $165,500. In connection with this debenture offering, we executed a security agreement covering all of our assets and securing our obligations to Bank Insinger. Bank Insinger may, at its option, purchase an additional $200,000 of our 12% convertible debentures and warrants to purchase up to 600,000 shares of common stock within 30 days after the effective date of the registration statement of which this prospectus is a part. However, the investor is not committed to purchase the additional debentures. None of the shares underlying any of the convertible debentures or warrants that Bank Insinger has the option to purchase are registered for resale under the registration statement of which this prospectus is a part. As of June 30, 2002, an aggregate of $200,000 of principal plus related interest was outstanding under these debentures.

         In January 2002, and in connection with the issuance of our 12% convertible debenture due January 9, 2003, we entered into an agreement with Bank Insinger de Beaufort, Bristol Investment Fund, Ltd., Bristol Capital, LLC, and Paul Kessler, who is a principal of Bristol Capital, LLC. Under the agreement, the conversion price of the 10% Convertible Debenture due May 1, 2002 that Bank Insinger purchased in the April 2000 offering was amended to be the lesser of $.055 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion. In addition, the exercise prices of the warrants issued to Bank Insinger in the February 2000, April 2000 and May 2001 offerings, the warrants issued to Bristol Investment Fund in the January 2001 offering, the warrants issued to Bank Insinger in the April 2000 offering that were transferred to Bristol Capital, and the option issued to Paul Kessler pursuant to a consulting agreement dated as of September 26, 2000 were amended so that the exercise prices are equal to 50% of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise. The expiration dates of each of the warrants and options described in the preceding sentence were extended so that each is exercisable until the seventh anniversary of its issuance.

         In February 2002, we issued a 6% Convertible Promissory Note due November 30, 2002, or a February 2002 note, in the original principal amount of $263,800 to Rutan & Tucker, LLP for services rendered which has a per share conversion price equal to the lesser of $.085 and the average of the three lowest intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. As of June 30, 2002, an aggregate of $263,800 of principal plus related interest was outstanding under this note.

         In February 2002, we issued a 6% Convertible Promissory Note due November 30, 2002, or a February 2002 note, in the original principal amount of $108,750 to Haynie & Company for services rendered which has a per share conversion price equal to the lesser of $.085 and the average of the three lowest intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. As of June 30, 2002, an aggregate of $108,750 of principal plus related interest was outstanding under this note.

         In March 2002, we issued an aggregate of $500,000 of our 12% convertible debentures due March 29, 2003 in a private offering to three accredited investors, which were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were $380,000. As of June 30, 2002, an aggregate of $500,000 of principal plus related interest was outstanding under these debentures.

         In connection with our March 2002 debenture offering, we executed two security agreements covering all of our assets and securing our obligations to a total of five of the debenture investors who participated in one or more of the April 2000, August 2000, January 2001, March 2001, June 2001 and March 2002 debenture offerings.

         Effective April 10, 2002, we entered into an Exchange Agreement with Bristol Capital, LLC pursuant to which we issued 900 shares of our Series B Convertible Preferred Stock and acquired from Bristol Capital its 50% interest in our now wholly-owned FFM subsidiary which was issued to Bristol Capital in consideration for providing the opportunity to acquire the FFM business. Each share of our Series B Convertible Preferred Stock has a stated value of $1,000 and is initially convertible into shares of our common stock at the lesser of
(i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a share of our common stock during the twenty trading preceding the conversion date. The Series B Convertible Preferred Stock accrues dividends at a rate of 8% per annum, which is payable on a quarterly basis in arrears, at the option of the holder, in cash or shares of our common stock based on the then applicable conversion price.

         On May 4, 2002, we entered into a private placement transaction with one accredited investor in which we committed to issue 750,000 shares of common stock in exchange for $30,000 in cash.

         On July 11, 2002, we entered into a private placement transaction with one accredited investor in which we committed to issue 2,500,000 shares of common stock in exchange for $27,500 in cash.

         On September 4, 2002, we entered into a private placement transaction with one accredited investor in which we issued 1,250,000 shares of common stock in exchange for $13,750 in cash.

         On September 11, 2002, we issued an aggregate of $250,000 of 12% convertible debentures in the first stage of a three-stage private offering to three accredited investors. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $165,000. The investors are obligated to purchase an additional $175,000 of our secured convertible debentures and warrants to purchase up to 525,000 shares of common stock within 10 days of the filing date of a registration statement covering the shares of common stock underlying those debentures and warrants. Additionally, the investors are obligated to purchase an additional $175,000 of our secured convertible debentures and warrants to purchase up to 525,000 shares of common stock within 10 days of the effective date of that registration statement.

         In connection with our September 2002 debenture offering, we executed a security agreement covering all of our assets and securing our obligations to the debenture investors who participated in that offering.

         As of September 23, 2002, in addition to the debentures issued in September 2002 described above:

              o     $1,443,625 of the original $4,500,000 principal balance of
                     10% Convertible Debentures due May 1, 2002 remained outstanding;
              o     $185,181 of the original $650,000 principal balance of 12%
                     Convertible Debentures due January 5, 2002 remained outstanding;
              o     $438,819 of the original $650,000 principal balance of 12%
                     Convertible Debentures due March 9, 2002 remained outstanding;
              o     $625,000 of the original $625,000 principal balance of 12%
                     Convertible Debentures due June 29, 2002 remained outstanding;
              o     $200,000 of the original $200,000 principal balance of 12%
                     Convertible Debentures due January 9, 2003 remained outstanding; and
              o     $500,000 of the original $500,000 principal balance of 12%
                     Convertible Debentures due March 29, 2003 remained outstanding;

         As of September 23, 2002, we entered into an agreement with the holders of the debentures listed above, including Bank Insinger de Beaufort, to extend the due date of these debentures to September 23, 2003. In consideration for the extension, we granted to the holders of these debentures warrants to purchase up to an aggregate of 5,189,126 shares of common stock, including warrants to Bank Insinger de Beaufort to purchase up to 1,285,028 shares of common stock, at an exercise price equal to the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the exercise of the warrants.

         As a result of our registration obligations under our various convertible debentures, related warrants, convertible promissory notes and shares of convertible preferred stock, we are required to increase our authorized capital so that a sufficient number of shares of common stock underlying these securities may be registered for resale. We believe that we will need to increase our authorized capital to at least 1,000,000,000 shares of common stock or, alternatively, effectuate an increase in our authorized capital by conducting a reverse stock split of at least 1-for-4 while holding constant our existing 250,000,000 shares of authorized common stock. We intend to effectuate an increase in our authorized capital or a reverse stock split as soon as practicable and in the amount determined appropriate by our board of directors.

         As of June 30, 2002, we had a working capital deficiency of $5,369,527 and an accumulated deficit of $34,996,285 As of that date, we had approximately $23,000 in cash, $243,000 in accounts receivable, $49,000 of interest receivable, and $161,000 in notes receivable. We had accounts payable and accrued expenses of approximately $2,029,000 and outstanding convertible debentures and convertible promissory notes of approximately $3,786,000 including convertible debentures and notes issued prior to the beginning of fiscal year 2002. To the extent convertible debentures we have issued are converted into shares of common stock, we will not be obligated to repay the converted amounts.

         Cash used in our operating activities totaled $363,275 for the nine months ended June 30, 2002 as compared to $2,050,645 for the nine months ended June 30, 2001. Cash provided by our investing activities totaled $535,828 for the nine months ended June 30, 2002 as compared to cash provided by our investing activities of $232,308 for the nine months ended June 30, 2001.

         Cash provided by our financing activities totaled $870,720 for the nine months ended June 30, 2002 as compared to $1,204,900 for the nine months ended June 30, 2001. We raised $625,500 of the cash provided by our financing activities during the nine months ended June 30, 2002 and $1,109,900 of the cash provided by our financing activities during the nine months ended June 30, 2001 from the issuance of convertible debentures.

         For the quarter ended June 30, 2002, we had net sales of approximately $317,000 and a net loss of approximately $1,263,000 of which loss $556,356 (44%) consisted of non-cash expenses. These non-cash expenses included $503,681 of compensation, marketing and professional services expenses incurred in exchange for common stock.

         As of September 23, 2002, we had a total of 24,450,065 shares of common stock outstanding, the closing sale price of a share of our common stock on the OTC Bulletin Board(R) was $0.016, and the debentures, notes, warrants and shares of preferred stock with variable conversion or exercise prices were convertible or exercisable into approximately 688,000,000 shares of common stock. The applicable conversion price of our debentures issued to certain of the selling security holders identified in this prospectus is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. Conversely, because the variable conversion price of these debentures has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these debentures.

         Based on the conversion price in effect on September 23, 2002, the principal portions of our convertible debentures were convertible into an aggregate of approximately 485,685,000 shares of common stock. If the market price of a share of our common stock on the OTC Bulletin Board(R) was to fall by 25%, the principal portions of our convertible debentures would be convertible into an aggregate of approximately 647,580,000 shares of common stock. If the market price of a share of our common stock on the OTC Bulletin Board(R) was to fall by 50%, the principal portion of our convertible debentures would be convertible into an aggregate of approximately 971,370,000 shares of common stock. If the market price of a share of our common stock on the OTC Bulletin Board(R) was to fall by 75%, the principal portion of our convertible debentures would be convertible into an aggregate of approximately 1,942,735,000 shares of common stock. Our current authorized capital authorizes us to issue a maximum of 250,000,000 shares of common stock.

         As a result of conversions of the principal or interest portion of our convertible debentures and related sales of our common stock, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these debentures. Existing stockholders could, therefore, experience substantial dilution of their investment as a result of the conversion of the principal or interest portions of our convertible debentures.

         As of June 30, 2002, our current assets amounted to approximately $559,000 and our current liabilities amounted to approximately $5,928,000. We are experiencing significant financial difficulties as a result of this imbalance between our current assets and current liabilities and have been, and will likely continue to be, unable to repay when due many of our current liabilities. Our financial difficulties may limit our ability to invest sufficient funds in the growth and development of our online content delivery initiative and may result in our inability to fully fund our video distribution business. Since we are unable to invest sufficiently in the growth and development of our content delivery initiative, we may lose subscribers to our websites or lose pay-per-view customers and may also fail to attract prospective subscribers and pay-per-view customers, which may have a substantial negative impact on our business, prospects, financial condition and results of operations.

         Our successful operation of our video distribution business, especially over the next nine months, will likely require substantial financial resources. We acquired the business of FFM along with a significant amount of liabilities, including approximately $850,000 in accounts payable, a substantial portion of which is owed to suppliers of the videos that FFM distributes. As of June 30, 2002, FFM had approximately $823,000 in accounts payable. We have been unable to timely pay FFM's suppliers and we believe that, as a result, the business of FFM has been significantly harmed. We believe that we are not achieving the level of revenues we would be able to achieve if we were able to timely pay our suppliers. If we continue to fail to timely pay FFM's suppliers, the business of FFM may be further disrupted and important supplier relationships may be jeopardized and irreparably harmed. The failure to timely pay FFM's suppliers could therefore have a material negative impact on our video distribution business.

         Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing. As a result of the threat of substantial dilution to our existing stockholders due to the below-market conversion price of our convertible debentures as well as the continued pressure on the market price of our common stock resulting from the conversion of our convertible debentures and the related sale of shares of our common stock in the open market by the holders of our convertible debentures, it may be difficult or impossible for us to secure additional sources of funding. The limited sources of funding that may be available to us likely will be additional convertible debentures with conversion prices at a discount to the market price of shares of our common stock which would likely result in substantial additional dilution to our stockholders. The existence of a substantial amount of convertible debentures outstanding, lack of profitability and lack of available cash flow may cause our attempts at securing additional sources of funding to be unsuccessful.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. We have not been able to generate significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. We require new financing and we believe that we may be able to fund only six months of operations with currently available capital resources. In addition, over the next twelve months, we believe that we will require at least $1,000,000 to pursue and implement our planned business operations.

         We have been, and currently are, working toward identifying and obtaining new sources of funding. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Deteriorating global economic conditions may make it more difficult for us to secure funding because, during times of deteriorating global economic conditions, prospective lenders and investors generally have less funds to lend or invest and are more hesitant to lend to or invest in small, financially unhealthy companies such as us. Further, our current debenture financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of our assets in favor of a debenture investor, all of which provisions will restrict our ability to obtain debt and/or equity financing.

         Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts that historically have contributed significantly to our competitiveness.

         In an effort to increase sales related to our content delivery business, we have implemented new subscription- and pay-per-view-based services for users to view the content available through our websites. We are also working on the launch of an interactive personal meeting place within our websites that will allow users to send and receive video messages and to use online chat features. Also, we are expanding our e-commerce product offerings to capture more sales of products of the pop culture genre.

         In addition, we are devoting efforts to expand our customer base for our video distribution business in order to increase sales related to this business. We are examining the viability of distributing videos over the Internet in order to increase sales of our video distribution business and to reduce our distribution costs as a result of more efficient video distribution procedures. Our websites also offer some of the videos we distribute for sale directly over the Internet. We believe that if we are successful in implementing the above business strategies, we will generate increased revenues from our Internet, e-commerce and video distribution business activities.

                                    BUSINESS

COMPANY HISTORY

         We are the surviving company in a series of transactions involving Fast Forward Marketing, Inc., a California corporation, that was incorporated on March 15, 2002, Kanakaris InternetWorks, Inc., a Delaware corporation that was incorporated on February 25, 1997, Desience Corporation, a California corporation that was incorporated on April 17, 1984, and Big Tex Enterprises, a Nevada corporation that was incorporated on November 1, 1991. On October 10, 1997, Kanakaris InternetWorks, Inc. purchased all of the outstanding shares of common stock of Desience Corporation in exchange for a royalty payable to the prior sole stockholder of Desience Corporation based upon a percentage of Desience Corporation's gross sales. On November 25, 1997, Big Tex Enterprises purchased all of the outstanding shares of common stock of Kanakaris InternetWorks, Inc. in exchange for 150,000 shares of our common stock owned by Nelson Vasquez, the then president of Big Tex Enterprises, 150,000 newly issued shares of our common stock and 1,000,000 newly issued shares of our preferred stock. On November 26, 1997, Big Tex Enterprises changed its name to Kanakaris Communications, Inc. On June 2, 2000, Kanakaris Communications, Inc. changed its name to Kanakaris Wireless. Consequently, we are a Nevada corporation that was incorporated on November 1, 1991 and is the sole stockholder of Kanakaris InternetWorks, Inc. Kanakaris InternetWorks, Inc. is the sole stockholder of Desience Corporation; however, as discussed in further detail below, in March 2002, we sold Desience Corporation's business and, in April 2002, our wholly-owned subsidiary, FFM Acquisition Corp. purchased substantially all of the assets of Fast Forward Marketing, Inc., a California corporation, or FFM, which is a wholly-owned subsidiary of Intervisual Books, Inc., a California corporation, and subsequently changed its name to Fast Forward Marketing, Inc.

         On March 9, 2002, we completed the sale of the business of Desience Corporation. Prior to the sale, Desience was in the business of procuring and installing customized computer command consoles used to house computer monitors and other hardware. The aggregate purchase price was approximately $250,000 of which $50,000 was paid to us in cash as closing and the remaining $200,000 will be paid to us in eight equal monthly installments of $25,000. Russ Basset Corp., the purchaser of the business of Desience, has, through September 23, 2002, made all required monthly payments under this arrangement. We will also receive an additional payment of up to $100,000 if the purchaser completes a currently pending order for Desience products in a minimum amount prior to year end. The purchase price for the business of Desience Corporation was determined through arms-length negotiations. Other than existing contracts, none of the liabilities of Desience Corporation were assumed by the purchaser.

         Prior to the sale of our Desience division, that division contributed 30% ($513,136) of our revenues for the year ended September 30, 2001 and contributed 96% ($591,244) of our revenues for the year ended September 30, 2000. Our Desience division also generated $193,408 and $274,117 in gross profit for the years ended September 30, 2001 and 2000, respectively. The Desience division would have contributed $216,139 to our revenues for the nine months ended June 30, 2002 had it not been sold and reported in our financial statements for the quarterly period ended June 30, 2002 as a discontinued operation. The Desience division also would have generated $76,835 in gross profit for the nine months ended June 30, 2002 had it not been sold and reported in our financial statements for the quarterly period ended June 30, 2002 as a discontinued operation.

         On April 8, 2002, FFM Acquisition Corp. completed the acquisition of substantially all of the assets of Fast Forward Marketing, Inc. Prior to the acquisition, FFM was in the business of distributing VHS video cassettes and DVDs through retail, mail order and other channels. The aggregate purchase price, including acquisition costs, was approximately $566,000 of which $255,000 was paid to the seller in cash at closing and up to $261,000 will be paid to the seller as a result of collections on accounts receivable of FFM existing at the time of closing. The acquisition was funded with financing obtained in a March 2002 convertible debenture financing transaction discussed in more detail elsewhere in this document and also was funded through the promise of future payment to the seller of certain amounts resulting from collections on accounts receivable of FFM existing at the time of closing. In connection with the acquisition of FFM, FFM Acquisition Corp. assumed and promised to pay approximately $850,000 of FFM's liabilities.

         In determining the purchase price for FFM, we took into account the value of companies of similar industry and size to FFM, comparable transactions and the market for such companies generally. We did not, however, receive a fairness opinion from an independent advisor, and while we believe that the purchase price for the acquisition of FFM was fair and in the best interests of our stockholders, there may be a risk that we overpaid for the acquisition of FFM, especially in light of the substantial amount of accounts payable of FFM that we assumed in connection with the acquisition. The risks associated with this substantial amount of accounts payable are described in more detail below and in the "Risk Factors" section elsewhere in this prospectus.

         As consideration for providing the opportunity for the acquisition of FFM, FFM Acquisition Corp. issued to Bristol Capital, LLC shares of its capital stock such that following that issuance, Kanakaris Wireless and Bristol Capital, LLC each owned 50% of the capital stock of FFM Acquisition Corp. In addition, we agreed to enter into the exchange agreement described below to exchange shares of Series B Convertible Preferred Stock of Kanakaris Wireless for all shares of capital stock of FFM Acquisition Corp. held by Bristol Capital, LLC. Subsequent to the acquisition of FFM, FFM Acquisition Corp. changed its name to Fast Forward Marketing, Inc. under which it currently operates our video distribution business.

         Bristol Capital, LLC is affiliated with Bristol Investment Fund, Ltd. and the principals of those two entities represent Bank Insinger de Beaufort in its investments and dealings with Kanakaris Wireless. Shares of common stock underlying certain convertible securities are offered for resale under this prospectus by Bristol Capital, LLC, Bristol Investment Fund, Ltd and Bank Insinger de Beaufort.

         Effective April 10, 2002, we entered into an Exchange Agreement with Bristol Capital, LLC pursuant to which we issued 900 shares of our Series B Convertible Preferred Stock and acquired from Bristol Capital its 50% interest in our now wholly-owned FFM subsidiary which was issued to Bristol Capital in consideration for providing the opportunity to acquire the FFM business. Each share of our Series B Convertible Preferred Stock has a stated value of $1,000 and is initially convertible into shares of our common stock at the lesser of
(i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a share of our common stock during the twenty trading preceding the conversion date. The Series B Convertible Preferred Stock accrues dividends at a rate of 8% per annum, which is payable on a quarterly basis in arrears, at the option of the holder, in cash or shares of our common stock based on the then applicable conversion price.

         We believe that the acquisition of FFM will enable us to significantly increase our revenues and provide funds to develop and grow our content delivery and e-commerce activities. In addition, we believe that FFM is a viable strategic fit for our existing business activities and plan to integrate FFM with our existing business activities to the extent practicable. We currently offer for purchase directly over the internet to visitors to our various websites videos that FFM distributes. In addition, we believe that FFM's connections and reputation within the movie industry may ultimately allow us important access to major motion picture and independent producers who may be ideal suppliers of additional content for our online content delivery activities.

         Fast Forward Marketing, Inc., the company from which we purchased our video distribution business, achieved net sales of $5,106,013 for the year ended September 30, 2001 and $9,212,732 for the year ended September 30, 2000. That company also generated $374,435 and $1,876,759 in gross profit for the years ended September 30, 2001 and 2000, respectively. However, as more particularly disclosed in the financial statements and notes to financial statements for the quarterly period and nine months ended June 30, 2002 included elsewhere in this document, the annualized net sales and gross profit of our FFM video distribution subsidiary are significantly lower than the net sales and gross profit recorded for the years ended September 30, 2001 and 2000 of the predecessor FFM business, and we do not expect to achieve in the foreseeable future results similar in magnitude to historic results. We are presently experiencing severe difficulties in operating our FFM video distribution business largely resulting from our lack of available financial resources and debt assumed in connection with the acquisition of that video distribution business.

         Although we believe that FFM provides a viable strategic fit with our other business activities and represents an important business opportunity, our successful operation of our video distribution business, specifically over the next nine months, will likely require substantial financial resources. We acquired the business of FFM along with a significant amount of liabilities, including approximately $850,000 in accounts payable, a substantial portion of which is owed to suppliers of the videos that FFM distributes. As of June 30, 2002, FFM had approximately $823,000 in accounts payable. We have been unable to timely pay FFM's suppliers and we believe that, as a result, the business of FFM has been significantly harmed. We believe that we are not achieving the level of revenues we would be able to achieve if we were able to timely pay our suppliers. If we continue to fail to timely pay FFM's suppliers, the business of FFM may be further disrupted and important supplier relationships may be jeopardized and irreparably harmed. The failure to timely pay FFM's suppliers could therefore have a material adverse impact on our video distribution business.

         Our common stock trades on the OTC Bulletin Board(R) under the ticker symbol "KKRW."

COMPANY OVERVIEW

         We are engaged in three principal business activities:

         o        Internet content delivery;
         o        Internet commerce; and
         o        video distribution.

         Our Internet content activities involve the online delivery of movies and books. Our movies are accessible to Internet users at access rates from 56 kilobits per second, or 56 kbps, to broadband at www.Kanakaris.com. We have over 460 movies of television quality that are available on-demand with full-screen scalability.

         Kanakaris.com serves as the portal for all of our websites and includes an interactive television-style web channel that is available for viewing on a variety of Internet-enabled devices, including Pocket PCs and laptop and desktop computers and that, through an imbedded video player, shows regularly scheduled and on-demand programming. We have been an innovator in electronic book delivery through our next generation e-book website WordPop.com which is accessible through Kanakaris.com. There are over 500 books available on-demand at the WordPop section of Kanakaris.com.

         As part of our Internet commerce activities, we offer devices that will easily make the content provided through Kanakaris.com viewable through the use of a standard television set by connecting the set to an Internet-enabled computer. We also offer various products of the pop culture genre as well as VHS and DVD videos through an area of our websites dedicated to shopping. In addition, we solicit sponsorships from businesses for advertising content to be displayed with the programming provided through our AK.TV web channel at Kanakaris.com and at the other sections of our websites. We are also developing an interactive meeting place, tentatively called My Personal Video(TM), through which we plan to offer various video messaging services.

         We have registered over 280,000 free users to our websites and have streamed approximately four million movies from our websites. In July 2002, we ceased offering free movies. Instead, we offer free five minute previews of any of our movies to our registered users. Subscribers to our $4.95 membership program have unlimited access to watch any of our movies and view AK.TV, our television-style web channel. In addition, we plan to allow subscribers unlimited access to My Personal Video(TM), our planned interactive online meeting place.

         In addition to operating our Internet content and Internet commerce businesses, through the acquisition of the assets of FFM, we are also engaged in the business of independently distributing video products for major motion picture studios such as Buena Vista Home Video (Walt Disney), Warner Bros., Universal Pictures, Paramount Pictures and 20th Century Fox as well as independent producers to traditional video retailers, gift shops, museum stores and other specialty retailers as well as educational distributors and direct mail catalogs.

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

         We also offer business services such as digital encoding services using our proprietary CinemaWEAR(TM) Encoding technology, web hosting and content delivery designed to enable businesses to deliver video, audio and text to Internet enabled devices, including Pocket PCs, laptop and desktop computers and televisions. These services, collectively comprising our KANWIN(TM) initiative, remain partially in the development phase and we have not generated any significant revenues from providing these services.

         Although Kanakaris.com is currently operational and incorporates AK.TV, our television-style web channel, and is the portal to all of our websites, we have not generated any significant revenues from our subscription or pay-per-view offerings through Kanakaris.com, through AK.TV or through any of our other websites offering movie and book content to users. In addition, we have not generated any significant revenues from our Internet commerce activities.

         Our Internet operations have previously derived a significant portion of our revenue through advertising services, which have declined significantly over the past twelve months, and we plan to derive future revenue from our Internet operations through the sale of products on our websites, the sale of subscriptions to view content available on our websites and pay-per-view fees. We believe that the decline in the revenues generated through our advertising services will continue. We anticipate that, over the next twelve months, our principal source of revenue will come from our video distribution business. We expect to continue to place significant emphasis upon the further development and expansion of our Internet content delivery and Internet commerce activities and also upon the expansion of our video distribution business.

         As of June 30, 2002, our current assets amounted to approximately $559,000 and our current liabilities amounted to approximately $5,928,000. We are experiencing significant financial difficulties as a result of this imbalance between our current assets and current liabilities and have been, and will likely continue to be, unable to repay when due many of our current liabilities. Our financial difficulties may limit our ability to invest sufficient funds in the growth and development of our online content delivery initiative and may result in our inability to fully fund our video distribution business. Since we are unable to invest sufficiently in the growth and development of our content delivery initiative, we may lose subscribers to our websites or lose pay-per-view customers and may also fail to attract prospective subscribers and pay-per-view customers, which may have a substantial negative impact on our business, prospects, financial condition and results of operations.

         Our successful operation of our FFM video distribution business, especially over the next nine months, will likely require substantial financial resources. We acquired the business of FFM along with a significant amount of liabilities, including approximately $850,000 in accounts payable, a substantial portion of which is owed to suppliers of the videos that FFM distributes. As of June 30, 2002, FFM had approximately $823,000 in accounts payable. We have been unable to timely pay FFM's suppliers and we believe that, as a result, the business of FFM has been significantly harmed. We believe that we are not achieving the level of revenues we would be able to achieve if we were able to timely pay our suppliers. If we continue to fail to timely pay FFM's suppliers, the business of FFM may be further disrupted and important supplier relationships may be jeopardized and irreparably harmed, which may have a substantial negative impact on our business, prospects, financial condition and results of operations.

          Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. However, we have never generated revenues substantial enough to allow us to fully finance our growth or our business. The imbalance between our current assets and current liabilities may make obtaining additional funding impossible. Our substantial indebtedness represented by our convertible debentures is secured by all of our assets, which also may cause us to be unable to raise additional funding because any prospective lenders or investors may be unwilling to lend or invest funds due to their inability to obtain a satisfactory security interest in our assets. Our failure to secure additional funding may have a material adverse effect on our business, prospects, financial condition and results of operations.

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

         Our currently available and planned Internet content delivery and Internet commerce activities are designed to provide the following key benefits to individual consumers and businesses:

         INTERNET CONTENT DELIVERY

                  ONLINE MOVIES

         o        Wired and wireless delivery of full-length movies
         o        Works with any device that has an Internet connection
         o        Compatible with any browser or on any platform
         o        Full-screen viewing of movies
         o        Monthly subscriptions for unlimited viewing of movies
         o        Pay-per-view option for single viewing of movies

                  ONLINE BOOKS

         o        Free online preview chapters
         o        Direct delivery through a secured server
         o        Dynamic updates
         o Wireless delivery to handheld devices, including Pocket PCs and Palm(TM) computers
         o        Print-on-demand availability

                  ONLINE MESSAGING

        o         Interactive one-on-one personal video meetings
        o         Video messaging and quick chat features

         INTERNET COMMERCE

                  PRODUCTS

        o         Quick purchases of products of the pop culture genre
        o Availability for purchase of select VHS and DVD videos over the Internet
        o Set-top devices for viewing of Internet content on television sets and other viewing devices

                  ADVERTISING

        o Advertisements that permit consumers to purchase and businesses to sell products

         We currently offer or plan to offer the services described above through Kanakaris.com, which includes our interactive television-style web channel and is the portal to all of our movie and book websites.

         Our currently available and planned business services and video distribution activities are designed to provide the following key benefits to individual consumers and businesses:

         BUSINESS SERVICES

                  KANWIN(TM)/CINEMAWEAR(TM)

         o        Video encoding for high-quality video transmission and viewing
         o        Licensing of CinemaWEAR(TM) Encoding technology
         o        Web hosting services
         o        Wired and wireless delivery of video, audio and text content

         VIDEO DISTRIBUTION

        o         Availability for purchase of select videos over the Internet
        o Single source for numerous motion pictures from major producers and independent producers
        o         Experience in serving the video distribution market

         We currently offer or plan to offer the services described above through our KANWIN(TM) initiative to provide business services and through Fast Forward Marketing, Inc., our video distribution business.

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

INTERNET INDUSTRY BACKGROUND

         The Internet began in the late 1960s as an experiment in the design of robust computer networks. The Internet is a collection of computer networks - a network of networks - that allows anyone to connect with their computer to the Internet and immediately communicate with other computers and users across the world. Its users for decades were primarily limited to defense contractors and academic institutions. With the advent of high-speed modems for digital communication over common telephone lines, individuals and organizations began connecting to and taking advantage of the Internet's advanced global communications ability.

         Although there were several factors responsible for the growth of the Internet, the factors that are most often attributed to its success are the advent of HTML, the World Wide Web and Internet browsers. With the expansion in the number of Internet users and websites, we believe development of two phenomena, growth in the amount of commerce that is being transacted over the Internet and willingness of businesses to spend money to be a part of the Internet, will continue for the foreseeable future.

         Because the Internet has experienced rapid growth, it has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. Internet-based businesses have emerged to offer a variety of products and services over the Internet. Advances in online security and payment mechanisms have also prompted more businesses and consumers to engage in electronic commerce.

OUR STRATEGY

         INTERNET ACTIVITIES AND BUSINESS SERVICES

         It is our strategy to deliver content, including movies and books, directly over the Internet to computer devices available in schools, offices, homes and cars on a worldwide, around-the-clock basis. Our objective is to maintain our position as a competitive provider of viewable and downloadable content. We also desire to become a leading provider of proprietary encoding technology and Internet business services. To achieve this objective, we have developed a strategy with the following key elements:

         o CULTIVATE KANAKARIS.COM SUBSCRIPTIONS. In July 2002 we redesigned and consolidated our websites as part of a single Internet offering at Kanakaris.com. The new home page introduces easy access to hundreds of click-and-view movies and our television-style web channel. We are now soliciting our free registered user base for upgrades to paid membership status. We intend to cultivate user subscriptions to increase our revenues by soliciting our over 280,000 registered users and working with our Internet partners to provide links to our websites where visitors will be offered subscriptions to Kanakaris.com.

         o CONTINUE DEVELOPMENT OF OUR MOVIE PARTNER PROGRAM. We intend to further develop our movie partner program to allow mainstream websites to host a virtual theater. Eligible websites may join our program free of charge and share in our revenues generated through their participation in our program. In addition, we are working with Commission Junction, a company that promotes partner programs, in order to gain more Internet partners.

         o FURTHER DEVELOP DIRECT-OVER-THE-INTERNET DELIVERY OF BOOKS. We have implemented a program allowing users to read a chapter of a book online for free, after which users have an option to buy a print-on-demand version of the book. We have implemented direct-over-the-Internet delivery of books to Pocket PCs and Palm(TM) handhelds. We have introduced an interactive digital books posting program that allows website visitors to directly post books for online delivery at the WordPop section of Kanakaris.com and allows authors to access information on how many of their books have been ordered online.

         o CONTINUE DEVELOPMENT AND DEPLOY MY PERSONAL VIDEO(TM). We intend to continue development of the online video messaging section of our websites and plan to include interactive one-on-one personal video meeting capabilities.

         o DEVELOP AND CULTIVATE STRATEGIC ALLIANCES. We intend to cultivate our existing strategic alliances with Microsoft Corporation and others and to develop new strategic alliances that will aid us in building brand awareness for our Internet content and commerce websites and aid us in enhancing the content, products and services that we provide.

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

         o LEVERAGE OUR CUSTOMER BASE AND INTENSIFY OUR MARKETING ACTIVITIES. We have built a database of viewers of our online movies by requesting information from those viewers and plan to continue to supplement the database with new information and additional viewers. We are using the database to market our Internet services and plan to use the database to market our Kanakaris.com subscription and product offerings.

         o CONTINUE DEVELOPMENT AND DEPLOYMENT OF KANWIN(TM) AND CINEMAWEAR(TM). We are pursuing the continued development and marketing of our KANWIN(TM) encoding, web hosting and content delivery business services. We are also pursuing the continued development and marketing of our proprietary CinemaWEAR(TM) Encoding technology as a stand-alone consumer product, bundled consumer product and as a business service.

         VIDEO DISTRIBUTION ACTIVITIES

         It is also our strategy to distribute video products of major motion picture studios and independent producers to a wide variety of retail outlets and through various distribution channels such as mail order catalogs and over the Internet. Our objective in our video distribution business is to become the leading distributor of videos to a broad customer base of retailers and through mail order catalogs and to integrate at least part of our video distribution business with our content delivery and Internet commerce activities in order to enhance the efficiency of our distribution services and to generate additional revenues. To achieve this objective, we have developed a strategy with the following key elements:

         o DEVELOP BROAD RETAIL CUSTOMER BASE. Our personnel have experience in the video distribution business and have the know-how to effectively solicit and engage potential customers of our distribution services. We intend to aggressively pursue additional customers of our distribution services.

         o CULTIVATE MAIL ORDER CATALOG BUSINESS. We intend to cultivate our mail order catalog business by increasing the number of catalogs that carry video products that we distribute and by increasing the number of video products in the catalogs in which we currently offer products.

         o INTEGRATE DISTRIBUTION SERVICES WITH OUR INTERNET ACTIVITIES. We intend to integrate our distribution services with our Internet activities in order to streamline our distribution operations and expand our potential customer base by offering videos for sale directly over the Internet.

OUR INTERNET AND VIDEO DISTRIBUTION PRODUCTS AND SERVICES

    ONLINE MOVIES

         Kanakaris.com serves as the portal to all of our websites and online content. Through our websites, Internet users may view full-length motion pictures with no download time and no plug-in required by utilizing Microsoft(R) Windows Media(TM) technology. More than 460 movies are currently available for online viewing. We offer pay-per-view movies and also charge a monthly subscription fee for those customers who desire unlimited viewing access to our movie website. We have implemented a merchant service system that enables us to charge and collect subscription fees for our websites. In July 2002, we made available VHS versions of every on-demand movie available through our websites and also introduced DVD versions of select movies. We also sell advertising space on our websites.

         We have developed a movie partner program aimed at attracting websites to use our innovative technology. Over 6,000 websites have applied to set up clickable links to our movie content and to receive a commission for subscription and pay-per-view fees generated by visitors to their websites.

         In July 2002, we fully integrated our various websites to allow one-password membership access. Online visitors to our websites will be able to see a free preview of the content then showing on AK.TV and free previews of all available movies. For $4.95 per month, subscribers receive unlimited access to Kanakaris.com, including our television-style web channel and all available movies. Non-subscribers may view individual movies on a pay-per-view basis.

    ONLINE BOOKS

         Excerpts of the books and articles available at Kanakaris.com through the WordPop section of the website, like our movies, are viewable in real-time, which means that there is not a significant delay in the display of text or images. We believe that our site is secure to the extent that it preserves the book or article authors' rights to ownership. We also believe that, at the time of launch in August 2000, WordPop.com was the only online Internet publisher that provided real-time secure fulfillment from one source file.

         Books and articles are available through high-speed access for viewing on desktops, laptops, personal data assistants, Pocket PCs, Palm(TM) handhelds and other innovative end user hardware. Most importantly, there is no end user software needed.

         The WordPop section of Kanakaris.com is operated in conjunction with Ricoh Business Systems. Each book is available in whole or in part for electronic viewing and for print-on-demand delivery, which is made possible through our relationship with Ricoh Business Systems. Excerpts of the electronic versions are free-of-charge, and the print-on-demand versions are sold at various prices. The free excerpts of the electronic versions promote exposure for authors, have hyperlinks to promote the sale of print copies, and may contain advertising sponsorship. The WordPop section of Kanakaris.com has over 500 book titles available for preview and print-on-demand delivery. All users may preview a short excerpt of the books available at the WordPop section of Kanakaris.com and may utilize print-on-demand delivery offered in conjunction with Ricoh Business Systems.

    VIDEO DISTRIBUTION

         In March 2002, we acquired the video distribution business of Fast Forward Marketing, Inc. and continue to operate the business under that name. FFM is a distributor dedicated to distributing video titles produced by major motion picture studios, independent producers and others to specialty retail outlets, direct mail catalogs, mass merchandisers and other distributors of video products. We plan to diligently seek out new customers as the market for our video products evolves. We employ a dedicated sales force that has access to a database containing information on thousands of available titles which is used to provide our customers with current pricing and product information. Once we receive confirmed orders from our customers, we place orders with our video product suppliers. The ordered products are either drop-shipped directly to our customers or received in an independent warehouse, consolidated and then shipped to our customers. We do not generally maintain an inventory of video products.

         We provide our video distribution services to major motion picture studios, independent licensing and releasing companies and independent producers. Because of our broad base of suppliers, we offer a diverse selection of video products, in VHS cassette and DVD formats, to a national customer base servicing a variety of clients in the retail business. Because we distribute video products for many of the motion picture industry's top producers, we are able to offer retailers and end-users the latest releases in a wide variety of genres, which include the educational, science, nature, music, performing arts and theatrical genres. With our extensive availability of titles and our knowledgeable sales force, we are able to distribute videos in many markets throughout the United States and Canada.

         We seek to provide numerous video titles, but focus also on the nature and quality of the titles that we distribute. Many titles that we distribute have won prestigious awards from entities such as Parents Choice, Kids First!, the Television Academy of Arts and Sciences, and the Academy of Motion Picture Arts and Sciences.

         We are able to provide our customers with up-to-date information on numerous video product releases and promotions being offered to the video product market. We generally pass on to our customers all advertising and promotional allowances allocated by our suppliers. When ordering, our customers complete and submit only one purchase order enabling access to thousands of titles and numerous video product suppliers, but need only communicate with one entity. By working with us as a single source, all of our customers' video product needs and the related billing, payment and customer service issues can be handled efficiently.

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

         We plan to increase our marketing efforts in order to expand our customer base and boost sales of our video distribution business. We also plan to integrate at least part of our distribution business with our Internet operations to take advantage of the efficiencies that can be achieved through utilizing the Internet, such as on-line ordering and communication with our customers. In addition, we plan to offer directly over the Internet the video products that we distribute in order to take advantage of a new customer base and leverage the customers that currently are the focus of our content delivery and Internet commerce efforts.

    INTERNET SERVICES FOR BUSINESSES

         In April 2001, we began offering a series of Internet services for businesses, none of which has generated any significant revenues. We collectively call these services KANWIN(TM), which stands for the Kanakaris Wireless Independent Network. We developed these services using our experience in creating our own proprietary, media-rich websites. We designed these services to enable businesses to enhance the quality of video on their corporate websites, to expand the scope of distribution of corporate websites to all Internet-enabled devices, and to offer Internet commerce-related Internet services. The three key elements of KANWIN(TM) are encoding, hosting and content delivery. Our encoding, hosting and content delivery and other KANWIN(TM) services, which are available individually or as customized packages, are described in further detail below. Although we have not generated any significant revenues from these business services, as funds permit, we plan to continue their development and to market these services to businesses.

         CinemaWEAR(TM) Encoding and Embedded Electronic Commerce(TM)
         ------------------------------------------------------------

         Our proprietary CinemaWEAR(TM) Encoding technology is used to prepare video for delivery to Internet-enabled devices. Our CinemaWEAR(TM) encoding technology significantly improves the quality of streaming video delivery over the Internet by capturing the look and feel of real cinema delivery. CinemaWEAR(TM) encoding facilitates delivery of video to a wide variety of digital devices at bit rates, such as 56 kbps and 100 kbps, that result in frames per second that equate to DVD quality. CinemaWEAR(TM) encoding also enables delivery of video over the Internet to Pocket PCs, personal digital assistants, or PDAs, desktop computers, satellite systems and systems that can transmit at SuperBroadband(TM) speed. SuperBroadband(TM) is a Kanakaris Wireless term that refers to a 700 kbps bit rate, which equates to DVD quality.

         Our proprietary Embedded Electronic Commerce(TM) platform is designed to work in tandem with our CinemaWEAR(TM) encoding technology. Our Embedded Electronic Commerce(TM) platform enables businesses to sell products, track sales and generate leads from within a streaming video and enables viewers to submit secure orders for advertised products through clickable links appearing within the streaming video. Embedded Electronic Commerce(TM) technology works with wired and wireless video delivery to Internet-enabled devices.

         Hosting
         -------

         Hosting is the storage of files digitally in a format that can be distributed over the Internet. We provide fully-managed enterprise-class storage solutions at a co-location facility managed by us or at a client's own data center. KANWIN(TM) services include 24-hours-a-day, 7-days-a-week remote system monitoring. KANWIN(TM) services also include storage management, administration and security through a remote network operations center and data replication within a local storage system or between remote storage systems.

         NeuralNet(TM) Content Delivery
         ---------------------------------

         Content delivery is the delivery over the Internet of encoded and stored digital material from its originating destination to the end user destination. Bandwidth is a range of consecutive frequencies. Our NeuralNet(TM) content delivery provides optimal delivery across the spectrum of bandwidths through a fiber optic network. Our delivery services are flexible, scalable and cost-effective because they are designed to provide the amount of bandwidth needed at any given time. This scalability avoids unnecessary costs to businesses who, without scalable services, might otherwise purchase unused bandwidth in order to avoid inconvenience to users and loss of potential customers that can result from traffic spikes on inflexible systems. We deliver content, including text, pictures, order forms, audio and video, and live webcasts, through our NeuralNet(TM) content delivery services. These services can be bundled with CinemaWEAR(TM) encoding services to provide simultaneous encoding and streaming, or DVOD (downloadable video on demand), and to allow storage for online archiving.

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         Live Video Streaming Preparation
         --------------------------------

         CinemaWEAR(TM) Wireless Delivery is our proprietary encoding technology that is used to prepare content for what we believe to be the first ever full-length streaming video delivery to handheld computing devices such as the Pocket PC. We believe that CinemaWEAR(TM) Wireless Delivery is ideal for wide area network, or WAN, and local area network, or LAN, users who are working at transmission rates from 10 kbps for super low streaming video with marginal signal strength, to 19.2 kbps for streaming video for standard WANs, to 128 kbps for streaming video for LANs. We anticipate that CinemaWEAR(TM) Wireless Delivery will produce revenue for our Internet business by enabling us to assist businesses in enhancing their corporate websites.

         Point-To-Point Communications
         -----------------------------

         Peer-to-peer or broad array real-time video conferencing uses CinemaWEAR(TM) encoding technology to deliver face-to-face communications in real time at 30 frames per second. Employers can convey corporate messages or training requirements to remote employee locations through our KANWIN(TM) services. Print on demand, using Ricoh Business Systems technology, is being made available for text source materials such as training manuals, owners' manuals and corporate information.

         Mass Media Exposure Sponsorships
         --------------------------------

         We have developed a television-style web channel called AK.TV. This channel serves as the portal to all of the content offered on our websites. We intend to allow eligible businesses to place advertisements on AK.TV and on our other websites which could consist of a combination of recurring video ads, special corporate promotions, targeted e-mails to AK.TV subscribers and/or customized promotions.

STRATEGIC RELATIONSHIPS

         In order to expand our Internet and e-commerce businesses, we have developed strategic relationships with various Internet, technology and software companies and others. The following is a brief description of some of our strategic relationships.

         MICROSOFT CORPORATION

         In August 1999, we entered into an Internet content partner agreement with Microsoft Corporation. Under the terms of the agreement, Microsoft promotes certain portions of our web content and provides assistance in the use of Microsoft's Windows Media(TM) technology. Microsoft Corporation agreed to promote four of our websites through December 30, 2001 and continues to promote our websites. Microsoft is providing clickable headline links to our CinemaPop.com website consisting of brief summaries of the content available via the site link on their www.WindowsMedia.com website. This site link enables Internet users to read about and click on the descriptions of content available from Kanakaris Wireless and then be directly connected to our website.

         In addition, in November 1999 Kanakaris Wireless was selected by Microsoft to participate in the Microsoft(R) Windows Media(TM) Technologies Broadband Jumpstart Initiative. On December 7, 1999, we launched 45 movie titles at 100 kbps and 300 kbps broadband speeds on our www.CinemaPop.com website, and Microsoft is providing links to this content from its WindowsMedia.com website. As part of the Broadband Jumpstart Initiative, William Gates, the Chairman of Microsoft, introduced a new Microsoft Broadband website at the StreamingMedia West conference in San Jose, California on December 7, 1999. Kanakaris Wireless is represented on this website through a clickable link. On that same day, InterVu began providing server space and bandwidth for 45 movies. Microsoft Corporation covered the cost of this service for a period of six months. In March 2000, we entered into an additional Internet content partner agreement under which Microsoft Corporation agreed to promote additional portions of our web content through March 2001 as part of the Broadband Jumpstart Initiative. Microsoft continues to promote those portions of our web content.

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

         LAIN INTERNATIONAL

         On November 9, 1999, we signed a memorandum of understanding with Lain International, or Lain. Lain has agreed to make available to us all Spanish-language, Spanish-dubbed and Spanish-subtitled films to which it has Internet distribution rights. We have created a website called CineManiaNetwork.com, which is devoted exclusively to these titles. We have agreed to collect web visit statistics and perform accounting functions for the site and will pay Lain royalties based upon advertising, subscription and pay-per-view fees less expenses.

         DISTRIBUTION RIGHTS TO "DEAD ANGEL"

         On April 20, 2000, we entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel," which book pertains to his relationship with entertainer Jerry Garcia. Under the terms of the agreement, we paid $7,000 to support the completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party, both of which were webcast on our website and made into a videotape. Also, under the terms of agreement, John Clark has agreed to pay to us 50% of the gross sales of the book on the Internet in perpetuity and 50% of the royalties generated by the book and the interviews and party videotape for two years.

SALES AND MARKETING

         Sales and marketing activities with respect to our Internet content and commerce businesses currently include headline links provided by Microsoft Corporation from its website to our CinemaPop.com website and clickable links to others' websites. We also promote our websites through an affiliate program with Commission Junction, which operates an advertising network of thousands of websites. We are also soliciting monthly subscriptions, pay-per-view sales and advertising sales for our CinemaPop.com website.

         In January 2002, we conducted an extensive review of our registered user database for AK.TV and CinemaPop.com. After purging duplicate and invalid e-mail addresses, we had over 240,000 registered users, and the ability to send e-mail messages to these users. We plan to increase our marketing efforts associated with our video distribution business in order to increase our revenues and plan to offer some of our video products to our currently over 280,000 registered users.

ADVERTISING AND PROMOTION

         We have placed advertisements for our CinemaPop.com website in influential trade publications catering to the entertainment industry, such as the national and international editions of The Hollywood Reporter. Since 1997, we have created Internet web events in order to drive traffic to our websites. We intend to continue to create high profile Internet events as a means to further promote our business.

         Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the author of the book "Signs of Intelligent Life on the Internet" that highlights the impact of the Internet on our society. From December 2000 through September 2002, approximately 5,000 copies of the book were downloaded from WordPop.com. Mr. Kanakaris is currently working on his latest book, with an anticipated release date in December 2002. His latest book focuses on business in what he describes as the "post-Internet world" and follows up on his earlier book, "Signs of Intelligent Life on the Internet." We believe that ongoing exposure of "Signs of Intelligent Life on the Internet" and future exposure of Mr. Kanakaris' latest book will bring further attention to our websites and Kanakaris Wireless.

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

         As part of our advertising and promotion efforts, we have entered into a number of agreements, including:

         IFILM

         In May 2000, we entered into an agreement with IFILM under the terms of which IFILM has agreed to allow visitors to the IFILM website to view multimedia content by uniform resource locater, or URL, links to our CinemaPop.com website. IFILM has agreed to provide CinemaPop.com with "Preferred Partner" status on the IFILM site, which means that IFILM will provide CinemaPop.com with a suite of benefits and services that may include placement of the CinemaPop.com logo on the IFILM site, listing on the IFILM Preferred Partners page, placement of a link to the CinemaPop.com home page on the IFILM home page on a rotating basis with other Preferred Partners, and other promotional or preferential services that IFILM accords to its Preferred Partners in the future. In exchange for IFILM's commitments under the agreement, we have agreed to deliver film information to IFILM by making accessible a document matching IFILM's formatting standards. We have agreed to keep the film information current to reflect any changes to the URLs for the multimedia content. Also, CinemaPop.com has granted to IFILM a non-exclusive, worldwide, royalty-free license to reproduce, distribute, publicly perform and publicly display on the IFILM site CinemaPop.com's logo and film information.

COMPETITION

         The Internet content, Internet commerce and video distribution businesses are extremely competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us and which have greater resources than us will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising sales policies than us, thereby generating more traffic to their websites.

         We believe that we are the only company that currently offers both Internet business services such as encoding, hosting and content delivery and direct-over-the-Internet delivery of movies and books using proprietary technology. Although other companies offer some services that are similar to those we offer, we believe that our combination of services is unique and that we have a competitive edge in the online content delivery industry because, among other things:

         o We have introduced subscription, pay-per-view, advertising and web partner programs to our Kanakaris.com website. We currently offer or plan to introduce advertising and web partner programs through our AK.TV web channel and various products, including print-on-demand books, products of the pop culture genre and videos through our websites in order to provide a variety of revenue streams.

         o We believe that Kanakaris.com currently offers the largest number of full-length, mainstream Hollywood movies with Internet access at multiple access speeds.

         o Most of our full-length movies start to stream and can begin to be viewed in approximately one minute rather than having a downloading process of a few hours before the movie can be viewed, as required on many other websites.

         o We currently have over 460 full-length films online, which are viewable in streams from 56 kbps to broadband. Because of the significant time involved in translating film into streaming media technology, we believe that our film library gives us a significant lead over others in the online movie industry.

         o Our content can be viewed on multiple platforms, including through CinemaWEAR(TM) Wireless Delivery to Pocket PCs and Palm(TM) handheld devices.

         o Our Embedded Electronic Commerce(TM) technology allows us to enable viewers to place secure online orders for products offered by businesses through clickable links within streaming video.

         Although there are numerous book sites on the Internet, we believe that the WordPop section of our Kanakaris.com website is one of the few websites that provides real-time secure fulfillment from one source file. In addition, we believe that our WordPop.com website was, at the time of introduction, the only website that offered simultaneous paid print-on-demand delivery and free electronic delivery of excerpts of over 300 book titles.

         We believe that our video distribution business is operated by experienced personnel who will enable us to compete effectively with other distributors. We also believe that we offer a unique combination of expertise and distribution infrastructure that provides substantial benefit to major motion picture studios and independent producers and that will deter them from terminating our relationship with them or utilizing other distributors. However, larger distribution companies and even major motion picture studios and independent producers present a substantial threat to the success of our video distribution business. We believe that we have substantially less resources than other distribution companies, and our suppliers of video products may enter the distribution business and prevent us from distributing certain video products, especially those products that have higher margins and that are most profitable.

PATENTS AND PROPRIETARY RIGHTS

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. However, we believe that some of our proprietary technologies, including our CinemaWEAR(TM) Encoding technology, our CinemaWEAR(TM) Wireless Delivery technology and our Embedded Electronic Commerce(TM) technology, may benefit from patent protection. Accordingly, we may file patent applications for those technologies with the United States Patent and Trademark Office. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         We own, license or have otherwise obtained the right to use technologies incorporated into our web sites and products. We may receive infringement claims from third parties relating to our technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology that we have licensed from third parties for incorporation into our web sites or products, we would forward those claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites and products that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain names "Kanakaris.com," "AK.TV," "WordPop.com," "CinemaPop.com," and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

GOVERNMENT REGULATION

         The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

         We are dependent on our Internet operations and our ability to utilize the efficiencies of the Internet plays a major role in our business strategy. Our subscription- and pay-per-view-based websites are dependent on utilizing the Internet for delivery of content to our subscribers and our pay-per-view customers. In addition our ability to sell products on our websites is dependent on a regulatory environment that is conducive to Internet commerce. Moreover, an important aspect of our business strategy relating to the integration of our FFM video distribution business involves the sale over the Internet of videos that we distribute through traditional distribution channels. Additional regulation of the Internet, the enactment of new laws or the interpretation of existing laws relating to the Internet could have a significant impact on our ability to conduct our business activities and to pursue our business strategy. As a company with a substantial amount of its business activities and business strategy dependent on the Internet, regulation of the Internet, the enactment of new laws or the interpretation of existing laws relating to the Internet could therefore have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

EMPLOYEES

         As of September 23, 2002, we employed or contracted a total of nine employees, all of which employees were employed on a full-time basis. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel. Our employees are not represented by any collective bargaining unit. We have never experienced a work stoppage. We believe our relationship with our employees is good.

FACILITIES

         We currently occupy one facility in Santa Monica, California on a month-to-month lease with a monthly rental expense of approximately $6,200. This facility houses our Internet studio and video distribution headquarters and includes approximately 3,000 square feet of office space.

LEGAL PROCEEDINGS

         Dataview Consoles, Inc., a California corporation dba Swanson Engineering & Manufacturing Company, commenced an action against Kanakaris Wireless and our subsidiary, Desience Corporation, in the Los Angeles Superior Court (Case No. BC245203) on February 14, 2001. The complaint alleged that Kanakaris and Desience owed Dataview $104,601 under several invoices for equipment manufactured for Desience by Dataview in 1997. Concurrently with the filing of the complaint, Dataview filed an application for a right to attach order against Kanakaris and Desience to secure repayment of the debt alleged in the complaint. Effective as of April 3, 2001, the parties to the dispute entered into a settlement agreement under which Kanakaris and Desience paid Dataview $63,584 and agreed to pay Dataview an additional $42,000 in twelve monthly installments of $3,500 beginning May 1, 2001. The agreement provides that we will be entitled to file a request for dismissal after we have made all of the installment payments in accordance with the agreement. The agreement also provides that Kanakaris and Desience, on the one hand, and Dataview and Nels Swanson, on the other hand, shall all retain the unrestricted right to market, sell, distribute and manufacture or have manufactured under their own respective names all of the data control console products that Dataview had been manufacturing for Desience. We have made all payments required under our settlement agreement with Dataview.

         Loudeye Technologies, Inc., or Loudeye, filed a complaint for money due and owing against us in the Superior Court for the State of Washington (King County) (Case No. 01-2-07608-6SEA) on March 8, 2001. Loudeye claims we failed to pay $44,107 owing for encoding services furnished by Loudeye under the parties' purported contract. The complaint also seeks attorneys' fees, court costs and late charges. We filed an answer to the Loudeye complaint on October 11, 2001 that includes a general denial of all allegations made by Loudeye. Since the time that our answer was filed on October 11, 2001, Loudeye's claim against us has not proceeded and Loudeye has made no additional filings with respect to its claim. Because of the immaterial amount of the claim, we have not recorded any loss contingencies as a result of the Loudeye lawsuit.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of Kanakaris Wireless and their ages and positions as of September 23, 2002 were as follows:

                  Name         Age                   Position
                  ----         ---                   --------

Alex Kanakaris (1)(2).........  46          Chairman of the Board, President,
                                            Chief Executive Officer and Director

John Robert McKay (1).........  40          Webmaster, Director and Secretary

Van Holster...................  33          Director

Lisa Lawrence ................  27          Director

Caroline Michaels.............  55          Director

Rose Forbes (2)...............  53          Director

Charles Moore (2).............  32          Director

David T. Shomaker.............  46          Acting Chief Financial Officer and
                                            Advisor to the Board
---------------
(1) Member of executive committee and 2000 Stock Option Plan committee.
(2) Member of audit committee.

BUSINESS EXPERIENCE

   DIRECTORS AND EXECUTIVE OFFICERS

         Alex F. Kanakaris has served as a director and as our Chairman of the Board, President and Chief Executive Officer since November 1997. Mr. Kanakaris served as the President of Kanakaris InternetWorks, Inc. from 1994 until it was acquired by Kanakaris Wireless in November 1997. Mr. Kanakaris created what is believed to be the first real-time online delivery of motion pictures, the first online book web site that allows type resizing, page turning without scrolling, searching by word or phrase and has security attributes, and the first entertainment web site for wireless personal digital assistants. Mr. Kanakaris makes frequent appearances as an Internet expert at trade shows, digital economy conferences, on radio and television and in print. He is author of the book "Signs of Intelligent Life on the Internet" published by Dace/Brentwood Media Group, November 1999, and currently is working on a business motivational book for the digital age.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against Kanakaris Wireless, Mr. Kanakaris, David Valenti, a stockholder of Kanakaris Wireless, and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 300,000 shares of Kanakaris Wireless common stock in 1996 and 1997 to the former stockholders of Kanakaris InternetWorks, Inc., a subsidiary of Kanakaris Wireless. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and Kanakaris Wireless each agreed under the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

         John Robert McKay has served as a director and as our webmaster since August 1999 and has served as our Secretary since March 2002. Mr. McKay served as our Vice President-Internet Division from May 1997 through July 1998. Mr. McKay has been a webmaster since 1995 and has worked both full-time and as a consultant to our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, since 1994. Mr. McKay was a web site administrator for NNA Services, a non-profit educational organization, from 1993 to 1994. Prior to that, he served as Sales Promotion Manager for ORA Electronics/Alliance Corporation, an international consumer electronics company, from 1991 to 1992. From 1987 to 1991, Mr. McKay served as the advertising manager for Kelly-Moore Paint Co. Mr. McKay is a graduate of San Francisco State University with a Bachelor of Science degree in Marketing.

         Van Holster has served as a director since August 2001 and as our Chief Operating Officer from August 2001 until March 2002. Mr. Holster served as Product Manager of our Desience division from May 1996 to August 2001, where his responsibilities included duties relating to order initiation, product fulfillment and installation and customer support. Prior to his employment with our Desience division, Mr. Holster was a student at Pasadena City College, where he earned an Associate in Arts Degree in Liberal Arts and an Associate in Science Degree in Marketing.

         Lisa Lawrence has served as a director since February 2002 and from September 2000 until December 2001. Ms. Lawrence resigned as a director in December 2001 to pursue an MBA degree at Temple University, but accepted an appointment to our board of directors in February 2002 after Ms. Lawrence decided that her workload in the MBA program at Temple University would allow her to serve on our board of directors. From July 1999 until December 2001, Ms. Lawrence held the office of Director of Internet-Business Affairs, and from July 2000 until December 2001, Ms. Lawrence held the office of Vice President of Internet. From August 1997 until June 1999, Ms. Lawrence worked at Curb Entertainment, where her responsibilities included sales of international film rights and representation at major film festivals. Prior to her employment at Curb Entertainment, Ms. Lawrence was a student at Pepperdine University, where she earned a Bachelor of Arts degree in Telecommunications.

         Caroline Michaels has served as a director since November 2001. Ms. Michaels has been associated with Kanakaris Wireless since our acquisition of Desience Corporation in October 1997 through her capacity, since September 1988, as a consultant and independent sales representative of Desience Corporation, which was sold in March 2002. Prior to that time, Ms. Michaels was General Manager of Little Bear Organic Foods from February 1986 through December 1987. Ms. Michaels was born in London, England, and started her career at The Sunday Times of London. Ms. Michaels moved to New York in 1969 and became a partner and co-owner of a music publishing, management and production company, where she worked directly with various artists.

         Rose Forbes has served as a director since November 2000 and was, until her appointment as a member of our board of directors, an advisor to our board of directors commencing in November 1997, during which she provided advice principally on matters pertaining to the entertainment industry. Ms. Forbes' background includes work at Sony Pictures Entertainment, MCEG/Virgin Home Entertainment and Paramount Pictures. Ms. Forbes has been Manager of Music Clearance at Sony Pictures Entertainment since December 1995 and has been with Sony since July 1990.

         Charles Moore has served as a director since January 2001. Mr. Moore is founder and President of the New York Internet Chamber of Commerce, a not-for-profit agency that provides a forum for political and business leaders in the State of New York. Mr. Moore was Director of Sales for Plenar Corporation from November 1999 to July 2000. Mr. Moore was also President of Blue Nile Consulting, Inc., a technology consulting firm based in New York City, from June 1996 until November 1999. Mr. Moore holds a Bachelor of Science degree in Computer Science from Drexel University.

         David T. Shomaker has served as our acting Chief Financial Officer and as an advisor to our board of directors since May 1999, during which he provided advice principally on matters pertaining to financial accounting, business development, business plan analysis and tax considerations. Mr. Shomaker has been a partner of Haynie & Company, Certified Public Accountants, based in Orange County, California and Salt Lake City, Utah since 1990. Mr. Shomaker is a Certified Public Accountant in the States of California and Utah and is a Certified Fraud Examiner and a Certified Valuation Analyst. Mr. Shomaker holds a Bachelor of Science degree in Accounting from Brigham Young University, Provo, Utah.

         All directors hold office until the next annual stockholders' meeting or until their respective successors are elected or until their earlier death, resignation or removal. Each officer serves at the discretion of the board of directors.

   ADVISORS TO OUR BOARD OF DIRECTORS

         Branch Lotspeich has served as an advisor to our board of directors since February 2002, during which he provided advice principally on matters pertaining to voice recognition technologies, computer networking matters and issues relating to our board of directors. Mr. Lotspeich served as President of Desience Corporation commencing in June 1997 until its sale in March 2002. He has served as our Vice Chairman of the Board and Secretary and as a director since November 1997 until his resignation in February 2002. Mr. Lotspeich was appointed Vice President of Kanakaris Wireless in May 2000. Prior to that, he served as Vice President of Desience Corporation from March 1992 until June 1997. Prior to that, Mr. Lotspeich worked as an independent consultant in the telecommunications industry. Mr. Lotspeich is a Summa Cum Laude graduate of the University of Cincinnati with a Bachelor of Fine Arts degree in Television Broadcasting.

         Frank Ake has served as an advisor to our board of directors since November 1997, during which he provided advice principally on matters pertaining to business development, including development of business in China, matters pertaining to raising capital and the use and rental of real estate and office space. He has acted as a consultant in connection with over $1 billion of real estate acquisitions and development and redevelopment projects worldwide, some of which projects have used state-of-the-art Internet technology. Mr. Ake's experience includes a position with Skidmore Owings & Merrill as Chicago Intern Architect with the world's largest architecture firm at their headquarters office from 1976-1979. Mr. Ake participated in the design of over $7 billion of airports, hotels, and office towers worldwide from 1979-2000. Mr. Ake has an architectural degree from The Illinois Institute of Technology in Chicago.

         George Atkinson has served as an advisor to our board of directors since November 1997, during which he provided advice principally on matters pertaining to movie copyrights and the acquisition of movie masters and sales strategies. Mr. Atkinson was a pioneer of home video and was the President of the 600+ Video Station network, which preceded major chains such as Blockbuster Video. He was named by the Video Software Dealers Association as Video Retailer of the Year and Video Man of the Year in 1979, and was a central character in the New York Times best-selling book "Fast Forward: Hollywood, the Japanese and the VCR Wars" by James Lardner.

COMPENSATION OF DIRECTORS

         Our directors receive no compensation for attending meetings of the board of directors but receive stock grants from time to time as compensation for services rendered. Stock grants made during the year ended September 30, 2001 to our directors as compensation for services rendered are discussed in more detail below.

         On November 6, 2000, we issued 2,500 shares of common stock valued at $19,000 to then director Jeff Hall as compensation for consulting services rendered. These shares were issued as compensation for advice given by Mr. Hall, who was the President of the Brentwood Media Group at the time of issuance, relating to the publishing business and for strategic analysis in connection with cost/return analysis relating to potential publishing opportunities.

         On November 6, 2000, we issued 5,000 shares of common stock valued at $38,000 to Rose Forbes as compensation for consulting services rendered. The shares granted to Ms. Forbes, who was employed by a movie studio at the time of issuance, were granted as compensation for Ms. Forbes' advice relating to movie industry issues pertaining to online film distribution, including legal rights and other barriers to online film distribution.

         On November 6, 2000, we issued 12,500 shares of common stock valued at $95,000 to Lisa Lawrence as compensation for extraordinary services rendered. These shares were issued to Ms. Lawrence as compensation for her success in organizing and managing the participation of Kanakaris Wireless in several Internet industry events.

         On November 6, 2000, we issued 2,500 shares of common stock valued at $19,000 to then director Pat McKenna as compensation for consulting services rendered. These shares were issued to Mr. McKenna, who was employed in the Internet industry at the time of issuance, for business consultation he rendered as a member of our board of directors, including strategic advice pertaining to partnering with larger Internet-oriented companies.

         On December 11, 2000, we issued 100,000 shares of common stock valued at $510,000 to Alex Kanakaris as a stock bonus for extraordinary services rendered. These shares were issued as bonus compensation for Mr. Kanakaris' successful implementation of an online movie delivery program.

         On January 17, 2001, we entered into a Charter Membership Agreement with the New York Internet Chamber of Commerce, or NYICC, of which Charles Moore is founder and President, which resulted in our payment to NYICC of $5,000 for various promotional services to be provided by NYICC to Kanakaris Wireless.

         On April 6, 2001, we issued 12,500 shares of common stock valued at $31,250 to then director Branch Lotspeich as compensation for services rendered. These shares were issued in lieu of cash compensation payable to Mr. Lotspeich for services as an employee of Kanakaris Wireless.

         On April 18, 2001, we issued 50,000 shares of common stock valued at $100,000 to Alex Kanakaris as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 5,000 shares of common stock valued at $10,000 to John McKay as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 7,500 shares of common stock valued at $15,000 to Lisa Lawrence as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 1,250 shares of common stock valued at $2,500 to Caroline Michaels as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 1,250 shares of common stock valued at $2,500 to Van Holster as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On May 1, 2001, we issued 14,881 shares of common stock valued at $31,250 to then director Branch Lotspeich as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         As of May 15, 2001, we issued 375,000 shares of common stock valued at $1,012,500 to Alex Kanakaris as compensation for services rendered and to be rendered. These shares were issued as bonus compensation in connection with Mr. Kanakaris' efforts to enhance our prospects of negotiating potential mergers and acquisitions and potential growth opportunities.

         We are the beneficiary of 80% of the proceeds of a term life insurance policy in the amount of $10,000,000 covering Alex Kanakaris, whose heirs are the beneficiaries of the remaining 20% of the proceeds of that policy. We have paid all premiums associated with this term life insurance policy, including $19,523 for the fiscal year ended September 30, 2001 and attributable to the 20% portion of the proceeds payable under that policy to the heirs of Mr. Kanakaris. These premium amounts were paid by us for the benefit of the heirs of Mr. Kanakaris as part of Mr. Kanakaris' executive compensation package.

         The fees for the services rendered as described above were approved by the board of directors or an appropriate committee of the board of directors of Kanakaris Wireless after consideration of the value of the services rendered and/or to be rendered and after taking into account the fact that the fees were paid in restricted shares of our common stock which would have to be held for at least one year prior to their sale, and then only would be eligible for sale in limited amounts. Given the nature of the services provided, the past involvement of the service providers with Kanakaris Wireless through which they gained a thorough understanding of its business and prospects, and the fact that all fees were paid through the issuance of restricted shares of our common stock, we believe that the fees paid for these services compare favorably to fees we would have had to pay for similar services rendered by non-directors.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning compensation earned for all services rendered to Kanakaris Wireless in all capacities during the last three fiscal years, for our Chief Executive Officer and our three other executive officers, or the Named Officers, whose total compensation exceeded $100,000 for the year ended September 30, 2001.

                       SUMMARY COMPENSATION TABLE
                                                                              LONG-TERM
                                                                             COMPENSATION
                                           ANNUAL COMPENSATION                  AWARDS
                                      --------------------------------       -------------
                           AS OF
                           YEAR                                OTHER          SECURITIES
          NAME AND         ENDED                               ANNUAL         UNDERLYING
     PRINCIPAL POSITION   SEPT. 30    SALARY       BONUS   COMPENSATION(1)  STOCK OPTIONS
     ------------------    ------     ------       -----    ------------    ---------------
Alex Kanakaris              2001     $167,708  $1,849,725(2)  $19,523(4)          --
  Chairman of the Board,    2000     $175,000     $42,760(3)  $16,041(4)       188,125(5)
  President and Chief       1999     $105,000     $97,098(6)     --               --
  Executive Officer

Branch Lotspeich            2001     $60,375      $67,069(7)     --                --
  Former Vice Chairman      2000     $125,000     $ 4,829(3)     --             76,250(8)
  of the Board,             1999     $105,000     $25,134(9)     --                --
  Former Secretary and
  Former President of
  Desience Corporation

John Robert McKay           2001     $105,000     $16,760(10)    --                --
  Webmaster                 2000     $105,000     $12,145(11)    --             24,750(12)
                            1999     $ 14,998     $ 9,513(3)     --                --

Lisa Lawrence               2001     $49,583      $110,000(13)   --                --
  Former Vice President-    2000     $61,083      $ 34,900(14)   --             33,750(15)
  Internet Division,        1999     $14,750      $  6,875(14)   --                --
  Former Director of
  Internet Business Affairs

------------------------
(1) Aggregate amounts do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in this table.
(2) Represents $227,225 of debt forgiveness and $1,622,500 of common stock granted.
(3)      Represents debt forgiveness.
(4) Represents pro rata cost of life insurance payable to the heirs of Mr. Kanakaris
(5) Of this total, options to purchase an aggregate of 83,125 shares were cancelled on March 14, 2001.
(6)      Represents $73,378 of cash and $23,720 of debt forgiveness.
(7) Mr. Lotspeich resigned as a member of our board of directors, as our Vice President and Secretary and as President of Desience Corporation in February 2002. Amount represents $4,569 of debt forgiveness and $62,500 of common stock granted.
(8) Of this total, options to purchase an aggregate of 16,250 shares were cancelled on March 14, 2001.
(9)      Represents $18,838 of cash and $6,296 of debt forgiveness.
(10) Represents $6,760 of debt forgiveness and $10,000 of common stock granted.
(11)     Represents $5,000 of cash and $7,145 of debt forgiveness.
(12) Of this total, options to purchase an aggregate of 7,500 shares were cancelled on March 14, 2001.
(13) Ms. Lawrence resigned as our Vice President-Internet Division and as Director of Internet Business Affairs in May 2001 and resigned as a member of our board of directors in December 2001. Ms. Lawrence was appointed as a member of our board of directors in February 2002. Amount represents common stock granted.
(14)     Amount represents common stock granted.
(15) Of this total, options to purchase an aggregate of 20,000 shares were cancelled on March 14, 2001.

                OPTION GRANTS FOR THE LAST FISCAL YEAR

         We did not grant any options or stock appreciation rights to the Named Officers during the year ended September 30, 2001.

                OPTION EXERCISES AND FISCAL YEAR-END VALUES

         There were no exercises of options by the Named Officers during the fiscal year ended September 30, 2001. The following table sets forth the number of exercisable and unexercisable in-the-money stock options and their values at September 30, 2001 for the Named Officers. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

                              NUMBER OF
                        SECURITIES UNDERLYING       VALUE ($) OF UNEXERCISED
                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         SEPTEMBER 30, 2001           SEPTEMBER 30, 2001(1)
                     ---------------------------   ---------------------------
      NAME           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----           -----------   -------------   -----------   -------------

Alex F. Kanakaris...    105,000         --              $0            --

Branch Lotspeich....     60,000         --              $0            --

John Robert McKay...     17,250         --              $0            --

Lisa Lawrence.......     13,750         --              $0            --

---------------
(1) The closing price of our common stock on September 28, 2001, as adjusted for the 1-for-20 reverse split of our common stock that occurred on December 7, 2001, was $.60, which price did not exceed the exercise price of the options.

                             2000 STOCK OPTION PLAN

         Our board of directors and stockholders adopted our 2000 Stock Option Plan, or the 2000 Plan. The 2000 Plan is designed to enable us to offer an incentive-based compensation system to employees, officers and directors of Kanakaris Wireless and to employees of companies who do business with us. The 2000 Plan provides for the grant of incentive stock options, or ISOs, and nonqualified stock options, or NQOs. ISOs and NQOs both are referred to below as options.

         A total of 150,000 shares of our common stock are authorized for issuance under the 2000 Plan. As of September 23, 2002, we had fourteen employees, officers and directors eligible to receive options under the 2000 Plan, and options to purchase up to 23,125 shares of our common stock were outstanding under the 2000 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the exercise price of any option, may again be used for awards under the 2000 Plan.

         The 2000 Plan is to be administered by a committee of not less than two nor more than five persons appointed by the board of directors, each of whom must be a director of Kanakaris Wireless. The board of directors also may act as the committee under the 2000 Plan. It is the intent of the 2000 Plan that it be administered in a manner such that option grants and exercises would be exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The committee for the 2000 Plan is presently comprised of Alex Kanakaris and John McKay.

         The committee is empowered:

         o to select those eligible persons to whom options shall be granted under the 2000 Plan;
         o to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs, and the number of shares to be subject to each option; and
         o to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2000 Plan.

         The committee has sole discretion to interpret and administer the 2000 Plan, and its decisions regarding the 2000 Plan are final.

         ISOs granted under the 2000 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of Kanakaris Wireless on the date of grant, such exercise price shall be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2000 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

         The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2000 Plan, materially increase the benefits to optionees under the 2000 Plan, materially modify the requirements as to eligibility to participate in the 2000 Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2000 Plan after May 24, 2010.

         Although not intended as an anti-takeover measure by the board of directors, one of the possible effects of the 2000 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of Kanakaris Wireless. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

         In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of Kanakaris Wireless, or other attempted changes in the control of Kanakaris Wireless. In the opinion of the board of directors, such an acceleration provision merely ensures that optionees under the 2000 Plan will be able to exercise their options as intended by the board of directors and stockholders of Kanakaris Wireless prior to any such extraordinary corporate transaction that might serve to limit or restrict such right. The board of directors is, however, not presently aware of any threat of hostile takeover involving shares of Kanakaris Wireless.

BOARD COMMITTEES

         We do not have nominating or compensation committees of the board of directors and, except as described below, no committee of the board of directors performs similar functions other than our stock option committee, which discharges the functions of a compensation committee with respect to stock option grants.

         Our board of directors has appointed an executive committee that currently consists of directors Alex Kanakaris and John McKay. Subject to any actions that may be taken by our full board of directors, the executive committee has the authority to:

         o Appoint officers and agents of Kanakaris Wireless and determine their salaries;
         o Borrow money, and issue bonds, notes or other obligations and evidences of indebtedness;
         o Authorize the corporate seal to be affixed to documents of our company;
         o Determine questions of general policy with regard to the business of Kanakaris Wireless;
         o        Make recommendations as to declaration of dividends;
         o Issue equity securities for cash, property or services rendered, at prices no less than 40% of the last bid price on the OTC Bulletin Board(R) on the day prior to approval of issuance; and
         o Make loans from time to time to officers and employees of our company and determine the amount, interest rate and due date for the loans and whether the loans will be collateralized, provided that no loan may result in an outstanding loan balance of more than $300,000 at any one time (notwithstanding any loans made prior to May 17, 2000) and provided further that no funds received from any debenture agreement entered into by Kanakaris Wireless during 1999 and 2000 were to be used to fund any such loans.

         In February 2001, our board of directors appointed an audit committee consisting of three directors: Alex Kanakaris, Rose Forbes and Charles Moore. The audit committee members were appointed to serve for a term of one year or until their successors are appointed. The audit committee shall perform the following functions:

         o review the scope and effectiveness of audits by our independent public accountants and internal auditors;
         o select and recommend to the board of directors the employment of independent public accountants;
         o review the audit plans of our independent public accountants and internal auditors;
         o review and approve the fees charged by the independent public accountants;
         o review our quarterly and annual financial statements before their release;
         o review the adequacy of our system of internal controls and recommendations of the independent public accountants with respect thereto; and
         o review and act on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities.

         While the audit committee has the responsibilities and powers described above, it is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

         No executive officer of Kanakaris Wireless has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of Kanakaris Wireless.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation and Bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our Articles of Incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from limitation or liability is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2001, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            SELLING SECURITY HOLDERS

         The following table sets forth information as of September 23, 2002 with respect to the beneficial ownership of our common stock both before and immediately following the offering by each of the selling security holders.

         Calculations of the percent of outstanding shares owned are based on 24,450,065 shares of our common stock issued and outstanding as of the date of the table. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying options, warrants, debentures, notes or preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

         The terms of debentures and warrants owned by AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC prohibit conversion of those debentures or exercise of those warrants to the extent that a conversion of those debentures would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% of our outstanding shares of common stock. A holder may waive the 4.999% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a holder from converting or exercising a debenture or warrant and selling shares underlying that debenture or warrant in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amounts. In light of the limitations contained in those debentures and warrants, the number of shares shown in the table as beneficially owned by each holder of those debentures and warrants prior to this offering has been limited to 4.999% of the shares of our common stock outstanding as of the date of the table. However, the number of shares being offered by each holder under this prospectus is in excess of the amount of shares issuable to that holder without such holder's waiver of the conversion and exercise limitations discussed above.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders.

         All of the shares of common stock being offered under this prospectus are issuable upon conversion of debentures or upon exercise of warrants that were acquired by the selling security holders from us in connection with a private placement that we made effective on September 11, 2002 or in connection with additional funding tranches, as described below, that the debenture investors have committed to make. In the private placement effective on September 11, 2002, we issued $250,000 in principal amount of secured convertible debentures due September 11, 2003 to three accredited investors, or the debenture investors, in exchange for gross proceeds of $250,000 in cash. In connection with that private placement, we also issued warrants to purchase up to an aggregate of 750,000 shares of our common stock to the debenture investors. Upon filing of the registration statement of which this prospectus is a part, the debenture investors have committed to purchase an additional $175,000 of our secured convertible debentures and related warrants to purchase up to an aggregate of 525,000 shares of our common stock. Upon declaration of the effectiveness by the Securities and Exchange Commission of the registration statement of which this prospectus is a part, the debenture investors have committed to purchase an additional $175,000 of our secured convertible debentures and related warrants to purchase up to an aggregate of 525,000 shares of our common stock.

         The secured convertible debentures bear interest at an initial interest rate of 12% per year. The initial conversion price of the debentures is equal to the lesser of (i) 50% of the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding a conversion date, and (ii) $0.01. The conversion price also is subject to customary anti-dilution adjustments in connection with additional financing transactions, mergers, acquisitions, stock splits, dividends and the like.

         We agreed to register for resale a total of 200% of the shares of common stock that may be issuable upon conversion of the convertible debentures and related warrants. The shares of common stock being offered under this prospectus include the full number of shares of common stock issuable upon conversion of the secured convertible debentures and upon exercise of the related warrants without regard to the exercise limitations described above.

         We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

         o The date that all shares of common stock offered under this prospectus may be resold by those holders in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, under Rule 144 under the Securities Act; and

         o The date that all shares of common stock offered by those holders under this prospectus have been resold and no corresponding debenture amounts remain outstanding.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                                                   Shares of Class                   Shares of
                                                     Beneficially                   Class Being                Shares of Class
     Name and Address of             Title of         Owned Prior                  Offered Under              Beneficially Owned
     Beneficial Owner(1)              Class        to this Offering               this Prospectus            After this Offering(2)
      ------------------              -----       -------------------            ------------------         -----------------------
                                                  Number        Percent                                     Number          Percent
                                                  ------        -------                                     ------          -------
AJW Partners, LLC
1044 Northern Boulevard, Suite 302
Roslyn, NY 11576 .....................Common     1,274,116(3)      4.99%            41,200,000(4)       1,274,116(2)(3)     4.99%

AJW Offshore, Ltd.
1044 Northern Boulevard, Suite 302
Roslyn, NY 11576 .....................Common     1,286,574(3)      4.99%            41,200,000(4)       1,286,574(2)(3)     4.99%

AJW Qualified Partners, LLC
1044 Northern Boulevard, Suite 302
Roslyn, NY 11576 .....................Common     1,286,574(3)      4.99%            41,200,000(4)       1,286,574(2)(3)     4.99%

---------------

(1) The natural person(s) who exercise the sole or shared voting and dispositive powers with respect to the shares of common stock offered under this prospectus for the accounts of the entities listed above are as follows: Corey S. Ribotsky for AJW Partners, LLC; Corey S. Ribotsky for AJW Offshore, Ltd.; and Corey Ribotsky for AJW Qualified Partners, LLC.

(2)      Assumes that all shares offered are sold.

(3) Due to contractual beneficial ownership limitations, the number of shares shown has been limited to 4.999% of the sum of the shares of our common stock outstanding as of the date of the table and a number of additional shares deemed outstanding such that the resulting number, including shares presently outstanding and held by the beneficial owner, is equal to 4.999% of such sum.

(4) Consists of 40,000,000 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures, and 1,200,000 shares of common stock issuable upon exercise of warrants.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law.

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of our company or derivatives of Kanakaris Wireless securities and may sell or deliver shares in connection with these trades. The selling security holders who hold derivative securities of Kanakaris Wireless have represented to us that they have not taken a short position in shares of the common stock of Kanakaris Wireless. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders have not indicated to us that they expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In such event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holders, their affiliates and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including, without limitation, Regulation M. Regulation M applies to activities of the selling security holders and their affiliates that may be considered a "distribution," which is an offering of securities, whether or not subject to registration under the Securities Act of 1933, that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Due to the magnitude of the offering covered in this prospectus, the presence of special selling efforts and selling methods by the selling security holders or their affiliates may cause the shares offered by those security holders to be considered a distribution under Regulation M.

         If the selling security holders or their affiliates are considered to be involved in a "distribution" with respect to shares of common stock of Kanakaris Wireless, they will be prohibited from directly or indirectly bidding for, purchasing, or attempting to induce any person to bid for or purchase shares of common stock offered under this prospectus during the applicable restricted period, which is the period beginning on the later of five business days prior to the determination of the offering price of the shares of common stock offered under this prospectus or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. In addition, in connection with an offering of securities for cash pursuant to a registration statement filed under the Securities Act of 1933, it is unlawful for any person to cover a short sale with offered securities purchased from an underwriter or broker or dealer participating in the offering, if such short sale occurred during the shorter of the period beginning five business days before the pricing of the offered securities and ending with such pricing, or the period beginning with the initial filing of such registration statement and ending with the pricing; however, the provisions of this sentence do not apply to offerings filed under Rule 415 under the Securities Act of 1933, as is the case with the registration statement of which this prospectus is a part.

         The provisions described above may restrict certain activities, including stabilizing activities and short selling by the selling security holders and their affiliates or any other person participating in the sale or distribution of shares offered under this prospectus, and may limit the timing of purchases and sales of any of the shares by the selling security holders, their affiliates or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares of common stock offered under this prospectus.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to some of the selling security holders. We have agreed to indemnify some of the selling security holders against specified losses, claims, damages and liabilities, including liabilities under the Securities Act.

         This prospectus does not cover the sale or other transfer of the debentures or warrants or the issuance of shares of common stock to holders of debentures upon conversion or to holders of warrants upon exercise. If a selling security holder transfers its debentures or warrants prior to conversion or exercise, the transferee of the debentures or warrants may not sell the shares of common stock issuable upon conversion or exercise of the debentures or warrants under the terms of this prospectus unless we appropriately amend or supplement this prospectus.

         For the period a holder holds our debentures or warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the debentures or upon exercise of the warrants. The holders of the debentures and warrants may be expected to voluntarily convert their debentures or exercise their warrants when the conversion or exercise price is less than the market price for our common stock. Further, the terms on which we could obtain additional capital during the period in which the debentures or warrants remain outstanding may be adversely affected.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of September 23, 2002 with respect to the beneficial ownership of our common stock by:

         o Each person known by us to own beneficially 5% or more of our outstanding common stock or other class of capital stock;

         o        Each of our directors;

         o Each of our current executive officers named in the summary compensation table in this prospectus; and

         o        All of our directors and executive officers as a group.

         Calculations of the percent of outstanding shares owned are based on 24,450,065 shares of our common stock, 1,000,000 shares of our Class A Convertible Preferred Stock and 900 shares of our Series B Convertible Preferred Stock issued and outstanding as of the date of the table. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying derivative securities held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.


     Name and Address of             Title of      Shares of Class
     Beneficial Owner(1)(2)           Class       Beneficially Owned
     ----------------------           -----       -------------------
                                                  Number        Percent
                                                  ------        -------

William G. Hopkins
25981 Glen Canyon
Laguna Hills, CA 92653................Common    3,750,000        15.34%

Alex F. Kanakaris.....................Common    3,033,478(3)     12.33%
                         Class A Convertible
                                   Preferred    1,000,000       100.00%

Bristol Capital, LLC
6363 Sunset Blvd., 5th Floor
Los Angeles, CA 90028.................Common    1,286,574(4)      4.99%
                        Series B Convertible
                                   Preferred          900       100.00%

John Robert McKay.....................Common      986,275(5)      4.03%

Lisa Lawrence.........................Common       77,250            *

Van Holster...........................Common       37,760(6)         *

Caroline Michaels.....................Common       27,250(7)         *

Rose Forbes...........................Common      105,000            *

David T. Shomaker.....................Common          750            *

Charles Moore.........................Common       25,000            *

All directors and executive
   officers as a group
   (8 persons)........................Common    4,292,763(8)       17.43%
                         Class A Convertible
                                   Preferred    1,000,000         100.00%
                        Series B Convertible
                                   Preferred           -             -

---------------
 *       Less than 1%.

(1) The address of each director and executive officer named in this table is c/o Kanakaris Wireless, 2716 Ocean Park Blvd., Suite 2005, Santa Monica, California 90405. Mr. Kanakaris and Mr. McKay are directors and executive officers of Kanakaris Wireless. Mr. Holster, Ms. Forbes, Ms. Lawrence, Ms. Michaels and Mr. Moore are directors of Kanakaris Wireless Mr. Shomaker is Acting Chief Financial Officer of Kanakaris Wireless and an advisor to our board of directors.

(2) The natural person(s) who exercise the sole or shared voting and dispositive powers with respect to the shares of capital stock held by the entities listed above are as follows: Paul Kessler and Diana Derycz Kessler for Bristol Capital, LLC.

(3) Consists of 2,878,478 shares of common stock issued and outstanding, 50,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 105,000 shares of common stock issuable upon exercise of options.

(4) Due to contractual beneficial ownership limitations, the number of shares shown has been limited to 4.999% of the sum of the shares of our common stock outstanding as of the date of the table and a number of additional shares deemed outstanding such that the resulting number, including shares presently outstanding and held by the beneficial owner, is equal to 4.999% of such sum.

(5) Consists of 969,025 shares of common stock issued and outstanding and 17,250 shares of common stock issuable upon exercise of options.

(6) Consists of 36,760 shares of common stock issued and outstanding and 1,000 shares of common stock issuable upon exercise of options.

(7) Consists of 26,250 shares of common stock issued and outstanding and 1,000 shares of common stock issuable upon exercise of options.

(8) Consists of 4,118,513 shares of common stock issued and outstanding, 124,250 shares of common stock issuable upon exercise of options and 50,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DIRECTORS AND EXECUTIVE OFFICERS

         In connection with the acquisition by Kanakaris InternetWorks, Inc. of Desience Corporation in October 1997, Mr. Lotspeich, our former Vice Chairman of the Board and Secretary, became entitled to receive 2.5% of the gross sales of Desience Corporation. Effective as of January 1, 2000, Mr. Lotspeich voluntarily relinquished his rights to receive a percentage of gross sales for periods after December 31, 1999. As of June 30, 2002, $16,526 was due and payable to Mr. Lotspeich under this arrangement.

         Effective as of February 26, 1997, Alex Kanakaris, who is our Chairman of the Board, President and Chief Executive Officer and who was then a director and the President of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on February 26, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by our company as part of compensation for services rendered. As of June 30, 2002, the outstanding principal balance of this note was $9,920, and an aggregate of $39,680 in principal and $4,929 in interest had been forgiven as of that date.

         Effective as of April 7, 1997, John McKay, who is a director and the webmaster of Kanakaris Wireless and who was then a director and the webmaster of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $18,000 or the sum of the drawn amounts between April 7, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on April 7, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of June 30, 2002, the outstanding principal balance of this note was $3,400, and an aggregate of $13,599 in principal and $1,689 in interest had been forgiven as of that date.

         Effective as of May 19, 1997, Branch Lotspeich, who is a former director and executive officer of Kanakaris Wireless and who was then a director of Kanakaris InternetWorks, Inc. and the President of Desience Corporation, executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $10,000 or the sum of the drawn amounts between May 19, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on May 19, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of June 30, 2002, the outstanding principal balance of this note was $1,920, and an aggregate of $7,680 in principal and $954 in interest had been forgiven as of that date.

         Effective as of September 30, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of $153,000, with interest at an annual rate of 8.0%. Principal and interest payments under the note were due in annual installments of $38,250 commencing September 30, 1998 and continuing until September 30, 2002, at which time the remaining unpaid principal and interest were due in full. Amounts due under this note have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of June 30, 2002, there was no outstanding balance on this note, and an aggregate of $153,000 in principal and no interest had been forgiven as of that date.

         Effective as of December 31, 1997, John McKay executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1999, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of June 30, 2002, the outstanding principal balance of this note was $2,400, and an aggregate of $9,599 in principal and $1,192 in interest had been forgiven as of that date.

         Effective as of December 31, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of June 30, 2002, the outstanding principal balance of this note was $4,160, and an aggregate of $16,640 in principal and $2,067 in interest had been forgiven as of that date.

         Effective as of December 31, 1997, Branch Lotspeich executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $30,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by our company as part of compensation for services rendered. As of June 30, 2002, the outstanding principal balance of this note was $2,000, and an aggregate of $8,000 in principal and $994 in interest had been forgiven as of that date.

         David Shomaker, our acting Chief Financial Officer, is a partner of Haynie & Company, a certified public accounting firm. We engaged Haynie & Company to provide us with accounting assistance, tax preparation services and acting Chief Financial Officer services commencing in May 1999. Through April 30, 2001, we issued 28,750 shares of common stock to Haynie & Company in connection with this arrangement. Also in connection with this arrangement, Kanakaris Wireless paid to Haynie & Company a fee of $1,000 per month during each month from May 1999 through October 1999, $2,000 per month from November 1999 through January 2000, and $4,000 per month from February 2000 through April 2001. Since May 2001, we have agreed to make cash payments based upon Haynie & Company's regular per diem rates.

         On December 27, 1999, we executed an unsecured promissory note in favor of Branch Lotspeich in the principal amount of $35,000, with interest at an annual rate of 5% as payment for services rendered. Payment of principal and accrued interest was due on or before January 10, 2002, with monthly payments of at least 5% of the outstanding balance to be made beginning in February 2000. This note was repaid in full.

         On December 31, 1999, as incentive compensation, we granted options to purchase up to 105,000 shares of common stock to Alex Kanakaris, options to purchase up to 60,000 shares of common stock to Branch Lotspeich, options to purchase up to 17,250 shares of common stock to John McKay and options to purchase up to 13,750 shares of common stock to Lisa Lawrence, each with an exercise price of $10.40 per share, which was the fair market value of a share of common stock on the date of grant.

         On January 7, 2000, our Desience division executed an unsecured promissory note in favor of Alex Kanakaris in the principal amount of $35,000, with interest at an annual rate of 5%. The promissory note was executed in connection with a loan from Mr. Kanakaris that was made in order to satisfy short-term financing needs. Payment of principal and accrued interest was due on or before May 10, 2000. This note was repaid in full.

         On January 12, 2000, our board of directors authorized us to obtain a term life insurance policy in the amount of $10,000,000 covering Alex Kanakaris which, in the event of the death of Mr. Kanakaris, shall result in 80% of the proceeds of the policy being paid to us and 20% of the proceeds of the policy being paid to the heirs of Mr. Kanakaris, who include, among others, directors Rose Forbes and Lisa Lawrence and then director Branch Lotspeich.

         On January 13, 2000, as incentive compensation, we granted options to purchase up to 1,500 shares of common stock to then director Jeff Hall at an exercise price of $26.20 per share, which was approximately, but not in excess of, the fair market value of a share of common stock on the date of grant.

         On May 11, 2000 we issued 500 shares of common stock to director Lisa Lawrence as compensation for consulting services rendered. Ms. Lawrence's consulting services involved a special project aimed at retaining interns to provide services to Kanakaris Wireless.

         On May 17, 2000, Alex Kanakaris executed a promissory note in favor of Kanakaris Wireless in the principal amount of $160,000, with interest on the unpaid principal balance at an annual rate of 7%. Principal and all accrued interest were due on or before May 16, 2001. The note was collateralized by 7,112 shares of common stock of Kanakaris Wireless owned by Mr. Kanakaris. Amounts due under this note were forgiven as part of compensation for services rendered. As of June 30, 2002, there was no outstanding balance on this note, and an aggregate of $160,000 in principal and $12,563 in interest had been forgiven as of that date.

         On May 25, 2000, we granted non-qualified options to purchase shares of common stock at $14.10 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, under our 2000 Stock Option Plan to certain officers and directors as follows: Alex Kanakaris received an option to purchase 45,000 shares, then director Branch Lotspeich received an option to purchase up to 16,250 shares, John McKay received an option to purchase up to 5,000 shares, then director Patrick McKenna received an option to purchase up to 12,500 shares, Caroline Michaels, who subsequently became a director, received an option to purchase up to 1,000 shares, and Lisa Lawrence received an option to purchase up to 12,500 shares. On March 14, 2001, the 78,750 options held by Messrs. Kanakaris, Lotspeich and McKay and by Ms. Lawrence were cancelled.

         Effective as of June 12, 2000, David Shomaker executed an unsecured promissory note in favor of Kanakaris Wireless in the principal amount of $15,000, with interest on the unpaid principal balance at an annual rate of 10%. As of September 30, 2000, we cancelled the outstanding balance due in lieu of payment of compensation for services rendered and an aggregate of $15,000 in principal and $452 in interest had been forgiven as of that date. The services rendered by Mr. Shomaker included monthly and quarterly accounting, audit-related services, assistance with stockholder meeting matters, preparation of tax returns and tax planning, provision of monthly cash flow analysis, preparation of income projections, analysis in connection with corporate acquisition opportunities, preparation of corporate business plans and other related financial services.

         In August 2000, we issued 1,500 shares of common stock valued at $22,500 to director Lisa Lawrence as compensation for services rendered. These shares were issued as a bonus for obtaining content for our website.

         In August 2000, we granted non-qualified stock options to purchase shares of common stock at $15.00 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, under our 2000 Stock Option Plan to certain officers and directors as follows:
Alex Kanakaris received an option to purchase 38,125 shares, John McKay received an option to purchase up to 2,500 shares and then director Lisa Lawrence received an option to purchase up to 7,500 shares. On March 14, 2001, these options were cancelled.

         On November 6, 2000, we issued 2,500 shares of common stock valued at $19,000 to then director Jeff Hall as compensation for consulting services rendered. These shares were issued as compensation for advice given by Mr. Hall, who was the President of the Brentwood Media Group at the time of issuance, relating to the publishing business and for strategic analysis in connection with cost/return analysis relating to potential publishing opportunities.

         On November 6, 2000, we issued 5,000 shares of common stock valued at $38,000 to Rose Forbes as compensation for consulting services rendered. The shares granted to Ms. Forbes, who was employed by a movie studio at the time of issuance, were granted as compensation for Ms. Forbes' advice relating to movie industry issues pertaining to online film distribution, including legal rights and other barriers to online film distribution.

         On November 6, 2000, we issued 12,500 shares of common stock valued at $95,000 to Lisa Lawrence as compensation for extraordinary services rendered. These shares were issued to Ms. Lawrence as compensation for her success in organizing and managing the participation of Kanakaris Wireless in several Internet industry events.

         On November 6, 2000, we issued 2,500 shares of common stock valued at $19,000 to then director Pat McKenna as compensation for consulting services rendered. These shares were issued to Mr. McKenna, who was employed in the Internet industry at the time of issuance, for business consultation he rendered as a member of our board of directors, including strategic advice pertaining to partnering with larger Internet-oriented companies.

         On December 11, 2000, we issued 100,000 shares of common stock valued at $510,000 to Alex Kanakaris as a stock bonus for extraordinary services rendered. These shares were issued as bonus compensation for Mr. Kanakaris' successful implementation of an online movie delivery program.

         On January 17, 2001, we entered into a Charter Membership Agreement with the New York Internet Chamber of Commerce, or NYICC, of which Charles Moore is founder and President, which resulted in our payment to NYICC of $5,000 for various promotional services to be provided by NYICC to Kanakaris Wireless.

         On April 6, 2001, we issued 12,500 shares of common stock valued at $31,250 to then director Branch Lotspeich as compensation for services rendered. These shares were issued in lieu of cash compensation payable to Mr. Lotspeich for services as an employee of Kanakaris Wireless.

         On April 18, 2001, we issued 50,000 shares of common stock valued at $100,000 to Alex Kanakaris as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 5,000 shares of common stock valued at $10,000 to John McKay as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 7,500 shares of common stock valued at $15,000 to Lisa Lawrence as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 1,250 shares of common stock valued at $2,500 to Caroline Michaels as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 18, 2001, we issued 1,250 shares of common stock valued at $2,500 to Van Holster as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On May 1, 2001, we issued 14,881 shares of common stock valued at $31,250 to then director Branch Lotspeich as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         As of May 15, 2001, we issued 375,000 shares of common stock valued at $1,012,500 to Alex Kanakaris as compensation for services rendered and to be rendered. These shares were issued as bonus compensation in connection with Mr. Kanakaris' efforts to enhance our prospects of negotiating potential mergers and acquisitions and potential growth opportunities.

         On October 17, 2001, we issued to Branch Lotspeich 50,000 shares of common stock valued at $21,000 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On October 17, 2001, we issued to Caroline Michaels 10,000 shares of common stock valued at $4,200 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On October 17, 2001, we issued to Van Holster 5,000 shares of common stock valued at $2,100 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On October 17, 2001, we issued to John McKay 5,000 shares of common stock valued at $2,100 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On October 17, 2001, we issued to Lisa Lawrence 5,000 shares of common stock valued at $2,100 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On January 11, 2002, we loaned Alex Kanakaris $36,000 at an annual percentage rate of 5%. The loan plus all accrued and unpaid interest is payable five years following the date of the loan. As of June 30, 2002 the outstanding principal balance of this loan and all accrued interest had been repaid.

         On March 18, 2002, we issued to Alex Kanakaris 350,000 shares of common stock valued at $35,000 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On March 18, 2002, we issued to John McKay 180,000 shares of common stock valued at $18,000 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On March 18, 2002, we issued to Lisa Lawrence 50,000 shares of common stock valued at $5,000 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On March 18, 2002, we issued to Van Holster 20,000 shares of common stock valued at $2,000 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On March 18, 2002, we issued to Caroline Michaels 15,000 shares of common stock valued at $1,500 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On March 18, 2002, we issued to Rose Forbes 100,000 shares of common stock valued at $10,000 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On March 18, 2002, we issued to Charles Moore 25,000 shares of common stock valued at $2,500 as compensation for services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 16, 2002, we issued to Alex Kanakaris 1,000,000 shares of common stock valued at $90,000 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On April 16, 2002, we issued to John McKay 250,000 shares of common stock valued at $22,500 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On June 7, 2002, we issued to Alex Kanakaris 1,000,000 shares of common stock valued at $30,000 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         On June 7, 2002, we issued to John McKay 500,000 shares of common stock valued at $15,000 as a stock bonus for extraordinary services rendered. These shares were issued as non-cash bonus compensation in connection with periodic stock bonuses to our employees in recognition of continued employment and dedication to Kanakaris Wireless.

         We are the beneficiary of 80% of the proceeds of a term life insurance policy in the amount of $10,000,000 covering Alex Kanakaris, whose heirs are the beneficiaries of the remaining 20% of the proceeds of that policy. We have paid all premiums associated with this term life insurance policy, including $19,523 for the fiscal year ended September 30, 2001, $16,041 for the fiscal year ended September 30, 2000 and approximately $14,600 for the nine months ended June 30, 2002, all of which are attributable to the 20% portion of the proceeds payable under that policy to the heirs of Mr. Kanakaris. These premium amounts were paid by us for the benefit of the heirs of Mr. Kanakaris as part of Mr. Kanakaris' executive compensation package.

         We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Management -- Compensation of Directors" and "Management -- Executive Compensation."

         For each of the issuances described above and made for consulting or other services rendered, the per share value of the common stock issued was the fair market value of the common stock on the grant date, which equaled the closing price of a share of common stock on the OTC Bulletin Board(R) on that date.

         We do not have a formal loan forgiveness policy and the arrangements for our loans to our officers or directors have been made on a case-by-case basis. With respect to the loans described above made to officers and directors that have been forgiven from time to time, our board of directors or an appropriate committee of our board of directors has approved these arrangements. The loans made in 1997 were made at the request of those individuals and we committed to write off those loans on an annual basis over a period of five years, with each write off of principal and accrued and unpaid interest being recorded as compensation paid to the corresponding individual.

         The loan made in May 2000 to Alex Kanakaris was made at the request of Mr. Kanakaris and we wrote off this loan and recorded as compensation to Mr. Kanakaris the principal and accrued and unpaid interest amounts on the loan as a result of Mr. Kanakaris' extraordinary efforts in operating our business during 2000, which extraordinary efforts included:

              o     direction of the successful acquisition of hundreds of movie masters for utilization on our websites;

              o creation of a working online movie delivery website during a time period when many highly-funded and high profile attempts to create similar sites failed; and

              o bringing our websites to the awareness of a larger audience through interviews on radio, TV and print media pertaining to the evolution of the Internet, many of which were in connection with Mr. Kanakaris' book, Signs of Intelligent Life on the Internet.

         The loan made in June 2000 to David Shomaker was made in connection with services provided by Mr. Shomaker, as more particularly described above, and was subsequently repaid by offsetting compensation owed Mr. Shomaker against this loan. The loan made in January 2002 to Alex Kanakaris was made in lieu of salary and was subsequently repaid by offsetting salary compensation owed Mr. Kanakaris against this loan. In light of the enactment of the Sarbanes-Oxley Act of 2002, it is our policy to no longer extend loans to our directors or officers.

     DEBENTURE INVESTORS

         In February 2000, we issued an aggregate of $1,000,000 of 10% convertible debentures due February 1, 2001 and accompanying warrants to purchase up to 15,000 shares of common stock in a private offering. Bank Insinger de Beaufort purchased $500,000 of the debentures and New Millennium Capital Partners II, LLC and AJW Partners, LLC each purchased $250,000 of the debentures. The debentures initially were convertible into shares of common stock at the lesser of $19.40 per share or 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $38.00 per share. No amounts remain outstanding under these debentures.

         In April 2000, we issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 45,000 shares of common stock in a private offering to four accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $19.40 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $38.00 per share. Bank Insinger de Beaufort purchased $1,500,000 of these debentures and received a proportionate number of the accompanying warrants. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants. As of June 30, 2002, an aggregate of $206,600 of principal plus related interest was outstanding under these debentures.

         In August 2000, we issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 22,500 shares of common stock in a private offering to three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $19.40 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $38.00 per share. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants. As of June 30, 2002, an aggregate of $1,257,500 of principal plus related interest was outstanding under these debentures.

         On January 5, 2001, we issued an aggregate of $650,000 of 12% convertible debentures and accompanying warrants to purchase up to 195,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at the lesser of $2.50 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise. Bristol Investment Fund, Ltd. purchased $400,000 of these debentures and received a proportionate number of the accompanying warrants. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $104,125 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $41,750 of these debentures and received a proportionate number of the accompanying warrants. As of June 30, 2002, an aggregate of $185,181 of principal plus related interest was outstanding under these debentures.

         On March 9, 2001, we issued an aggregate of $650,000 of 12% convertible debentures in a private offering to four accredited investors. The debentures initially are convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Bristol Investment Fund, Ltd. purchased $400,000 of these debentures. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $104,125 of these debentures, and Equilibrium Equity, LLC purchased $41,750 of these debentures. As of June 30, 2002, an aggregate of $438,819 of principal plus related interest was outstanding under these debentures.

         As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, we entered into an agreement with the holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, we granted to New Millennium Capital Partners II, LLC, AJW Partners, LLC, Bank Insinger de Beaufort and Equilibrium Equity, LLC warrants to purchase up to an aggregate of 67,500 shares of common stock at an exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

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         On June 29, 2001, we issued an aggregate of $500,000 of 12% convertible debentures due June 29, 2002 in a private offering. AJW Partners, LLC, New Millennium Capital Partners II, LLC each purchased $200,000 of the debentures and Alliance Equities, Inc. purchased $100,000 of the debentures. The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 75,000 shares of common stock. In May 2002, we restated our June 2001 debenture issued to Alliance Equities to reflect an additional $125,000 investment by Alliance Equities, resulting in a June 2001 debenture held by Alliance Equities in the principal amount of $225,000 and an aggregate principal amount of $625,000 in June 2001 debentures outstanding. As of June 30, 2002, an aggregate of $625,000 of principal plus related interest was outstanding under these debentures.

         As of June 29, 2001, we entered into a letter agreement with some of our debenture holders. The agreement provided various anti-dilution adjustments to the debentures and warrants issued in April and August 2000 and in January and March 2001. These adjustments were made partly in lieu of other adjustments that would have been imposed under the terms of the debenture offering documents. As a result of these adjustments, the conversion prices for the debentures issued to these holders in April and August 2000 and in January and March 2001 were reduced to the lesser of $2.00 per share and 50% of the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the conversion of the debentures. In addition, the exercise prices of the warrants issued to the holders in connection with the offering of the debentures in April and August 2000 and in January and March 2001 were reduced to the lesser of $1.168 per share and the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the exercise of the warrants.

         In January 2002, we issued to Bank Insinger de Beaufort N.V. an aggregate of $200,000 of our 12% Convertible Debentures due January 9, 2003, which were accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock. Bank Insinger may, at its option, purchase an additional $200,000 of our 12% convertible debentures and warrants to purchase up to 600,000 shares of common stock within 30 days after the effective date of the registration statement of which this prospectus is a part. None of the shares underlying any of the convertible debentures or warrants that Bank Insinger has the option to purchase are registered for resale under the registration statement of which this prospectus is a part. The debentures are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. The full amount of these debentures remains outstanding. The warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. As of June 30, 2002, an aggregate of $200,000 of principal plus related interest was outstanding under these debentures.

         In January 2002, and in connection with the issuance of our 12% convertible debenture due January 9, 2003, we entered into an agreement with Bank Insinger de Beaufort, Bristol Investment Fund, Ltd., Bristol Capital, LLC, and Paul Kessler, who is a principal of Bristol Capital, LLC. Under the agreement, the conversion price of the 10% Convertible Debenture due May 1, 2002 that Bank Insinger purchased in the April 2000 offering was amended to be the lesser of $.055 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion. In addition, the exercise prices of the warrants issued to Bank Insinger in the February 2000, April 2000 and May 2001 offerings, the warrants issued to Bristol Investment Fund in the January 2001 offering, the warrants issued to Bank Insinger in the April 2000 offering that were transferred to Bristol Capital, and the option issued to Paul Kessler pursuant to a consulting agreement dated as of September 26, 2000 were amended so that the exercise prices are equal to 50% of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise. The expiration dates of each of the warrants and options described in the preceding sentence were extended so that each is exercisable until the seventh anniversary of its issuance.

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         In March 2002, we issued to AJW Partners, LLC, New Millennium Capital
Partners II, LLC, AJW Qualified Partners, LLC (f/k/a Pegasus Capital Partners,
LLC) and AJW Offshore, Ltd. (f/k/a AJW/New Millennium Offshore, Ltd.) an aggregate of $500,000 of our 12% Convertible Debentures due March 29, 2003, which were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The debentures are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.035 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. The warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.035 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. As of June 30, 2002, an aggregate of $500,000 of principal plus related interest was outstanding under these debentures.

         In September 2002, we issued to AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC, an aggregate of $250,000 of our 12% Convertible Debentures due September 11, 2003, which were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The debentures are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.01 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. The warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.005 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise.

         As of September 23, 2002, in addition to the debentures issued in September 2002 described above:

              o     $1,443,625 of the original $4,500,000 principal balance of
                     10% Convertible Debentures due May 1, 2002 remained outstanding;

              o     $185,181 of the original $650,000 principal balance of 12%
                     Convertible Debentures due January 5, 2002 remained outstanding;

              o     $438,819 of the original $650,000 principal balance of 12%
                     Convertible Debentures due March 9, 2002 remained outstanding;

              o     $625,000 of the original $625,000 principal balance of 12%
                     Convertible Debentures due June 29, 2002 remained outstanding;

              o     $200,000 of the original $200,000 principal balance of 12%
                     Convertible Debentures due January 9, 2003 remained outstanding; and

              o     $500,000 of the original $500,000 principal balance of 12%
                     Convertible Debentures due March 29, 2003 remained outstanding;

         As of September 23, 2002, we entered into an agreement with the holders of the debentures listed above to extend the due date of these debentures to September 23, 2003. In consideration for the extension, we granted to the holders of these debentures warrants to purchase up to an aggregate of 5,189,126 shares of common stock at an exercise price equal to the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the exercise of the warrants. The warrants granted included warrants to Bank Insinger de Beaufort to purchase up to 1,285,028 shares of common stock, warrants to AJW Partners, LLC to purchase up to 808,010 shares of common stock, warrants to New Millennium Capital Partners II, LLC to purchase up to 808,010 shares of common stock, warrants to Equilibrium Equity, LLC to purchase up to 56,062 shares of common stock, warrants to Bristol Investment Fund, Ltd. to purchase up to 240,000 shares of common stock, warrants to Bristol Capital, LLC to purchase up to 132,016 shares of common stock, warrants to Alliance Equities, Inc. to purchase up to 60,000 shares of common stock, warrants to AJW Offshore, Ltd. (f/k/a AJW/New Millennium Offshore, Ltd.) to purchase up to 900,000 shares of common stock, and warrants to AJW Qualified Partners, LLC (f/k/a Pegasus Capital Partners, LLC) to purchase up to 900,000 shares of common stock.

         For each of the issuances described above and made for consulting or other services rendered, the per share value of the common stock issued was the fair market value of the common stock on the grant date, which equaled the closing price of a share of common stock on the OTC Bulletin Board(R) on that date.

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                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. Of the 5,000,000 shares of preferred stock, 1,000,000 shares have been designated as Class A Convertible Preferred Stock and 900 shares have been designated as Series B Convertible Preferred Stock. The remaining 3,999,100 shares of preferred stock are undesignated. As of September 23, 2002, there were 24,450,065 shares of common stock outstanding held by approximately 348 holders of record, 1,000,000 shares of Class A Convertible Preferred Stock outstanding held by Alex Kanakaris, a director and the Chairman of the Board, President and Chief Executive Officer of Kanakaris Wireless and 900 shares of Series B Convertible Preferred Stock held by Bristol Capital, LLC. Below is a summary description of our capital stock.

         As a result of our registration obligations under our various convertible debentures, related warrants, convertible promissory notes and shares of convertible preferred stock, we are required to increase our authorized capital so that a sufficient number of shares of common stock underlying these securities may be registered for resale. We believe that we will need to increase our authorized capital to at least 1,000,000,000 shares of common stock or, alternatively, effectuate an increase in our authorized capital by conducting a reverse stock split of at least 1-for-4 while holding constant our existing 250,000,000 shares of authorized common stock. We intend to effectuate an increase in our authorized capital or a reverse stock split as soon as practicable and in the amount determined appropriate by our board of directors.

COMMON STOCK

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

         The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding-up of Kanakaris Wireless, the assets legally available for distribution to stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and the rights of any outstanding class or series of preferred stock to have priority to distributed assets.

         All outstanding shares of common stock are, and the shares of common stock that are registered for resale under this prospectus and are issuable upon exercise or conversion of options, warrants or debentures will be, when issued and delivered, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subordinate to any series of preferred stock that we may issue in the future.

PREFERRED STOCK

         Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding other than the shares of our Class A Convertible Preferred Stock, and we have no present plans to issue any additional preferred shares. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock.

    CLASS A CONVERTIBLE PREFERRED STOCK

         Shares of our Class A Convertible Preferred Stock rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Class A Preferred are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, before any dividend is paid on common stock, but only if a majority of the holders of outstanding shares of Series B Preferred consent.

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         Holders of Class A Preferred are entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Class A Preferred then outstanding, voting as a separate class, is required for Kanakaris Wireless to do any of the following:

         o amend, alter or repeal any of the preferences or rights of the Class A Preferred;
         o        authorize any reclassification of the Class A Preferred;
         o        increase the authorized number of shares of the Class A
                  Preferred; or
         o create any class or series of shares ranking prior to the Class A Preferred as to dividends or upon liquidation.

         Shares of Class A Preferred are not entitled to preemptive rights.

         Shares of Class A Preferred have a liquidation preference of $.10 per share plus accumulated and unpaid dividends. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Class A Preferred will not be entitled to any further participation in any distribution of assets by Kanakaris Wireless.

         The Class A Preferred may be redeemed by Kanakaris Wireless at any time upon 30 days' prior written notice at a redemption price of $.50 per share. Holders of Class A Preferred have the right to convert their shares of Class A Preferred into our common stock until the third business day prior to the end of the 30-day notice period. The redemption price for Class A Preferred is payable together with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Class A Preferred through the most recent dividend payment date have not been paid, the Class A Preferred may not be redeemed in part unless approved by the holders of a majority of the outstanding shares of Class A Preferred, and we may not purchase or acquire any share of Class A Preferred other than under a purchase or exchange offer made on the same terms to all holders of Class A Preferred. If less than all outstanding shares of Class A Preferred are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

         The shares of Class A Preferred are not subject to any sinking fund or other similar provision. The redemption by us of all or part of the Class A Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

         Holders of Class A Preferred have the right to convert their shares of Class A Preferred into shares of common stock at any time before the third business day prior to the end of any 30-day redemption notice period, at a conversion rate equal to one-twentieth of one share of common stock per share of Class A Preferred. The conversion rate is subject to anti-dilution adjustments. If we disappear in a merger or consolidation or we sell substantially all of our assets, then each share of Class A Preferred will entitle the holder to convert such share into the kind and amount of consideration that the holder would have been entitled to receive immediately after the merger, consolidation or sale.

    SERIES B CONVERTIBLE PREFERRED STOCK

         Shares of our Series B Convertible Preferred Stock, or Series B Preferred, rank senior to our common stock and our Series A Preferred, as to distribution of assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The stated value of the Series B Preferred is $1,000 per share. Shares of Series B Preferred bear dividends at an annual rate of 8%, payable on a quarterly basis in cash or, at the option of the holder of the Series B Preferred, in shares of our common stock at the then applicable conversion price. So long as any shares of Series B Preferred are outstanding, no dividends or distribution may be made to the holders of any other equity securities, nor may any other equity securities be redeemed without the prior written consent of holders of a majority of the shares of Series B Preferred, voting together as a single class.

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         Holders of Series B Preferred are entitled to no voting rights whatsoever, except as specifically provided by Nevada law or with respect to the following matters for which approval of the affirmative vote of the holders of a majority of the shares of Series B Preferred then outstanding, voting as a separate class, is required for Kanakaris Wireless to do any of the following:

         o amend, alter or repeal any of the preferences or rights of the Series B Preferred or any capital stock of Kanakaris Wireless so as to affect adversely the Series B Preferred;
         o create any class or series of shares ranking prior to or on parity with the Series B Preferred as to distribution of assets upon liquidation, dissolution or winding up;
         o        increase the authorized number of shares of the Series B
                  Preferred;
         o issue any class or series of shares ranking prior to or on parity with the Series B Preferred;
         o        increase the par value of the common stock; or
         o do any act or thing not authorized or contemplated by the certificate of designation of preferences and rights of the Series B Preferred which would result in taxation of the holders of shares of the Series B Preferred under Section 305 of the Internal Revenue Code of 1986, or any comparable provision of the Internal Revenue Code.

         Shares of Series B Preferred have a liquidation preference of $1,000 per share plus accumulated and unpaid dividends and any penalties that may be payable as a result of our failure to satisfy our obligations in connection with one or more conversions of shares of Series B Preferred or any other amount that may be owed under our agreements with the holders of the shares of Series B Preferred. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Series B Preferred will not be entitled to any further participation in any distribution of assets by Kanakaris Wireless.

         We are required to redeem the shares of Series B Preferred upon the occurrence of the following events after the election of holders of a majority of the outstanding shares of Series B Preferred:

         o we fail to satisfy our obligations upon a conversion of shares of Series B Preferred or our obligations under our agreements with the holders of the shares of Series B Preferred;

         o we fail to register for resale with the Securities and Exchange Commission shares of our common stock underlying the shares of Series B Preferred within certain specified time periods or maintain the effectiveness of that registration;

         o we or any of our subsidiaries makes an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee or a receiver or trustee is otherwise appointed;

         o bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against us or any of our subsidiaries;

         o we fail to maintain the listing of our common stock on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, or the Over-the- Counter Bulletin Board.

         Upon the occurrence of one of the redemption events set forth above and upon the consent of the holders of a majority of the shares of Series B Preferred, we will be required to redeem the shares of Series B Preferred for an amount per share equal to the greater of (i) $1,000 plus any accrued and unpaid dividends and any penalties that may be payable as a result of our failure to satisfy our obligations in connection with one or more conversions of shares of Series B Preferred or any other amount that may be owed under our agreements with the holders of the shares of Series B Preferred, multiplied by 120%, and
(ii) the highest number of shares of common stock issuable upon conversion of the shares of Series B Preferred to be redeemed calculated immediately prior to the redemption payment, multiplied by the highest closing price of a share of our common stock during the period beginning on the date of the first event that required redemption and ending one day prior to the redemption payment.

         If the shares of Series B Preferred cease to be convertible as a result of limitations imposed by the securities market on which our common stock is listed or traded, then we will be obligated to immediately redeem the shares of Series B Preferred at the redemption price set forth above.

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         We are permitted to redeem the shares of Series B Preferred if (i) we are not then required to redeem shares of Series B Preferred, (ii) the shares of common stock underlying the shares of Series B Preferred have been registered and the registration statement covering those shares has been effective for at least twenty days prior to our redemption, and (iii) we have sufficient number of authorized shares of common stock reserved for issuance upon full conversion of the shares of Series B Preferred. The redemption payment per share for shares of Series B Preferred that we are permitted to redeem is equal to 120% multiplied by $1,000 plus any accrued and unpaid dividends and any penalties that may be payable as a result of our failure to satisfy our obligations in connection with one or more conversions of shares of Series B Preferred or any other amount that may be owed under our agreements with the holders of the shares of Series B Preferred. If we deliver a redemption notice and fail to make the redemption payment within twelve business days following that notice, we will forever forfeit our right to redeem shares of Series B Preferred.

         The shares of Series B Preferred are not subject to any sinking fund or other similar provision. The optional redemption by us of all or part of the Series B Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

         Holders of Series B Preferred have the right to convert their shares of Series B Preferred into our common stock based on the stated value per share of $1,000 and an initial conversion price equal to the lesser of (i) $0.086, and
(ii) 82% of the average of the three lowest intraday trading prices of a shares of our common stock for the twenty day period immediately preceding conversion. The conversion price during certain specified major announcements is the lesser of (i) the conversion price as calculated above, and (ii) the conversion price as calculated on the announcement date, which shall continue until the consummation, termination or abandonment of the transaction that was the subject of the announcement. Upon the issuance from time to time of securities with conversion prices less than the then applicable Series B Preferred conversion price, the conversion price of the shares of Series B Preferred is automatically adjusted to be equivalent to the conversion prices of those securities.

         If we make any distribution of assets, including rights to acquire our assets, to holders of our common stock as a dividend, stock repurchase, by way of return of capital or otherwise, then holders of shares of Series B Preferred are entitled, upon conversion of their shares of Series B Preferred after the date of that distribution, to receive the amount of such assets which would have been payable to the holder with respect to shares of common stock issuable upon such conversion had that holder been the holder of the shares of common stock on the record date for determination of shareholders entitled to that distribution.

         If we make any issuance of convertible securities or rights to purchase stock, warrants, securities or other property pro rata to holders of our common stock, then the holders of shares of Series B Preferred will be entitled to acquire the same securities or rights to purchase as if the holder had the number of shares of common stock into which his shares of Series B Preferred were the convertible on the date used to determine the holders of common stock entitled to receive those securities or rights to purchase.

                          TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is STALT Inc., and their phone number is (775) 831-3335.

                      LEGAL MATTERS AND INTEREST OF COUNSEL

         Certain legal matters with respect to the legality of the shares offered under this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California. Rutan & Tucker, LLP holds a 6% convertible promissory note that is immediately convertible into shares of our common stock at an initial per share price equal to $.085. Shares of common stock issuable upon conversion of the note are included in the shares being offered under the prospectus in another of our registration statements.

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                                     EXPERTS

         The consolidated financial statements of Kanakaris Wireless and subsidiaries for the years ended September 30, 2001 and 2000 and the financial statements of Fast Forward Marketing, Inc., the company from which we acquired our video distribution business, for the years ended December 31, 2001 and 2000 have been included in this prospectus in reliance upon the reports of Weinberg & Company, P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933, and the rules and regulations enacted under its authority, with respect to the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document that is filed as an exhibit to the registration statement. Each statement concerning a contract or document that is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these documents may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Securities and Exchange Commission.

         The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's address on the World Wide Web is http://www.sec.gov. Our main web site is at http://www.Kanakaris.com.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                       KANAKARIS WIRELESS AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Independent Auditors' Report................................................F-2

Consolidated Balance Sheets as of September 30, 2001 and 2000...............F-3

Consolidated Statements of Operations for the Years Ended
     September 30, 2001 and 2000............................................F-5

Consolidated Statements of Comprehensive Loss for the Years Ended
     September 30, 2001 and 2000............................................F-6

Consolidated Statements of Changes in Stockholders' Deficiency
     For the Years Ended September 30, 2001 and 2000........................F-7

Consolidated Statements of Cash Flows for the Years Ended
     September 30, 2001 and 2000............................................F-9

Notes to Consolidated Financial Statements as of
     September 30, 2001 and 2000............................................F-11

Condensed Consolidated Balance Sheet at June 30, 2002 (Unaudited)...........F-45

Condensed Consolidated Statements of Operations for the Three Months
     and Nine Months Ended June 30, 2002 and 2001 (Unaudited)...............F-47

Condensed Consolidated Statements of Comprehensive Loss for the Three
     Months and Nine Months Ended June 30, 2002 and 2001 (Unaudited)........F-48

Condensed Consolidated Statements of Cash Flows for the Nine Months
     Ended June 30, 2002 and 2001 (Unaudited)...............................F-49

Condensed Consolidated Statement of Changes in Stockholders' Equity
     (Deficiency) for the Nine Months Ended June 30, 2002 (Unaudited).......F-51

Notes to Condensed Consolidated Financial Statements (Unaudited)............F-52

                           FAST FORWARD MARKETING, INC.
                           ----------------------------
                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Financial Statements Of And For The Years Ended December 31, 2001
and 2000 And Related Unaudited Pro Forma Information
-----------------------------------------------------------------

Independent Auditors' Report................................................F-64

Balance Sheets as of December 31, 2001 and 2000.............................F-65

Statements of Operations For The Years Ended
   December 31, 2001 and 2000...............................................F-66

Statements of Stockholders' Deficiency For The Years Ended
   December 31, 2001 and 2000...............................................F-67

Statements of Cash Flows For The Years Ended
   December 31, 2001 and 2000...............................................F-68

Notes to Financial Statements...............................................F-69

Pro Forma Consolidated Balance Sheet as of
   September 30, 2001 (Unaudited)...........................................F-78

Pro Forma Consolidated Statement of Operations
   For the Year Ended September 30, 2001 (Unaudited)........................F-80

Note to Pro Forma Financial Statements (Unaudited)..........................F-81

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
Kanakaris Wireless

We have audited the accompanying consolidated balance sheets of Kanakaris Wireless and Subsidiaries as of September 30, 2001 and 2000 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kanakaris Wireless and Subsidiaries as of September 30, 2001 and 2000 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

WEINBERG & COMPANY, P.A.

Los Angeles, California
December 7, 2001

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                           Consolidated Balance Sheets
                        As of September 30, 2001 and 2000

                                                            2001         2000
                                                        -----------  -----------
ASSETS
------

Current assets:
   Cash and cash equivalents                            $   51,473   $  615,101
   Accounts receivable - net                               122,093      302,246
   Inventories                                               1,960        4,455
   Investments in marketable securities                     64,000            -
   Current maturities of note and loan receivable - net          -      102,500
   Current maturities of notes receivable -
      shareholders and related parties                     110,810      249,529
   Interest receivable                                      35,305       10,069
   Prepaid expenses                                         20,063      165,033
                                                        -----------  -----------

           TOTAL CURRENT ASSETS                            405,704    1,448,933
                                                        -----------  -----------

Property and equipment, net of accumulated
   depreciation and amortization                            48,683       49,876
                                                        -----------  -----------

Other assets:
   Notes receivable - shareholders and
      related parties - noncurrent                               -      102,500
   Note and loan receivable - noncurrent                         -       95,810
   Film library - net of accumulated amortization          384,936      452,916
   Goodwill - net of accumulated amortization              328,565      336,766
   Other                                                     2,836        1,400
                                                        -----------  -----------

           TOTAL OTHER ASSETS                              716,337      989,392
                                                        -----------  -----------

           TOTAL ASSETS                                 $1,170,724   $2,488,201
                                                        ===========  ===========

          See accompanying notes to consolidated financial statements.

                          KANAKARIS WIRELESS AND SUBSIDIARIES
                              Consolidated Balance Sheets
                           As of September 30, 2001 and 2000

                                                               2001            2000
                                                          -------------   -------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------

Current liabilities:
   Accounts payable and accrued expenses                  $  1,087,331    $    797,992
   Due to former shareholder of subsidiary                     104,695          89,358
   Convertible debentures                                    2,756,500       3,720,000

                                                          -------------   -------------

           TOTAL CURRENT LIABILITIES                         3,948,526       4,607,350
                                                          -------------   -------------

Stockholders' deficiency:
   Preferred stock, $0.01 par value; 5,000,000 shares
       authorized; 1,000,000 Class A Convertible
       issued and outstanding                                   10,000          10,000
   Common stock, $0.001 par value; 250,000,000 and
       100,000,000 shares authorized; 4,514,704 and
       1,729,884 in 2001 and 2000 respectively, issued
       and outstanding                                           4,514           1,730
   Additional paid-in capital                               28,928,690      19,211,227
   Accumulated deficit                                     (30,564,905)    (21,340,846)
   Deferred expenses                                        (1,108,101)              -
   Less subscription receivable
       (63,000 shares, common)                                       -          (1,260)
   Comprehensive loss                                          (48,000)              -
                                                          -------------   -------------

           TOTAL STOCKHOLDERS' DEFICIENCY                   (2,777,802)     (2,119,149)
                                                          -------------   -------------

           TOTAL LIABILITIES AND
           STOCKHOLDERS' DEFICIENCY                       $  1,170,724    $  2,488,201
                                                          =============   =============

              See accompanying notes to consolidated financial statements.

                                          F-4

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                        Consolidated Statements of Operations
                   For the Years Ended September 30, 2001 and 2000

                                                            2001            2000
                                                       -------------   -------------
Net sales                                              $  1,699,817    $    613,838
Cost of sales                                               681,489         373,487
                                                       -------------   -------------

           GROSS PROFIT                                   1,018,328         240,351
                                                       -------------   -------------

Operating expenses:
   Executive compensation                                 1,443,982         424,380
   Salaries                                                 443,741         253,900
   Payroll taxes                                             38,023          43,319
   Employee benefits                                          3,393          15,517
   Consulting services                                    1,793,110       3,691,027
   Royalties                                                    119           2,333
   Travel and entertainment                                 192,177         206,507
   Telephone and utilities                                   51,015          62,630
   Marketing, advertising and investor relations            611,278       2,277,090
   Professional fees                                        818,429       1,542,975
   Rent                                                      94,263          23,420
   Office and other expenses                                209,293         199,689
   Equipment rental and expense                               2,529           3,485
   Insurance                                                 79,283          59,553
   Auto expense                                                   -             234
   Depreciation and amortization                            146,931          66,091
   Bad debt provision                                       173,928         313,000
   Taxes - other                                              4,253           9,286
   Bank charges                                               2,230           3,082
   Website development                                       50,932               -
   Outside labor                                                  -          52,957
                                                       -------------   -------------

           TOTAL OPERATING EXPENSES                       6,158,909       9,250,475
                                                       -------------   -------------

       Loss from operations before interest
         and other income (expense)                      (5,140,581)     (9,010,124)
                                                       -------------   -------------

Interest and other income (expense):
   Interest income                                           43,847          16,526
   Dividend income                                              474           5,563
   Interest and financing expense                        (3,240,584)     (4,238,671)
   Other income                                              92,785               -
   Settlement agreement - attorney                                -         250,000
   Loss on impairment of investment
     in marketable securities                              (980,000)              -
                                                       -------------   -------------

           TOTAL INTEREST AND OTHER INCOME (EXPENSE)     (4,083,478)     (3,966,582)
                                                       -------------   -------------

       Net loss                                        $ (9,224,059)   $(12,976,706)
                                                       =============   =============

       Net loss per common share - basic and diluted   $      (3.27)   $      (8.69)
                                                       =============   =============

       Weighted average common shares
          outstanding - basic and diluted                 2,820,250       1,492,921
                                                       =============   =============

            See accompanying notes to consolidated financial statements.

                                       F-5

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                  Consolidated Statements of Comprehensive Loss
                 For the Years Ended September 30, 2001 and 2000

                                                        2001            2000
                                                   -------------   -------------

Net loss                                           $ (9,224,059)   $(12,976,706)
Other comprehensive loss:

   Unrealized loss on marketable securities             (48,000)              -
                                                   -------------   -------------

Comprehensive loss                                 $ (9,272,059)   $(12,976,706)
                                                   =============   =============

          See accompanying notes to consolidated financial statements.

                                              KANAKARIS WIRELESS AND SUBSIDIARIES
                                 Consolidated Statement of Changes in Stockholders' Deficiency
                                        For the Years Ended September 30, 2001 and 2000

                                             Preferred Stock               Common Stock
                                      ----------------------------  ----------------------------                   Accumulated
                                          Shares         Amount         Shares         Amount         APIC           Deficit
                                      -------------  -------------  -------------  -------------  -------------   -------------
Balances
September 30, 1999                       1,000,000   $     10,000      1,297,902   $      1,298   $  7,932,406    $ (8,364,140)

   Stock issued for cash:                        -              -         32,300             32        325,468               -

   Stock issued for:
     Accounts payable                            -              -          3,676              3         53,007               -
     Compensation                                -              -          2,000              2       (135,022)              -
     Consulting services                         -              -        101,050            101      2,042,422               -
     Marketing, advertising
       and investor relations                    -              -         54,512             55      1,278,161               -
     Professional
       services                                  -              -         18,750             19        887,981               -

   Converted debentures                          -              -        219,694            220      2,808,682               -

   Convertible debt
    financing costs                              -              -              -              -      3,257,500               -

   Issuance of 48,375 common
     stock options to a consultant-              -              -              -              -        760,622               -

   Net (loss)                                    -              -              -              -              -     (12,976,706)
                                      -------------  -------------  -------------  -------------  -------------   -------------

Balances
September 30, 2000                       1,000,000   $     10,000      1,729,884   $      1,730   $ 19,211,227    $(21,340,846)

(CONTINUED BELOW)

                                        Treasury          Stock
                                         Stock        Subscriptions
                                         Amount         Receivable        Total
                                      -------------   -------------   -------------
Balances
September 30, 1999                    $   (201,920)   $     (1,260)   $   (623,616)

   Stock issued for cash:                        -               -         325,500

   Stock issued for:
     Accounts payable                            -               -          53,010
     Compensation                          201,920               -          66,900
     Consulting services                         -               -       2,042,523
     Marketing, advertising
       and investor relations                    -               -       1,278,216
     Professional
       services                                  -               -         888,000

   Converted debentures                          -               -       2,808,902

   Convertible debt
    financing costs                              -               -       3,257,500

   Issuance of 48,375 common
     stock options to a consultant-              -               -         760,622

   Net (loss)                                    -               -     (12,976,706)
                                      -------------   -------------   -------------

Balances
September 30, 2000                      $        -    $     (1,260)   $ (2,119,149)

                                  See accompanying notes to consolidated
financial statements.

                                       F-7

                                              KANAKARIS WIRELESS AND SUBSIDIARIES
                                 Consolidated Statement of Changes in Stockholders' Deficiency
                                        For the Years Ended September 30, 2001 and 2000

                                              Preferred Stock                Common Stock
                                       ----------------------------  ----------------------------                  Accumulated
                                           Shares         Amount         Shares         Amount         APIC          Deficit
                                       -------------  -------------  -------------  -------------  -------------  -------------

   Stock issued for cash:                         -   $          -        178,833   $        178   $    249,822   $          -

   Stock issued for:
     Compensation                                 -              -        587,381            587      1,828,288              -

     Consulting services                          -              -        420,342            420      1,293,470              -

     Marketing, advertising
       and investor relations                     -              -         30,000             30        177,970              -
     Professional
       services                                   -              -         15,000             15         43,985              -

     Settlement of
       Netbooks.com dispute                       -              -          1,250              1          3,749              -

   Converted debentures                           -              -      1,552,514          1,553      3,089,119              -

   Convertible debt
    financing costs                               -              -              -              -      2,665,002              -

   Issuance of 125,000 common
     stock warrants to a consultant-              -              -              -              -        366,058              -

   Cancellation of stock
     subscriptions                                -              -              -              -              -              -

   Unrealized loss on
      marketable securities                       -              -              -              -              -              -

   Net (loss)                                     -              -              -              -              -     (9,224,059)
                                       -------------  -------------  -------------  -------------  -------------  -------------

BALANCES
SEPTEMBER 30, 2001                        1,000,000   $     10,000      4,514,704   $      4,514   $ 28,928,690   $(30,564,905)
                                       =============  =============  =============  =============  =============  =============

(CONTINUED BELOW)

                                                                       Treasury         Stock
                                         Deferred         Stock       Subscriptions  Comprehensive
                                         Expenses         Amount       Receivable        Loss            Total
                                       -------------   -------------  -------------  -------------   -------------

   Stock issued for cash:              $          -    $          -   $          -   $          -    $    250,000

   Stock issued for:
     Compensation                          (822,656)              -              -              -       1,006,219

     Consulting services                   (285,445)              -              -              -       1,008,445

     Marketing, advertising
       and investor relations                     -               -              -              -         178,000
     Professional
       services                                   -               -              -              -          44,000

     Settlement of
       Netbooks.com dispute                       -               -              -              -           3,750

   Converted debentures                           -               -              -              -       3,090,672

   Convertible debt
    financing costs                               -               -              -              -       2,665,002

   Issuance of 125,000 common
     stock warrants to a consultant-              -               -              -              -         366,058

   Cancellation of stock
     subscriptions                                -               -          1,260              -           1,260

   Unrealized loss on
      marketable securities                       -               -              -        (48,000)        (48,000)

   Net (loss)                                     -               -              -              -      (9,224,059)
                                       -------------   -------------  -------------  -------------   -------------

BALANCES
SEPTEMBER 30, 2001                     $ (1,108,101)   $          -   $          -   $    (48,000)   $ (2,777,802)
                                       =============   =============  =============  =============   =============

                                  See accompanying notes to consolidated
financial statements.

                                       F-8

                             KANAKARIS WIRELESS AND SUBSIDIARIES
                            Consolidated Statements of Cash Flows
                       For the Years Ended September 30, 2001 and 2000

                                                                    2001            2000
                                                               -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $ (9,224,059)   $(12,976,706)
   Adjustments to reconcile net loss
       to net cash used in operating activities:
           Amortization of goodwill                                  28,538          27,580
           Depreciation and amortization                            118,393          38,511
           Write off of organizational costs                              -           1,450
           Stock issued for Netbooks.com legal settlement             3,750               -
           Income from settlement agreement                               -        (250,000)
           Income realized from stock received for services      (1,092,000)              -
           Loss on impairment of investment in
             marketable securities                                  980,000               -
           Provision for bad debts                                  159,260         313,000
           Stock issued for compensation, consulting,
             marketing and professional services                  2,236,664       4,275,639
           Stock options issued for consulting services             366,058         760,622
           Convertible debt - marketing cost                        270,100         715,000
           Convertible debt - financing cost                      2,992,175       3,257,500
   Changes in assets and liabilities (Increase) decrease in:
              Accounts receivable                                   180,153        (161,136)
              Inventory                                               2,495          (4,455)
              Prepaid expenses                                      144,970        (104,220)
              Interest receivable                                   (25,236)         (7,665)
       Increase (decrease) in:
              Accounts payable and accrued expenses                 289,339        (123,306)
                                                               -------------   -------------

           NET CASH USED IN OPERATING ACTIVITIES                 (2,569,400)     (4,238,186)
                                                               -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                               (17,824)        (31,631)
   Decrease (increase) in notes receivable -
      shareholders and related parties                              234,529         (98,306)
   Increase in security deposits                                     (1,436)              -
   Increase in notes receivable - other                                   -        (300,000)
   Note receivable repayments                                        47,000          45,000
   Acquisition of film library                                      (31,397)       (472,339)
                                                               -------------   -------------

           NET CASH PROVIDED BY
           (USED IN) INVESTING ACTIVITIES                           230,872        (857,276)
                                                               -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment to former shareholder of subsidiary                       (5,000)         (5,000)
   Proceeds from convertible debt                                 1,529,900       5,235,000
   Proceeds from sale of common stock                               250,000         325,500
                                                               -------------   -------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES              1,774,900       5,555,500
                                                               -------------   -------------

Net (decrease) increase in cash and cash equivalents               (563,628)        460,038

Cash and cash equivalents, beginning of year                        615,101         155,063
                                                               -------------   -------------

Cash and cash equivalents, end of year                         $     51,473    $    615,101
                                                               =============   =============

                 See accompanying notes to consolidated financial statements

                                       F-9

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                 For the Years Ended September 30, 2001 and 2000

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the years ended September 30, 2001 and 2000, the Company issued 465,342 and 174,312 respectively, of shares of common stock for consulting, marketing, advertising, investor relations and professional services having a fair value of $1,515,890 and $4,208,739, respectively. Of the 174,312 shares issued during the year ended September 30, 2000, 18,750 shares were issued for legal consulting services, and 155,562 shares were issued to a variety of business consultants including 5,000 shares to one member of the Company's board of directors and 150,562 shares to fourteen other consultants. Of the 465,342 shares issued during the year ended September 30, 2001, 2,500 shares were issued for legal consulting services, 12,500 shares were issued for accounting services, and 450,342 shares were issued to a variety of business consultants including 12,500 shares to four members of the Company's board of directors and 437,842 shares to nine other consultants.

During the year ended September 30, 2001, the Company issued 587,381 of shares of common stock in lieu of compensation of $1,006,219. Of the 587,381 shares issued during the year ended September 30, 2001, 525,000 shares were issued to the Company's Chairman of the Board, Chief Executive Officer and President, 59,881 shares were issued to six employees of the Company who were also members of the Company's board of directors and 2,500 shares were issued to two non-director employees of the Company.

During the year ended September 30, 2001, the Company issued 1,250 shares of common stock in settlement of the Netbooks.com dispute.

During the year ended September 30, 2000, the Company distributed 4,951 of shares of treasury stock and issued 2,000 shares of common stock in lieu of compensation of $32,000 and $66,900, respectively, to an employee and director.

During the year ended September 30, 2000, the Company issued 3,676 shares of common stock in exchange for the satisfaction of certain accounts payable having a value of $53,010. These shares were issued to two unrelated third-parties.

During the year ended September 30, 2000, the Company recorded a note receivable in the amount of $250,000, which represented a legal settlement. As of September 30, 2001, $158,000 was still outstanding, which was deemed to be uncollectable and the Company recorded an allowance for the entire balance.

The Company has a liability in the total amount of $104,695 in 2001 and $89,358 in 2000 which represents the amount due to a former sole shareholder of the Company's subsidiary pursuant to the agreement regarding the acquisition of the subsidiary.

During the years ended September 30, 2001 and 2000, the Company issued 125,000 and 48,375 common stock warrants and options respectively, to consultants for services having a fair value as computed under SFAS No. 123 using the Black-Scholes Model of $366,058 and $760,622, respectively.

          See accompanying notes to consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------

        (A) BUSINESS ORGANIZATION AND ACTIVITY
        --------------------------------------

        Kanakaris Wireless, which on June 2, 2000 changed its name from Kanakaris Communications, Inc. (formerly Big Tex Enterprises, Inc.) (the "Company"), was incorporated in the State of Nevada on November 1, 1991. The Company develops and supplies Internet products for electronic commerce, an on-line on-demand movie network and operates a subsidiary which designs and installs modular data control consoles. The Company has introduced a website called AK.TV, an interactive TV channel viewable in devices including Pocket PCs, laptop and desktop computers and TV's.

        (B) BUSINESS COMBINATIONS
        -------------------------

        On October 10, 1997 (the "Acquisition Date"), Kanakaris Internetworks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the Seller had no continuing affiliation with KIW, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive 5% of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. As of September 30, 2001, no advances have been given. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities, and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of KIW. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the Acquisition Date since no trademarks, copyrights, existing or identified long-term requirement contracts or other intangibles existed at that date. Additions to goodwill resulting from the royalty for the years ended September 30, 2001 and 2000 were $20,337 and $23,649, respectively (See Note 1(J)).

        Desience is not a high technology company, but designs and installs specialized business furniture for a variety of industries utilizing base designs developed in 1985. No changes have been made or are contemplated to be made to the basic furniture design, with the exception of minor additions or accouterments. Because of the relative stability of the design of the furniture, management considered the goodwill attributable to the acquisition to be greater than 10 years. However, because of the potential for changes to the basic design in the future, management decided that a life of twenty years was not appropriate. Consequently a 15-year life was adopted.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On November 25, 1997, KIW and its stockholders (the "Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 1,300,000 shares (300,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange") (See Note 6). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, Big Tex changed its name to Kanakaris Communications, Inc., which was subsequently changed to Kanakaris Wireless.

        Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition was accounted for as an acquisition of Big Tex by KIW and a recapitalization of KIW.

        (C) PRINCIPLES OF CONSOLIDATION
        -------------------------------

        The accompanying consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries Kanakaris Internetworks Inc. and Desience. All significant intercompany balances and transactions have been eliminated in consolidation.

        (D) USE OF ESTIMATES
        --------------------

        The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        (E) CASH AND CASH EQUIVALENTS
        -----------------------------

        For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        (F) PROPERTY AND EQUIPMENT
        --------------------------

        Property and equipment are stated at cost and depreciated using the straight line method over the estimated economic useful life of 5 to 7

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the years ended September 30, 2001 and 2000 was $19,016 and $10,806, respectively.

        (G) INVENTORIES
        ---------------

        Inventories at September 30, 2001 and 2000 consisted of parts and finished goods and were recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

        (H) INVESTMENTS IN MARKETABLE SECURITIES
        ----------------------------------------

        The Company classifies marketable debt securities as "held to maturity" if it has the positive intent and ability to hold the securities to maturity. All other marketable securities are classified as "available for sale." Securities classified as "available for sale" are carried on the financial statements at fair market value. Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholder's equity. Securities classified as held to maturity are carried at amortized cost.

        At September 30, 2001, investments in marketable securities consisted of available-for-sale securities of $64,000. For the year ended September 30, 2001, the Company had an unrealized loss from marketable securities of $48,000 due to a temporary decline in fair market value and a realized loss from marketable securities of $980,000 due to a decline in fair value, that in accordance with FASB 115 the Company determined was other than temporary and accordingly is included in the statement of operations (See Notes 5(F) and 5(I)).

        (I) FILM LIBRARY
        ----------------

        The cost to acquire and encode the Company's film library, which at September 30, 2001 aggregated $503,736, is being amortized on a straight-line basis over a 5-year period. Amortization expense for the years ended September 30, 2001 and 2000 amounted to $99,377 and $19,423, respectively.

        (J) SOFTWARE DEVELOPMENT COSTS
        ------------------------------

        In accordance with EITF Issue No. 00-2, the Company accounts for its web site development costs in accordance with Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1").

        SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization and amortization of all internal or external direct costs incurred during the application development stage.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (K) GOODWILL
        ------------

        Goodwill arising from the acquisition of Desience, as discussed in Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years. Amortization expense for the years ended September 30, 2001 and 2000 was $28,538 and $27,580, respectively.

        (L) REVENUE RECOGNITION
        -----------------------

        Kanakaris Wireless produces revenues from the sale of monthly non-refundable subscriptions to its website for movies and books and from advertising on the Company's website. Revenues from the sales of subscriptions are recognized as amounts are received and revenues from advertising are recognized over the term of the advertising contract.

        Desience, a wholly-owned subsidiary of the Company, produces revenues from product sales of business furniture and modular consoles and incidental revenues for installation and freight. Product sale revenues and freight revenues are recognized when the product is shipped. Installation revenues are recognized as work is completed.

        (M) EARNINGS PER SHARE
        ----------------------

        Earnings (loss) per share is computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." The assumed exercise of outstanding common share equivalents was not utilized in 2001 since the effect was anti-dilutive.

        (N) INCOME TAXES
        ----------------

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net operating loss carryforwards have been offset by a deferred tax valuation allowance on the entire amount (See Note 13).

        (O) CONCENTRATION OF CREDIT RISK
        --------------------------------

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk for cash and cash equivalents.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (P) NEW ACCOUNTING PRONOUNCEMENTS
        ---------------------------------

        The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" ("SFAS No. 141") supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in SFAS No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS No. 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

        Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") supersedes APB Opinion 17 and related interpretations. SFAS No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned at the date of the business combination.

        SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

        Statement No. 143 "Accounting for Asset Retirement Obligations" ("SFAS No. 143") establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

        (Q) FAIR VALUE OF FINANCIAL INSTRUMENTS
        ---------------------------------------

        Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

        The carrying amount of the Company's financial instruments, including accounts receivable, notes and loans receivable, accounts payable, accrued liabilities, convertible debentures and amount due to the former Desience stockholder, approximates fair value due to the relatively short period to maturity for these instruments.

        (R) ADVERTISING COSTS
        ---------------------

        In accordance with the Accounting Standards Executive Committee Statement of Position 93-7, costs incurred for producing and communicating advertising of the Company are charged to operations.

        (S) STOCK OPTIONS
        -----------------

        In accordance with Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company has elected to account for stock options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations (See Note 8). The Company accounts for stock options issued to consultants and for other services in accordance with SFAS No. 123 (See Note 9).

        (T) COMPREHENSIVE INCOME (LOSS)
        -------------------------------

        Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income(Loss)," requires that total comprehensive income(loss) be reported in the financial statements. Total comprehensive income(loss) is presented on the consolidated statement of comprehensive income(loss).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 2 ACCOUNTS RECEIVABLE AND CONCENTRATIONS
---------------------------------------------

        Accounts receivable at September 30, 2001 and 2000 were $122,093 and $302,246, respectively, and are deemed fully collectable.

        At September 30, 2001 and 2000, approximately 79% and 27%, respectively, of accounts receivable were due from one customer.

NOTE 3 NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES
----------------------------------------------------------

        The following is a summary of notes receivable at September 30, 2001 and 2000:

                                                                                            2001                 2000
                                                                                       ---------------     --------------
         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.         $       28,160      $      42,240

         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.                 24,960             37,440

         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.                 11,600             17,399

         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.                  7,840             11,760

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

         Note receivable - Shareholder, unsecured. Interest at 8%, principal and interest is payable in five annual installments of $38,250 beginning
         September 30, 1998.                                                           $       38,250      $      76,500

         Note receivable - Shareholder, secured by 7,112 shares of the Company's common stock held by the shareholder. Interest at 7% was payable in full in May 2001 when all accrued and outstanding interest
         was due. Principal payment was due in full in May 2001.                                    -            160,000
                                                                                       ---------------     --------------
         Total Notes Receivable                                                               110,810            345,339
         Less:  Current maturities                                                            110,810            249,529
                                                                                       ---------------     --------------

         TOTAL NOTES RECEIVABLE -
         ------------------------
         LESS CURRENT MATURITIES                                                       $            -      $      95,810
         -----------------------                                                       ===============     ==============

NOTE 4 NOTE AND LOAN RECEIVABLE
-------------------------------

        As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the year ended September 30, 1998 of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note was payable in monthly installments of $20,833 commencing February 15, 1999. The note was in default and the Company had recorded a bad debt allowance on the entire amount of the note as of September 30, 1999.

        During the year ended September 30, 2000, the Company received $45,000 in payments from the former securities attorney and believed that the balance of the note, in the amount of $205,000, would be fully collectible under a new repayment agreement by March 2003. Therefore, the Company reinstated the note in the amount of $250,000 during the year ended September 30, 2000. The new monthly payments were originally scheduled to begin in January 2000 in the amount of $5,694.44 per month. This repayment schedule was subsequently revised on December 1, 2000, calling for payments in the amount of $6,000 per week. As of September 30, 2001 the Company had received payments aggregating $47,000 under the revised repayment schedule. At September 30, 2001, the Company's management deemed the balance due of $158,000 uncollectible and reserved the entire amount.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On August 3, 2000, the Company executed a non-binding letter of intent relating to the acquisition of all of the outstanding shares of stock of PCS Link, Inc., a California Corporation dba Greenwood & Hall. The letter of intent provided, among other things, that the Company would issue 150,000 shares of restricted common stock to the sellers at the closing and would be obligated to issue an additional 100,000 shares of restricted common stock approximately one year later if certain performance criteria were met. In addition, the letter of intent provided that the Company would be required to provide Greenwood & Hall with working capital of $1,200,000 over the next twelve months, of which $300,000 had already been advanced.

        As of October 2000 the letter of intent effectively was cancelled and the Company was due $300,000 for the funds previously advanced. A dispute exists between the parties with regard to the period of time over which the loan may be repaid. The Company wants the loan to be repaid within one year, but Greenwood & Hall wants to repay the loan over a two year period. The Company and Greenwood & Hall have been in negotiations to resolve this dispute. As of September 30, 2001 and 2000, the Company accounted for such advances as a demand loan. The loan is collateralized by 25% of the outstanding common stock of Greenwood & Hall. The ability of the Company to recover these advances and the value of the loan's collateral is in doubt; therefore, a bad debt allowance for the entire amount of the loan $300,000 was recorded at September 30, 2001. If the dispute is not resolved in a timely manner, management intends to bring legal action against Greenwood & Hall.

NOTE 5 COMMITMENTS AND CONTINGENCIES
------------------------------------

        (A) LEASES
        ----------

        On October 8, 1998 the Company, as subtenant, entered into a sublease agreement with the then existing tenant of the Company's headquarters space commencing on October 15, 1998. The term of the sublease was through and including the end of the original term of the tenant's lease of the premises, which was August 20, 2000. The monthly rent on this sublease was $1,512 through August 20, 1999 at which time it increased to $1,579 a month until August 20, 2001. As of September 30, 2001, the Company occupies the same facilities under a month-to- month rental agreement at $1,579 per month. In addition, in April of 2001, the Company rented a second office in Aliso Viejo, California. The office was leased on a month-to-month basis through September 30, 2001. The monthly rent on this lease was approximately $8,500 per month. Rent expense for both offices for the years ended September 30, 2001 and 2000 was $94,263 and $23,420, respectively.

        (B) LEGAL ACTIONS
        -----------------

        On September 15, 1999, an individual filed a complaint against the Company and the executive who is the Chairman of the Board, President, and Chief Executive Officer of the Company in Los Angeles Superior Court

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        alleging breach of contract and fraud. The fraud claim was based primarily on alleged misrepresentation and concealment involving a consulting agreement between the Company and the individual. The individual alleged that he was entitled to certain stock options, of which 75% of the option price allegedly was already deemed paid in exchange for services allegedly rendered to the Company. The individual attempted to exercise the options for the purchase of a certain number of shares to which he claimed to be entitled pursuant to the agreement. The claims against the Company executive were dismissed. The case was submitted for mediation, and a hearing was held resulting in the Company and the individual entering into a Settlement Agreement and General Release on November 1, 2000 whereby the Company agreed to pay $24,000 to the individual and his attorney in three equal installments of $8,000. As of September 30, 2001, all payments had been made and the Company was awaiting an order from the court dismissing the case.

        On October 14, 1999, an Illinois corporation filed suit against the Company and the Company's stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois. The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division. In the complaint, the Illinois corporation sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with the Company's unwillingness to permit them to transfer shares of the Company's common stock held by the Illinois corporation. The Company believes that the shares were wrongfully converted by a predecessor to the Illinois corporation. The Company engaged counsel to analyze the complaint and vigorously defend the Company against all of the Illinois corporation's claims.

        The Company counterclaimed and commenced a third-party action against affiliates of the Illinois corporation. The Illinois corporation and its affiliates filed a separate action in Utah, but the Utah court stayed that action in favor of the action pending in Illinois.

        The Illinois corporation and its affiliates countered by attempting to assert claims against the Company in a separate action in Utah. In the Utah action, the parties were challenging the Company's right to block their transfer of the stock at issue and attempting to recover for damage they claim to have suffered in the interim. The Utah action, however, was promptly stayed by that court in favor of the action pending in Illinois.

        The stock at issue was in the hands of the Company's transfer agent and a stock brokerage firm that clears the trades of introducing brokers. Both of these parties filed actions for interpleader, by which they were prepared to tender to the court the stock certificates to which the Company and the Illinois corporation each laid claim. In July 2000, that tender was effectuated, and the claims asserted by and against the transfer agent and brokerage firm were dismissed. The stock, therefore, was issued and was to remain issued in the name of the United States District Court until the dispute was resolved.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On July 26, 2001, the parties involved entered into a Settlement Agreement and Mutual Release of Claims. Under that agreement, the Company agreed to release all of its claims and to direct the court to execute an assignment of the stock at issue and deliver the stock to Alpha Tech for reissuance to various designated parties in exchange for releases of all claims by parties adverse to the Company in the case and dismissal of the actions in Illinois and Utah. The disputed shares have been distributed pursuant to the agreement of the parties. On August 1, 2001, and August 22, 2001, the referenced action was dismissed by the courts in Illinois and Utah, respectively.

        Dataview Consoles, Inc., a California corporation dba Swanson Engineering & Manufacturing Company, commenced an action against the Company and the Company's subsidiary, Desience Corporation, in the Los Angeles Superior Court on February 14, 2001. The complaint alleged that the Company and Desience owed Dataview $104,601 under several invoices for equipment manufactured for Desience by Dataview in 1997. Concurrently with the filing of the complaint, Dataview filed an application for a right to attach order against the Company and Desience to secure repayment of the debt alleged in the complaint. Effective as of April 3, 2001, the parties to the dispute entered into a settlement agreement under which the Company and Desience paid Dataview $63,584 and agreed to pay Dataview an additional $42,000 in twelve monthly installments of $3,500 beginning May 1, 2001. The settlement agreement also provides that the Company will be entitled to file a request for dismissal after the Company has made all of the installments payments in accordance with the settlement agreement. The settlement agreement also provides that the Company and Desience, on the one hand, and Dataview and its related party, on the other hand, shall all retain the unrestricted right to market, sell, distribute and manufacture or have manufactured under their own respective names all of the data control consoled products that Dataview had been manufacturing for Desience. As of September 30, 2001, the Company has made $17,500 in payments.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On March 8, 2001, Loudeye Technologies, Inc., commenced an action against the Company. The complaint alleged breach of contract for $44,107. The Company has certain defenses to this claim and intends to seek an out-of-court settlement of these claims. A formal answer has been filed to the Complaint.

        The Company is subject to certain legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

        (C) LETTERS OF INTENT
        ---------------------

        On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available to the Company all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has Internet distribution rights. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain royalties on at least a quarterly basis, in an amount of 50% of the gross share of advertising, subscription and pay-per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges. As of September 30, 2001 and 2000, both parties were meeting their obligations under this memorandum of understanding. For the year ended September 30, 2001 and 2000, approximately $1,100 and $10,000, respectively, was paid and charged to operations under this agreement.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (D) LICENSE AGREEMENT
        ---------------------

        On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewable automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, as amended to date, ION grants to the Company a license to use its products, the E*Web (R) and the X*Maker (R) computer software enabling the secure downloading and viewing of websites, for or in connection with the Company's websites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a website. No geographic or territorial restrictions apply to the use of the software. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5% respectively, of the gross revenue. Furthermore, ION shall have the right to buy 5,000 shares of the Company's common stock at a price of $6.00 per share at any time between June 1, 1999 and December 31, 2005, 8,750 shares at $.20 until May 1, 2003, and 4,375 shares at
        $25.90 until May 1, 2003.

        In addition, on May 23, 2000, the Company agreed to pay ION $55,000 for software which will provide for the sale of electronic books on line. As of June 30, 2000, the required payment under this agreement was paid and charged to cost of sales account. As of September 30, 2001, the Company has completed its dealings with ION.

        (E) SERVICE AGREEMENTS
        ----------------------

        In June 2000, the Company entered into a one-year agreement with the Fortino Group, Inc. Based upon the terms of the contract, the Fortino Group agreed to provide media relations services in connection with the marketing and promotion of the Company's business, products and/or services. The Company agreed to pay approximately $300,000 for these services. As of September 30, 2000, $108,706 of this amount had been paid and charged to operations. During the year ended September 30, 2001, the Company received $75,000 of invoices for these services. However, the Company has disputed them due to a lack of performance and has not recorded the liability for such invoices at September 30, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On May 3, 2001, the Company entered into a service agreement with Collectible Concepts, a publicly traded corporation. The Company performed various technological services in exchange for $92,000 in the form of Collectible Concepts restricted stock valued at the closing price of $.023 per share on May 3, 2001, amounting to 4,000,000 shares. As of September 30, 2001 the stock was valued at $.011 per share and the Company recorded an unrealized loss on investment of $48,000. This amount is included in the Company's statement of comprehensive loss.

        (F) INTERNET DATA CENTER SERVICES AGREEMENTS
        --------------------------------------------

        Effective August 9, 1999, the Company entered into an agreement with Microsoft Corporation whereby Microsoft agreed to promote certain of the Company's web sites in consideration for the Company's promotion of specified Microsoft (R) Windows Media Technology (TM) on the Company's web sites through December 30, 2001. No expense or income has been recorded by the Company for the years ended September 30, 2001 and 2000 relating to this agreement because under APB No. 29, "Accounting For Non-monetary Transactions," the fair values of such web site promotions are not determinable within reasonable limits.

        On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation. Microsoft is assisting the Company with the development of an audio/video enhanced website which delivers timely and relevant audiovisual content using Windows Media Technologies in a broadband network infrastructure.

        On March 6, 2000, the Company entered into a Jumpstart Program Agreement with Microsoft whereby Microsoft will assist the Company with the development of an audio/video enhanced website which delivers timely and relevant audiovisual content. No expense or income has been recorded by the Company relating to this agreement because under APB No. 29, "Accounting for Non-monetary Transactions," the fair values of such website promotions are not determinable within reasonable limits.

        On April 20, 2000, the Company entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel," which book pertains to Clark's relationship to Jerry Garcia. Kanakaris paid $7,000 to support completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party that was webcast on the Kanakaris website and made into a videotape. In consideration of this, Clark agreed to pay to the Company in perpetuity a 50% royalty on the gross sales of the book on the Internet and to pay to the Company 50% of all royalties generated for two years by the book, interview and party video, as well as all other ancillary rights. All royalties received from this agreement are included in Internet revenue.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        In May 2000, the Company entered into an agreement with Meiselman-Rede Media Group ("MRMG"). Based upon the terms of the agreement, the Company paid MRMG $100,000 in exchange for the future Internet distribution rights to the first sixteen two-minute duration episodes of a project known as "Paris Falls." Through September 30, 2001 the Company received eight of the episodes. Meiselman-Rede filed for bankruptcy and therefore, the Company does not expect to receive the remaining eight episodes. As of September 30, 2001, the Company wrote off the remaining prepaid amount of $50,000 to cost of sales.

        Under the terms of a second agreement with MRMG, the Company paid $100,000 in May 2000 for the exclusive Internet distribution rights to a film known as "LA River Story" and the right to receive 50% of the sums actually received by MRMG from the exploitation of this film in all types of media. Through September 30, 2001, the Company and MRMG were still in the process of editing this film. However, because of MRMG's filing of bankruptcy, the Company does not expect this project to materialize. All amounts paid were charged to operations.

        On May 1, 2001, the Company signed a Memorandum of Understanding with Ricoh Business Systems whereby Ricoh will provide its technology commonly described as "print on demand" services to the Company for purposes of delivering printed copies of books via the Company's WordPop.com web site. Based upon the terms of the agreement, the Company will pay a certain percentage of the sales price of the books as compensation to Ricoh.

        (G) INVESTOR RELATIONS
        ----------------------

        On September 20, 2000, the Company entered into an investor relations program with WallStreetWebcast.Com. The program is designed to introduce the Company's concept to investment professionals. As of September 30, 2001 and 2000, $30,000 and $12,500 had been paid and charged to operations, respectively.

        (H) CONSULTING
        --------------

         (i) On September 26, 2000, the Company entered into a consulting agreement with an individual to provide financial advisory services. The consultant will be used for general business matters with a goal to furthering the Company's business strategies. The term of the agreement is for twelve months from the effective date of the agreement.

                 In consideration for services to be rendered, the Company issued 25,000 non-qualified stock options which vested immediately upon the execution of the consulting agreement. The options were to expire 5 years from the effective date of the option agreement. The initial exercise price of the option was equal to the lesser of (i) $14.60 and (ii) the average of the lowest three trading prices during the twenty trading days immediately prior to the exercise of the options, discounted by 35% (See Notes 10 and 16(F)).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

         (ii) On June 7, 2001, the Company entered into a one year consulting agreement. Based upon the terms of the agreement, the Company granted 50,000 shares of the Company's common stock valued at $165,000 plus warrants to purchase 100,000 shares of the Company's common stock a an exercise price of $2.00 per share. The exercise price was subsequently decreased to $1.00 per share. As of September 30, 2001, the consultant had exercised all warrants. The first 25,000 shares were purchased at an exercise price of $2.00 per share. The remaining 75,000 shares were purchased at an exercise price of $1.00 per share.

         (iii) On September 4, 2001, the Company entered into a one year consulting agreement with an individual who is affiliated with Alliance Equities, Inc. (See Note 6). Based upon the terms of the agreement, the Company will receive consulting services relating to management, strategic planning and marketing in connection with its business in exchange for 244,445 shares of the Company's common stock plus warrants to purchase 200,000 shares of the Company's common stock with an exercise price at $1.00 per share that expire on September 30, 2001. At September 30, 2001, 75,000 warrants were exercised and the Company received $68,500 and $6,500 was recorded as a consulting expense. The remaining 125,000 warrants expired and were no exercised. There was no charge to operations for the year ended September 30, 2001 to reflect the fair value of the warrants as computed under SFAS No. 12 using the Black-Scholes Model because the amount was determined to be immaterial.

        (I) ADVERTISING AGREEMENT
        -------------------------

         On November 14, 2000, the Company entered into an advertising agreement with eConnect, a publicly traded corporation. The terms of the agreement granted eConnect the exclusive ability to place banner advertisements with hyperlinks on the home pages of CinemaPop.com and WordPop.com, the Company's web sites for movies and books. The Company also sent one e-mail message per month to its subscriber and web partner base with a message provided by eConnect which included information about eCash pads in trade magazine advertisements. Additionally, the Company provided the eConnect website with access to several video feature films so that it would demonstrate the eCash pad ordering system with a link.

         The term of this agreement was for six months, with one six-month renewal option which was not exercised. In consideration for the services the Company rendered under this agreement, the Company was paid $1,000,000 (which was included in net sales) in the form of eConnect restricted stock valued at the closing price of $1.25 per share on November 14, 2000, amounting to 800,000 shares. As of September 30, 2001, the stock was valued at $.025 per share and the Company recorded a realized loss on impairment of investments in marketable securities of $980,000. This amount is included in the Company's statement of operations.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 6 REVOLVING LINE OF CREDIT
-------------------------------

        On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities, Inc. ("Alliance"), a Florida-based venture capital firm. Under the terms of the Agreement, as amended to date, Alliance will make available through December 30, 2003, a $7,000,000 revolving line of credit with interest on the unpaid principal at 10% per annum. Under the terms of the Agreement, the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. Furthermore, in a separate Memorandum of Agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock. See Note 12(A) for issuance of convertible debt to Alliance. As of September 30, 2001, no amounts were outstanding under this line of credit and the Company had issued to Alliance 80,000 shares of the Company's common stock valued at approximately $554,400 for consulting services.

NOTE 7 COMMON STOCK AND PREFERRED STOCK
---------------------------------------

        The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1 (B) are convertible to common stock at an initial conversion rate of one share of common stock per share of Class A convertible preferred stock. Initially, each share of preferred stock was entitled to, among other things, three non-cumulative votes per share on all matters presented to the Company's stockholders for action.

        At a special meeting of the Company's stockholders held on May 24, 2000, the holders of the Company's preferred stock and common stock agreed to amend the Company's Articles of Incorporation so that the voting rights of the preferred stock were increased from 3 votes per share to twenty votes per share. As a result of this increase in voting rights, the Chairman of the Board, who is President and Chief Executive Officer, became entitled to exercise voting control over the Company.

        At a special meeting of the Company's stockholders held on March 14, 2001, the holders of preferred stock and common stock agreed to amend the Company's articles of incorporation so that the voting rights of the preferred stock were increased from twenty non-cumulative votes per share, voting together with the common stock on all matters on which the holders of common stock are entitled to vote, to 100 non-cumulative votes per share on such matters. This amendment was filed on May 2, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        with the Nevada Secretary of State. As a result of this increase in voting rights, the Chairman of the Board, who is President and Chief Executive Officer, became entitled to exercise voting control over the Company.

        On May 2, 2001, the Company filed an amendment to its articles of incorporation that increased the number of shares of common stock authorized from 100,000,000 shares to 250,000,000 shares.

        See Note 16(A) for subsequent common stock disclosure.

NOTE 8 PRIVATE PLACEMENTS
-------------------------

        During the years ended September 30, 2001 and 2000, the Company completed private placements wherein it sold to investors an aggregate of 140,834 and 30,800 common shares for cash of $243,500 and $303,251, respectively. Additionally, during 2001 and 2000 the Company issued common stock in lieu of compensation and for outside services as described in the following paragraphs.

        During 2001, the Company issued 587,381 shares of common stock to officers and stockholders, for compensation having a fair value of $1,006,219, 420,342 shares of common stock for consulting services having a fair value of $1,008,445, 30,000 shares of common stock for marketing, advertising and investor relations having a fair value of $178,000 and 15,000 shares of common stock for professional services having a fair value of $44,000.

        During 2000, the Company issued 2,000 shares of common stock and 4,951 shares of treasury stock to officers and stockholders for compensation having a fair value of $66,900, 101,050 shares of common stock for consulting services having a fair value of $2,042,523, 54,512 shares of common stock for marketing, advertising and investor relations having a fair value of $1,278,216 and 18,750 shares of common stock for professional services having a fair value of $888,000.

        The common shares issued in lieu of compensation and outside services were valued for financial accounting purposes at the fair market value of the common stock on the grant date.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 9 STOCK INCENTIVE PLANS AND EMPLOYEE STOCK OPTIONS
-------------------------------------------------------

        During the year ended September 30, 2000, the Board of Directors terminated the Company's 1999 stock incentive plan which had been adopted on July 9, 1999. In connection with this termination, the 117,500 options granted under this plan were cancelled.

        Effective as of May 24, 2000, the Company's Board of Directors and stockholders adopted a new stock option plan, entitled the 2000 Stock Option Plan (the "Plan"). The Plan was developed to provide a means whereby designated officers, employees and non-employee directors of the Company and its subsidiaries and employees of companies who do business with the Company may be granted incentive or non-qualified stock options to purchase common stock of the Company.

        The Plan authorizes the issuance of options to purchase up to an aggregate of 150,000 shares of the Company's common stock. Incentive stock options granted under the Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the option is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of the total voting securities of the Company on the date of grant, such exercise price shall not be less than 110% of fair market value on the date of grant, and the option period may not exceed five years. Non-qualified stock options granted under the Plan must have an exercise price of not less than 85% of fair market value of the common stock on the date the option is granted. Options may be exercised during a period of time fixed by the committee that administers the Plan, except that no option may be exercised more than 10 years after the date of grant.

        Effective March 14, 2001, the Company's board of directors approved a motion to cancel 126,875 options previously granted to various officers, directors and employees, with the consent of those officers, directors and employees.

        For financial statement disclosure purposes, the fair market value of each stock option granted during the year ended September 30, 2000 was estimated on the date of grant using the Black-Scholes Model in accordance with FASB No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 5.75%, volatility of 87% and expected term of three years. There were no options granted or exercised under this Plan during the year ended September 30, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation cost has been recognized for options issued to employees, officers and directors under the plans for the years ended September 30, 2001 and 2000. Had compensation cost for the Company's stock-based compensation plans been determined on the fair value basis at the grant dates for awards under the plans, consistent with Statement of Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company's net loss for the years ended September 30, 2001 and 2000 would have been increased to the pro-forma amounts indicated below.

                                                  2001                 2000
                                            ----------------     ---------------

Net loss                As reported         $    (9,224,059)     $  (12,976,706)

                         Pro forma          $    (9,224,059)     $  (15,725,139)
Net loss per
share (basic and
diluted)                As reported         $         (3.27)     $        (8.69)
                         Pro forma          $         (3.27)     $       (10.53)

        The effect of applying SFAS No. 123 is not likely to be representative of the effects on reported net loss for future years due to, among other things, the effects of vesting.

        A summary of options held by employees, officers and directors under the Company's stock option plan as of September 30, 2001 and changes during the year ended September 30, 2001, is presented below:

                                                                    Weighted
                                                                    Average
                                             Number of              Exercise
                                              Options                Price
                                           -------------         -------------
Stock Options
-------------
  Balance at beginning of period                145,625          $      14.60
  Cancelled                                    (126,875)         $      14.40
  Granted                                             -                     -
  Exercised                                           -                     -
  Forfeited                                           -                     -
                                           -------------         -------------
  Balance at end of period                       18,750          $      14.20
                                           =============         =============
Options exercisable at end of period             18,750          $      14.20
                                           =============         =============
Weighted average fair value of options
 granted during the period                                       $          -
                                                                 =============

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

The following table summarizes information about stock options issued under the Company's stock option plan to employees, officers and directors and outstanding at September 30, 2001:

                              Options Outstanding                                               Options Exercisable
     ------------------------------------------------------------------------------   ---------------------------------------
                              Number              Weighted                                  Number
                            Outstanding            Average             Weighted           Exercisable             Weighted
        Range of                at                Remaining             Average               at                  Average
        Exercise             September           Contractual           Exercise            September              Exercise
          Price              30, 2001              l Life                Price             30, 2001                Price
     ---------------    -------------------   -----------------     ---------------   -------------------      --------------
     $        14.20               18,750          9 Years           $        14.20                18,750       $       14.20
     ===============    ===================                         ===============   ===================      ==============

NOTE 10 COMMON STOCK OPTIONS ISSUED FOR CONSULTING AND OTHER SERVICES
---------------------------------------------------------------------

        The Company issued 15,000 common stock options on December 31, 1999, at an exercise price of $10.40 per share as consideration for consulting services. The fair market value of the options, aggregating $91,351, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $91,351 was charged to consulting expense at the grant date (See Note 8).

        The Company issued 12,500 common stock options on January 12, 2000, at an exercise price of $5.00 per share as consideration for consulting services. The fair market value of the options, aggregating $322,268, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $322,268 was charged to consulting expense at the grant date (See Note
        8).

        The Company issued 16,500 common stock options on January 13, 2000, at an exercise price of $26.20 per share as consideration for consulting services. The fair market value of the options, aggregating $287,294, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $287,294 was charged to consulting expense at the grant date (See Note
        8).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The Company issued 4,375 common stock options on May 4, 2000, at an exercise price of $25.90 per share as consideration for consulting services. The fair market value of the options, aggregating $59,709, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $59,709 was charged to consulting expense at the grant date. This stock option was granted under the 2000 stock option plan and is included in the calculations in Note 9. The Company issued 25,000 common stock warrants on September 26, 2000, at an exercise price of $14.60 per share as consideration for consulting services. The fair market value of the options aggregating $125,407, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 6.00%, expected option life 3 year. The $125,407 was recorded as a prepaid expense at the grant date (See Note 5(H(i)).

        The Company issued 75,000 common stock warrants on June 7, 2001, at an initial exercise price of $2.00 per share as consideration under a consulting agreement. The exercise price was subsequently adjusted to $1.00 per share. The fair market value of the options aggregating $189,502 was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 130%, risk-free interest rate 4.25%, expected option life 1 year. The $189,502 was charged to consulting expense at the grant date (See Note 5(H(ii)).

        In addition, the Company issued 25,000 common stock warrants on June 7, 2001, at an exercise price of $2.00 per share as additional consideration under the same consulting agreement. The fair market value of the options aggregating $51,149 was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 130%, risk-free interest rate 4.25%, expected option life 1 year. The $51,149 was charged to consulting expense at the grant date (See Note 5(H(ii)).

NOTE 11 COMMON STOCK RESALE REGISTRATIONS
-----------------------------------------

        In January 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 89,167 shares of the Company's common stock underlying convertible debentures described in Note 12 were registered for resale by various investors.

        In March 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 128,403 shares of the Company's common stock underlying convertible debentures and warrants issued in 1999 and described in Note 12(B) were registered for resale by the holders of the debentures and warrants.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        In July 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 761,595 shares of the Company's common stock underlying portions of the convertible debentures and warrants issued in 2000 and described in Notes 12(B) and (C) and were registered for resale by the holders of the debentures and warrants. In addition, the 43,334 shares registered in January 2000 and 64,661 of the shares registered in March 2000 were covered by the prospectus included in this registration statement.

        In a series of SB-2 registration statements, the Company registered underlying common stock required to be issued upon the conversion of the related convertible debentures and warrants. (See Note 12).

        As described in Note 16(B), the Company is obligated to register for resale shares of common stock that are issuable in connection with its 2002 debenture offering.

NOTE 12 CONVERTIBLE DEBT
------------------------

        (A) ALLIANCE EQUITIES
        ---------------------

        In order to provide working capital and financing for the Company's expansion, on August 5, 1999 the Company entered into an agreement with Alliance Equities ("the Purchaser") whereby the Purchaser acquired $520,000 of the Company's 10% Convertible Subordinated Debentures, due August 4, 2000.

        The Purchaser converted the debenture and accrued interest to common stock during the year ended September 30, 2000 at a conversion price of $12.00 per share.

        The debenture contained a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price would be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $130,000 in 1999. There was no amortization period for these financing costs since the debentures were convertible immediately upon issuance (See Note 11).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (B) ADDITIONAL DEBENTURE INVESTORS
        ----------------------------------

        In order to provide working capital and financing for the Company's expansion, on various dates during 1999 and 2000 the Company entered into several agreements with four accredited investors the ("Purchaser") whereby the Purchaser acquired $550,000, $1,000,000 and $4,500,000 of the Company's 10% Convertible Debentures, due September 29, 2000, February 1, 2001 and May 1, 2001, respectively.

        Relating to the $1,000,000 of debentures due February 1, 2001, the Company issued 15,000 common stock warrants on February 1, 2001, at an exercise price of $38 per share as consideration for debt financing. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 6.22%, expected option life 3 years. As of the date of this report no warrants have been exercised.

        Relating to the $3,000,000 of debentures due February 1, 2001, the Company issued 45,000 common stock warrants on April 1, 2001, at an exercise price of $38 per share as consideration for debt financing. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 6.15%, expected option life 3 years. As of the date of this report no warrants have been exercised.

        Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price which for fiscal year 2000 amounted to $292,500 for debentures due September 29, 2000, $925,000 for debentures due February 1, 2001 and $1,760,000 for debentures due May 1, 2001.

        The Purchaser converted portions of the 2000 debentures and accrued interest at various times. The initial conversion price was equal to the lesser of $19.40 and 66.66% of the average closing bid price during the twenty trading days immediately preceding the conversion dates.

        In order to provide working capital and financing for the Company's expansion during 2001, effective as of January 5, 2001, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of the Company's 12% Convertible Debentures due January 5, 2002 and March 9, 2002.

        The debentures are immediately convertible into shares of the Company's common stock. The initial conversion price for the January and March 2001 debentures was equal to the lesser of (i) $3.00 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately prior to the conversion date, discounted by 37.5%.

        The Purchasers made investments in tranches, the first in the aggregate amount of $650,000, which was received upon signing of the definitive investment agreements and the second, in the aggregate amount of $650,000, which was received in March 2001.

        Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price which for fiscal year 2001 amounted to $533,500 for the debentures due January 5, 2002, and $412,500 for the debentures due March 9, 2002.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        Upon the issuance of the first $650,000 of convertible debentures, the Purchasers received five-year term warrants to purchase 0.15 shares of the Company's common stock for each $1.00 invested or which may have been invested in the two $650,000 tranches of convertible debentures. The initial exercise price of the warrants was equal to the lesser of
        (i) $2.50 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately preceding the exercise date. For all debentures issued in January and March 2001, interest is 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

        In connection with the 2001 issuance of the convertible debentures due January 5, 2002, the Company has issued warrants to acquire additional shares of the Company's common stock as follows:

        The Company issued 20,000 common stock warrants on January 5, 2001, at an exercise price of $50 per share as consideration for debt financing. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 101%, risk-free interest rate 4.81%, expected option life 3 years. As of the date of this report no warrants have been exercised.

        The Company issued 3,750 common stock warrants on February 15, 2001, at an exercise price of $50 per share as consideration for debt financing. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 101%, risk-free interest rate 4.68%, expected option life 3 years. As of the date of this report no warrants have been exercised.

        The Company issued 8,750 common stock warrants on March 9, 2001, at an exercise price of $50 per share as consideration for debt financing. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 101%, risk-free interest rate 4.30%, expected option life 3 years. As of the date of this report no warrants have been exercised.

        In connection with the 2001 issuance of the convertible debentures due March 9, 2002, the Company issued 32,500 common stock warrants on March 5, 2001, at an exercise price of $50 per share as consideration for debt financing. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 101%, risk-free interest rate 4.30%, expected option life 3 years. As of the date of this report no warrants have been exercised.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, the Company entered into an agreement with the holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, the Company granted to the holders warrants to purchase up to an aggregate of 67,500 shares of common stock at an initial exercise price equal to the lesser of the average of the lowest three intraday trading prices during the twenty trading days immediately preceding the grant of the warrants, discounted by 33.34%, and the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding exercise of the warrants.

        The 67,500 warrants had an exercise price of $1.17 per share as consideration for extending the due date related to debt financing. The fair market value of the warrants, aggregating $97,108 was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 132%, risk-free interest rate 4.25%, expected option life 3 years. The $97,108 was charged to interest and financial costs at the grant date. As of the date of this report no warrants have been exercised.

        In order to provide working capital and financing for the Company's expansion, as of June 29, 2001, the Company entered into a securities purchase agreement and related agreements with three accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% Convertible Debentures due June 29, 2002. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

        The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding conversion.

        Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price which for fiscal year 2001 amounted to $50,000 for debentures due June 29, 2002.

        Upon the issuance of the June 2001 debentures, the Purchasers received five-year term warrants to purchase 0.15 shares of the Company's common stock for each $1.00 invested. The initial exercise price of the warrants was equal to the lesser of $1.17 and the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding exercise.

        The Company issued 75,000 common stock warrants on June 29, 2001, at an exercise price of $1.17 per share as consideration for debt financing. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 101%, risk-free interest rate 3.58%, expected option life 3 years. As of the date of this report no warrants have been exercised.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price which amounts aggregated approximately $996,000 and $2,977,500 in 2001 and 2000, respectively. There was no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

        The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or warrants shall be adjusted as stipulated in the agreements governing such debentures and warrants.

        As of June 29, 2001, the Company entered into a letter agreement with certain of its debenture investors, which letter agreement which provided various anti-dilution adjustments to the debentures and warrants issued in the April 2000, January 2001 and March 2001 debenture offerings. These adjustments were made partly in lieu of other adjustments that would have been imposed under the terms of the April 2000, January 2001 and March 2001 debenture offering documents. As a result of these adjustments, the conversion prices for the debentures held by these entities and issued in the April 2000, January 2001 and March 2001 offerings were reduced to the lesser of (i) $2.00 per share, and (ii) 50% of the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding the conversion of the debentures. In addition, the exercise prices of the warrants issued in connection with the April 2000, January 2001 and March 2001 offerings were reduced to the lesser of (i) $1.17 per share, and (ii) the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding the exercise of the warrants.

        The debentures contain a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        During the year ended September 30, 2001, the Company issued an aggregate of 1,552,514 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $3,090,672 of principal plus related interest on the Company's convertible debentures. No gain or loss was recognized upon the conversion of debt to equity (See Note 11).

        As of September 30, 2001, the Company was indebted for an aggregate of $2,756,500 on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

        As of September 30, 2001 and 2000, the Company was indebted for $2,218,500 and $2,470,000 respectively, on these convertible debentures (See Notes 16(B) and 16(F)).

        (C) BANK INSINGER DE BEAUFORT
        -----------------------------

        In order to provide working capital and financing for the Company's expansion, on February 4, 2000 and April 14, 2000 the Company entered into agreements with Bank Insinger De Beaufort ("the Purchaser") whereby the Purchaser acquired $500,000 and $1,500,000 of the Company's 10% Convertible Debentures, due February 1, 2001 and May 1, 2001, respectively.

        The Purchaser has converted portions of the 2001 and 2000 debentures and accrued interest at various times. The initial conversion price was equal to the lesser of $19.40 and 66.66% of the average closing bid price during the twenty trading days immediately preceding the conversion dates (see note 11).

        The debenture contains a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $280,000 for the year ended 2000. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance.

        As of September 30, 2001 and 2000, the Company was indebted for $70,000 and $1,250,000 respectively, on these convertible debentures to Bank Insinger.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 13 INCOME TAXES
--------------------

        The Company's tax expense differs from the "expected" tax expense (benefit) for the years ended September 30, 2001 and 2000 (computed by applying the Federal corporate tax rate of 34 percent to loss before taxes) as follows:
                                                  2001                2000
                                             ---------------    ---------------
        Computed "expected" tax (benefit)    $   (1,966,000)    $   (2,824,000)
        Change in valuation allowance             1,966,000          2,824,000
                                             ---------------    ---------------
                                             $            -     $            -
                                             ===============    ===============

        As discussed in Note 1(M), the tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2001 and 2000 are as follows:

                                                   2001               2000
                                             ---------------    ---------------
        Deferred tax assets:

        Net operating loss carryforward      $    5,665,000     $    3,699,000
                                             ---------------    ---------------
        Total gross deferred tax assets           5,665,000          3,699,000
        Less valuation allowance                 (5,665,000)        (3,699,000)
                                             ---------------    ---------------
                                             $            -     $            -
                                             ===============    ===============

        At October 1, 2000, the valuation allowance was approximately $3,699,000. The net change in the valuation allowance during the year ended September 30, 2001 was an increase of approximately $1,966,000. As of September 30, 2001, the Company has net operating loss carryforwards in the aggregate of approximately $16,501,000 which expire in various years through 2021.

NOTE 14 SEGMENT INFORMATION
---------------------------

        As discussed in Note 1(A), the Company's operations are classified into two reportable business segments: Kanakaris Wireless which supplies Internet products for electronic commerce and Desience Corporation which designs and installs modular consoles primarily for various business and government agencies. Both of the Company's business segments have their headquarters and major operating facilities located in the United States. The principal markets for the Company's products are in the United States. There were no intersegment sales or purchases. Financial information by business segment is summarized as follows:

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

                                   Internet       Modular
            2001                   Commerce       Consoles        Total
------------------------------   -------------   ------------  -------------

Revenues                         $  1,186,681    $   513,136   $  1,699,817
Segment profit (loss)              (9,251,149)        27,090     (9,224,059)
Total assets                        1,135,953         34,771      1,170,724
Additions to long-lived assets         49,221              -         49,221
Depreciation and amortization         146,682            249        146,931

                                   Internet       Modular
            2000                   Commerce       Consoles        Total
------------------------------   -------------   ------------  -------------

Revenues                         $     22,594    $   591,244   $    613,838
Segment profit (loss)             (13,012,736)        36,030    (12,976,706)
Total assets                        2,384,966        103,235      2,488,201
Additions to long-lived assets        503,636          1,254        504,890
Depreciation and amortization          63,004          3,087         66,091

NOTE 15 RELATED PARTY TRANSACTIONS
----------------------------------

        During the year ended September 30, 2001, the Company issued 611,130 shares of its common stock to officers, directors, accountants and related party consultants, having an aggregate fair market value of $1,935,250.

NOTE 16 SUBSEQUENT EVENTS
-------------------------

        (A) REVERSE STOCK SPLIT
        -----------------------

        On November 8, 2001, the Board of Directors and a majority of the voting power of the Company's stockholders approved an amendment to the Restated Articles of Incorporation to reflect a one-for-twenty reverse split of the issued and outstanding shares of common stock which has been retroactively reflected in the accompanying financial statements. All shares and per shares amounts have been restated to reflect the one-for-twenty reverse split. The Amendment became effective upon its filing with the Nevada Secretary of State on December 7, 2001.

        (B) CONVERTIBLE DEBENTURES
        --------------------------

        In January 2002, the Company issued to Bank Insinger de Beaufort Safe Custody NV an aggregate of $200,000 of the Company's 12% Convertible Debentures due January 9, 2003, which were accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock. The net proceeds of the offering, after payment of some related expenses, were $165,500.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        Bank Insinger may, at its option, purchase an additional $200,000 of the Company's 12% convertible debentures and warrants to purchase up to 600,000 shares of common stock within thirty days after the effective date of a registration statement that the Company is required to file on behalf of Bank Insinger within thirty days after the issuance of the initial $200,000 of debentures. The debentures and warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the twenty trading days immediately preceding a conversion or exercise.

        (C) LETTERS OF INTENT
        ---------------------

        (i) Aircraft Systems Engineering & Certification, Inc.
        ------------------------------------------------------

        On November 5, 2001, the Company entered into a letter of intent with Aircraft Systems Engineering & Certification, Inc. ("Seller") to purchase all of the common stock of the Seller on a closing date which has yet to be determined.

        Under the terms of the letter, the Company will acquire these shares with cash, issuance of unsecured promissory notes and the issuance of the Company's common stock. Furthermore, upon the eighteen-month anniversary of the closing, the Seller shall receive common stock warrants to purchase additional Company shares.

        When a closing date has been established, the Company shall make a contribution of capital for a mutually agreed upon use of proceeds. Also, on the six-month anniversary of the closing date, the Company will make a second contribution of capital for a mutually agreed upon use of proceeds.

        At the closing, the Company shall assume certain indebtedness of the Seller to the extent specifically identified in the definitive agreement.

        Following the acquisition, the seller shall be entitled to designate up to two seats on the Board of Directors of the Company and the Company shall be entitled to designate one seat on the Board of Directors of the Seller.

        As of the date of this report, the transaction has not closed.

        (ii) Stovact, Inc.
        ------------------

        On November 5, 2001, the Company entered into a letter of intent with Stovact, Inc. ("Seller") to purchase all of the assets of the Seller on a closing date which has yet to be determined.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        Under the terms of the letter, the Company will acquire these assets with cash when a closing date is established. The Company shall advance an additional cash payment at the six-month anniversary from the closing date.

        At the closing, the Company shall permit the business (post-acquisition) to assume certain trade indebtedness previously incurred by the Seller and mutually agreed upon between the parties. Furthermore, upon the eighteen-month anniversary of the closing, the Seller shall receive common stock warrants to purchase Company shares, based upon a formula mutually acceptable to both parties as specifically identified in the definitive agreement.

        Following the acquisition, the Seller shall be entitled to designate up to two seats on the Board of Directors of the Company and the Company shall be entitled to designate one seat on the Board of Directors of the Seller.

        As of the date of this report, the transaction has not closed.

        (D) SERVICE AGREEMENT
        ---------------------

        On October 9, 2001, the Company entered into a service agreement with Mind Pointe, Inc. Based upon the terms of the contract, Mind Pointe, Inc. will provide web hosting, development services, and programming and design assistance for the Company's website. The Company will pay approximately $17,000 each month for these services.

        On November 5, 2001, the Company entered into a consulting agreement to obtain assistance in entering and developing international markets. The cost is $185,000 for three months from December 1, 2001 through March 1, 2002.

        (E) STOCK ISSUANCES
        -------------------

        During October 2001 and November 2001, the Company issued an aggregate of 897,966 shares of common stock having a fair value of $173,955 to various debenture investors representing the conversion of principal and interest.

        On October 2, 2001, the Company issued 125,000 shares of common stock to a consultant upon the exercise of a common stock purchase warrant issued in connection with a consulting agreement. The Company received approximately $35,000 as consideration. This amount reflects a repricing adjustment of the exercise price for the warrants.

        On October 17, 2001, the Company issued 180,000 shares of common stock having a fair value of $136,800 to Company personnel for services provided between October 1, 2001 and December 31, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On October 26, 2001, and November 29, 2001, the Company entered into separate consulting agreements to obtain assistance in strategic planning and acquisitions. The terms of the agreements are for six months and twelve months, respectively. Based upon the terms of the agreements the Company issued 1,583,442 shares of the its common stock having a fair value of $447,001 for consulting services. In addition, the Company provided the consultant the option to purchase 156,250 shares of common stock at an exercise price of $.80 per share, and 425,000 shares at an exercise price of $.40 per share, respectively. As of the date of this report, all of the shares were issued to the consultant and the Company received approximately $221,000 upon the exercise of the warrants. This amount reflects a repricing adjustment of the exercise price for the warrants.

        On November 28, 2001, pursuant to a consulting agreement, the Company issued 303,572 shares of common stock to a consultant having a fair value of approximately $85,000.

        On December 3, 2001, the Company entered into a settlement agreement with a former officer in satisfaction of certain claims, whereby 125,000 shares of common stock, 62,500 of which shares have registration rights, were issued having a fair value of $37,500.

        (F) ADJUSTMENTS TO OUTSTANDING SECURITIES
        -----------------------------------------

        In January 2002, the Company entered into an agreement with Bank Insinger de Beaufort Safe Custody NV, Bristol Investment Fund, Ltd., Bristol Capital, LLC, and Paul Kessler, who is a principal of Bristol Capital, LLC. Under the agreement, the conversion price of the 10% Convertible Debenture due May 1, 2002 that Bank Insinger purchased in the Company's April 2000 offering was amended to be the lesser of $.055 and the average of the lowest three intraday trading prices during the twenty trading days immediately preceding a conversion. In addition, the exercise prices of the warrants issued to Bank Insinger in the February 2000, April 2000 and May 2001 offerings, the warrants issued to Bristol Investment Fund in the January 2001 offering, the warrants issued to Bank Insinger in the April 2000 offering that were transferred to Bristol Capital, and the option issued to Paul Kessler pursuant to a consulting agreement dated as of September 26, 2000 were amended so that the exercise prices are equal to the lowest three intraday trading prices during the twenty trading days immediately preceding an exercise. The expiration dates of each of the warrants and options described in the preceding sentence were extended so that each is exercisable until the seventh anniversary of its issuance.

NOTE 17 LIQUIDITY
-----------------

        During the year ended September 30, 2001 the Company incurred a negative cash flow from operating activities of $2,569,400 and at September 30, 2001 had a working capital deficiency of $3,542,822 and an accumulated deficit of $30,565,000. As of that date, the Company had $51,000 in cash, $122,000 in accounts receivable - net, and $111,000 in notes receivable from stockholders and related parties. The Company had accounts payable and accrued expenses of $1,087,000 and outstanding convertible debentures of $2,757,000, including convertible debentures issued prior to the beginning of fiscal year 2001. To the extent convertible debentures the Company has issued are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The Company has a $7,000,000 revolving line of credit from Alliance Equities which can be drawn upon by the Company for up to $500,000 per month (See Note 6). In January 2002, the Company issued an aggregate of $200,000 of the Company's 12% Convertible Debentures due January 9, 2003 (See Note 16(B)). The investor may, at its option, purchase an additional $200,000 of the Company's 12% convertible debentures within thirty days after the effective date of a registration statement that the Company is required to file on behalf of the investor within thirty days after the issuance of the initial $200,000 of debentures. However, the investor is not committed to purchase the additional debentures, and the Company believes that its continued operations could be dependent on securing additional sources of liquidity through debt and/or equity financing.

        The Company has been working toward identifying and obtaining new sources of funding. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Further, the Company's current debenture financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of the Company's assets in favor of a debenture investor, all of which provisions will restrict the Company's ability to obtain debt and/or equity financing.

        If adequate funds are not available, the Company may be required to delay, scale back or eliminate portions of its operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require the Company to relinquish rights to certain of its technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of the Company's proprietary technology and other important assets and could also adversely affect the Company's ability to fund its continued operations and its product and service development efforts that historically have contributed significantly to its competitiveness.

        In an effort to increase sales related to the Company's wireless business, the Company is implementing an enhanced marketing and sales strategy. For example, the Company is selling advertising sponsorships to its AK.TV 24-hour streaming Internet television channel. The Company also is completing research and development of additional attributes to its CinemaWEAR(TM) technology with the goal of launching an interactive personal meeting site within the AK.TV interactive channel.

        Also, the Company is enhancing its efforts to obtain online user registration for movie viewing on AK.TV, soliciting monthly subscriptions to and pay-per-view sales of movie viewing on AK.TV, introducing revenue-sharing web partner programs and improving tracking of the Company's market share. The Company believes that if it is successful in implementing the above business strategies, the Company will generate increased revenues from its wireless content and technology business segment.

        In an effort to increase sales of the Company's data control console products by increasing the Company's production capacity for its Desience division OPCON Modular System, the Company reached agreement with two established manufacturers to provide for the Company's original equipment manufacturing production needs. In addition, the Company launched a marketing campaign that includes high-impact sales literature and a cutting-edge web site at www.desience.com. The Company believes that if it successful in implementing its business strategies for its modular consoles segment, the Company will generate increased revenues from this segment.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet
                                  June 30, 2002
                                   (Unaudited)

ASSETS
------

Current assets:
   Cash and cash equivalents                                         $   23,090
   Accounts receivable - net                                            243,288
   Inventories                                                           56,678
   Investments in marketable securities                                   4,709
   Current maturities of notes receivable -
      shareholders and related parties                                   36,280
   Notes receivable                                                     125,000
   Interest receivable                                                   49,103
   Prepaid expenses                                                      19,786
   Advances to suppliers                                                    700
                                                                     -----------

           TOTAL CURRENT ASSETS                                         558,634
                                                                     -----------

Property and equipment, net of accumulated
   depreciation and amortization                                        100,453
                                                                     -----------

Other assets:
   Film library - net of amortization                                   309,376
   Goodwill - net of amortization                                       657,629
   Other                                                                  1,750
                                                                     -----------

           TOTAL OTHER ASSETS                                           968,755
                                                                     -----------

           TOTAL ASSETS                                              $1,627,842
                                                                     ===========

     See accompanying notes to condensed consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet
                                  June 30, 2002
                                   (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
-------------------------------------------------

Current liabilities:
   Accounts payable and accrued expenses                           $  2,029,328
   Convertible debentures                                             3,413,100
   Convertible promissory notes                                         372,550
   Due to former shareholder of subsidiary                              113,183
                                                                   -------------

           TOTAL CURRENT LIABILITIES                                  5,928,161
                                                                   -------------

Stockholders' equity (deficiency):
   Preferred stock, $0.01 par value; 5,000,000 shares
       authorized; 1,000,000 Class A Convertible issued
       and outstanding                                                   10,000
   Common stock, $0.001 par value; 250,000,000
       shares authorized; 16,412,720 issued and
       outstanding                                                       16,412
   Additional paid-in capital                                        31,402,025
   Accumulated deficit                                              (34,996,285)
   Deferred expense                                                    (625,180)
   Comprehensive loss                                                  (107,291)
                                                                   -------------

           TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                   (4,300,319)
                                                                   -------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) $  1,627,842
                                                                   =============

     See accompanying notes to condensed consolidated financial statements.

                                      KANAKARIS WIRELESS AND SUBSIDIARIES
                                Condensed Consolidated Statements of Operations
                                                  (Unaudited)

                                                      Three Months   Three Months     Nine Months     Nine Months
                                                         Ended          Ended           Ended           Ended
                                                        June 30,       June 30,        June 30,        June 30,
                                                         2002            2001            2002            2001
                                                     -------------   -------------   -------------   -------------

Net sales                                            $    317,108    $    369,383    $    348,696    $  1,147,847

Cost of sales                                             233,637         109,209         259,124         247,141
                                                     -------------   -------------   -------------   -------------

           GROSS PROFIT                                    83,471         260,174          89,572         900,706
                                                     -------------   -------------   -------------   -------------

Operating expenses:
   Executive compensation                                 335,882         460,535         848,829       1,223,585
   Salaries                                               112,810          95,116         135,019         281,764
   Payroll taxes and employee benefits                     11,914           9,374          16,990          25,053
   Consulting services                                    309,135         348,745       1,006,025       1,602,934
   Travel and entertainment                                18,194          33,964          54,239         131,608
   Telephone and utilities                                 18,260          10,629          28,247          36,433
   Marketing, advertising and investor relations           14,882          68,646          67,521         616,903
   Professional fees                                      150,771         226,332         547,138         656,452
   Rent                                                    21,675          39,616          21,675          64,939
   Office and other expenses                               97,642          28,516         200,548         173,948
   Equipment rental and expense                               143             671           1,161             671
   Insurance                                               22,418          18,361          57,533          52,505
   Depreciation and amortization                           38,786          37,090          98,821         109,440
   Bad debt expense                                        35,387              --          35,387              --
   Taxes - other                                              281           1,703             281           4,103
   Bank charges                                             1,259             289           1,819             901
   Website development                                         --           4,464             323          42,609
                                                     -------------   -------------   -------------   -------------

           TOTAL OPERATING EXPENSES                     1,189,439       1,384,051       3,121,556       5,023,848
                                                     -------------   -------------   -------------   -------------

       Loss from operations                            (1,105,968)     (1,123,877)     (3,031,984)     (4,123,142)

       Financing and other income (expense), net         (151,662)     (1,780,339)     (1,316,707)     (3,000,812)
                                                     -------------   -------------   -------------   -------------

       Loss before discontinued operations             (1,257,630)     (2,904,216)     (4,348,691)     (7,123,954)

       Discontinued operations                             (5,825)        (58,123)        (82,689)        (11,649)
                                                     -------------   -------------   -------------   -------------

       Net loss                                      $ (1,263,455)   $ (2,962,339)   $ (4,431,380)   $ (7,135,603)
                                                     =============   =============   =============   =============

       Net (loss) income per common share:
         Basic and diluted-continuing operations     $       (.10)   $      (1.08)   $       (.46)   $      (2.87)
         Basic and diluted-discontinued operations             --            (.02)           (.01)             --
                                                     -------------   -------------   -------------   -------------

         Net loss per share                          $       (.10)   $      (1.10)   $       (.47)   $      (2.87)
                                                     =============   =============   =============   =============

       Weighted average common shares
          outstanding - basic and diluted              12,915,386       2,687,673       9,366,530       2,487,638
                                                     =============   =============   =============   =============

                    See accompanying notes to condensed consolidated financial statements.

                                 KANAKARIS WIRELESS AND SUBSIDIARIES
                       Condensed Consolidated Statements of Comprehensive Loss
                                             (Unaudited)

                                    Three Months  Three Months    Nine Months    Nine Months
                                       Ended         Ended          Ended          Ended
                                      June 30,      June 30,       June 30,       June 30,
                                       2002           2001           2002           2001
                                   ------------   ------------   ------------   ------------
Net loss                           $(1,263,455)   $(2,962,339)   $(4,431,380)   $(7,135,603)

Other comprehensive loss:
   Unrealized loss on securities       (18,491)          (880)       (59,291)      (938,400)
                                   ------------   ------------   ------------   ------------

Comprehensive loss                 $(1,281,946)   $(2,963,219)   $(4,490,671)   $(8,074,003)
                                   ============   ============   ============   ============

               See accompanying notes to condensed consolidated financial statements.

                                                F-48

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                For the Nine Months Ended June 30, 2002 and 2001
                                   (Unaudited)

                                                                   2002           2001
                                                               ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $(4,431,380)   $(7,135,603)
   Adjustments to reconcile net loss
       to net cash used in operating activities:
           Amortization of goodwill                                     --          8,463
           Depreciation and amortization                            98,821         88,323
           Write-off of goodwill                                   337,052             --
           Netbooks.com settlement                                      --          3,750
           Settlement agreement                                     51,675             --
           Provision for bad debts                                  35,405             --
           Gain on sale of assets                                 (247,301)            --
           Deferred advertising income realized                         --     (1,092,000)
           Compensation, consulting, marketing and
             professional services, incurred in exchange
             for common stock                                    1,500,227      1,991,283
           Consulting services incurred in exchange
             for stock options                                      46,841        334,706
           Convertible debt-marketing cost                         199,500        190,100
           Convertible debt-financing cost                         893,452      2,621,018
           Convertible debt-interest cost                           62,339        254,863
   Changes in assets and liabilities (Increase) decrease in:
              Accounts receivable                                 (156,600)       267,049
              Inventory                                            (54,718)         2,495
              Prepaid expenses                                         277         71,362
              Advances to suppliers and security deposits              386         (6,585)
              Interest receivable                                  (13,798)       (16,534)
       Increase (decrease) in:
              Accounts payable and accrued expenses              1,192,309        124,355
              Royalties payable                                         --         12,841
              Other current liabilities                            122,238          3,823
                                                               ------------   ------------

           NET CASH USED IN OPERATING ACTIVITIES                  (363,275)    (2,050,645)
                                                               ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                             (735,358)       (17,824)
   Increase in notes receivable -
      shareholders and related parties                              74,530        234,529
   Notes receivable collections                                    125,000         47,000
   Acquisition of film library                                          --        (31,397)
                                                               ------------   ------------

           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES    (535,828)       232,308
                                                               ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock                              245,220        100,000
   Payment to former shareholder of subsidiary                          --         (5,000)
   Proceeds from convertible debt                                  625,500      1,109,900
                                                               ------------   ------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES               870,720      1,204,900
                                                               ------------   ------------

Net decrease in cash and cash equivalents                          (28,383)      (613,437)

Cash and cash equivalents, beginning of period                      51,473        615,101
                                                               ------------   ------------

Cash and cash equivalents, end of period                       $    23,090    $     1,664
                                                               ============   ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the nine months ended June 30, 2002, the Company issued 4,192,128 shares of common stock for consulting services having a fair value of $738,626. The 4,192,128 shares issued during the nine months ended June 30, 2002, were issued to a variety of business consultants including 5,000 shares to one non-employee member of the Company's board of directors, 10,000 shares to one member of the Company's board of directors who was also an employee of the Company, and 4,177,128 shares to twenty other consultants.

During the nine months ended June 30, 2002, the Company issued an aggregate of 285,000 shares of common stock having a fair market value of $51,675 to a former officer in satisfaction of certain claims.

During the nine months ended June 30, 2002, the Company issued 65,200 shares of common stock for legal services having a fair value of $7,500.

During the nine months ended June 30, 2002, the Company issued 4,005,000 shares of common stock in lieu of compensation of $271,180. Of the 4,005,000 shares issued during the nine months ended June 30, 2002, 2,350,000 shares were issued to the Company's Chairman of the Board, Chief Executive Officer and President, 935,000 shares were issued to one employee of the Company who was also a member of the Company's board of directors, 140,000 shares were issued to four directors who were then employees of the Company, 125,000 shares were issued to two non-employee directors of the Company and 455,000 shares were issued to fifteen non-director employees of the Company, including employees of the Company's Fast Forward Marketing subsidiary.

During the nine months ended June 30, 2002, the Company issued an aggregate of 2,644,438 shares of common stock having a fair value of approximately $231,000 to various debenture investors representing the conversion of principal and interest.

During the nine months ended June 30, 2002, the Company converted $372,550 of accounts payable to convertible promissory notes.

During the nine months ended June 30, 2001, the Company issued 205,897 shares of common stock for consulting, marketing and professional services having a fair value of $1,286,612. Of the 205,897 shares issued during the nine months ended June 30, 2001, 2,500 shares were issued for legal consulting services, 12,500 shares were issued for accounting services, and 190,897 shares were issued to a variety of business consultants including 10,000 shares to three members of the Company's board of directors and 180,897 shares to six other consultants.

During the nine months ended June 30, 2001, the Company issued 587,380 shares of common stock in lieu of compensation of $1,828,874. Of the 587,380 shares issued during the nine months ended June 30, 2001, 525,000 shares were issued to the Company's Chairman of the Board, Chief Executive Officer and President, 47,380 shares were issued to two employees of the Company who were also members of the Company's board of directors, and 15,000 shares were issued to six non-director employees of the Company.

During the nine months ended June 30, 2001, the Company issued an aggregate of 873,297 shares of common stock having a fair value of approximately $2,686,000 to various debenture investors representing the conversion of principal and interest.

     See accompanying notes to condensed consolidated financial statements.

                                      KANAKARIS WIRELESS AND SUBSIDIARIES
                Condensed Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                                    For the Nine Months Ended June 30, 2002
                                                  (Unaudited)

                                           Common Stock Issued                    Preferred Stock
                               -------------------------------------------  ----------------------------
                                  Shares          Amount         Shares         Amount         APIC
                               -------------  -------------  -------------  -------------  -------------

Balances
September 30, 2001                4,514,704   $      4,514      1,000,000   $     10,000   $ 28,928,690

  Stock issued for cash:            706,250            707             --             --        244,513

  Stock issued for:
    Compensation                  4,005,000          4,005             --             --        267,175
    Consulting services           4,192,128          4,192             --             --        734,434
    Professional services            65,200             65             --             --          7,435

  Settlement Agreement              285,000            285             --             --         51,390

  Converted debentures            2,644,438          2,644             --             --        228,095

  Convertible debt financing
    Costs                                --             --             --             --        893,452

  Issuance of common
    stock option for
    consultants                          --             --             --             --         46,841

  Unrealized loss on
   investment                            --             --             --             --             --

  Net (loss)                             --             --             --             --             --
                               -------------  -------------  -------------  -------------  -------------

BALANCES JUNE 30, 2002           16,412,720   $     16,412      1,000,000   $     10,000   $ 31,402,025
                               =============  =============  =============  =============  =============
                                                                                              (CONTINUED)

                                Accumulated       Deferred     Comprehensive
                                  Deficit         Expense          Loss             Total
                               -------------   -------------   -------------   -------------

Balances
September 30, 2001             $(30,564,905)   $ (1,108,101)   $    (48,000)   $ (2,777,802)

  Stock issued for cash:                 --              --              --         245,220

  Stock issued for:
    Compensation                         --         379,688              --         650,868
    Consulting services                  --         103,233              --         841,859
    Professional services                --              --              --           7,500

  Settlement Agreement                   --              --              --          51,675

  Converted debentures                   --              --              --         230,739

  Convertible debt financing
    Costs                                --              --              --         893,452

  Issuance of common
    stock option for
    consultants                          --              --              --          46,841

  Unrealized loss on
   investment                            --              --         (59,291)        (59,291)

  Net (loss)                     (4,431,380)             --              --      (4,431,380)
                               -------------   -------------   -------------   -------------

BALANCES JUNE 30, 2002         $(34,996,285)   $   (625,180)   $   (107,291)   $ (4,300,319)
                               =============   =============   =============   =============

                    See accompanying notes to condensed consolidated financial statements.

                                                     F-51

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         (A) BASIS OF PRESENTATION
         -------------------------

         The condensed consolidated financial statements included herein have been prepared by Kanakaris Wireless, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Kanakaris Wireless believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with its financial statements for the year ended September 30, 2001 included in Form 10-KSB. The financial information presented reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the nine months ended June 30, 2002 are not necessarily indicative of the results to be expected for the full year ending September 30, 2002, or any other period.

         (B) BUSINESS ORGANIZATION AND ACTIVITY
         --------------------------------------

         Kanakaris Wireless, which on June 2, 2000 changed its name from Kanakaris Communications, Inc. (formerly Big Tex Enterprises, Inc.) (the "Company"), was incorporated in the State of Nevada on November 1, 1991. The Company operates various websites including www.Kanakaris.com, an interactive entertainment content delivery website. The Company's websites consolidate previous websites developed by the Company including www.CinemaPop.com, www.WordPop.com and www.AK.TV. The Company's websites offer consumers over 400 click-and-view online movies, a television-styled web channel which plays regularly scheduled movies and other features, and print-on-demand books with online preview chapters. In addition, the Company's websites offer for sale various products of the pop culture genre and VHS and DVD titles. The Company also develops and supplies software and products for electronic commerce and content delivery. The Company operated a subsidiary, which was sold in March 2002, which designed and installed modular data control consoles. In April 2002, the Company acquired the business of Fast Forward Marketing, Inc., a national distributor of VHS and DVD movies and features, and now operates a video distribution business through its Fast Forward Marketing, Inc. subsidiary.

         (C) BUSINESS COMBINATIONS
         -------------------------

         On October 10, 1997 (the "Acquisition Date"), Kanakaris Internetworks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the Seller had no continuing affiliation with KIW, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive 5% of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. As of June 30, 2002, no advances have been given. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities, and prior

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         shareholder advances. Immediately following the exchange, Desience became a wholly-owned subsidiary of KIW. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the Acquisition Date since no trademarks, copyrights, existing or identified long term requirement contracts or other intangibles existed at that date. Additions to goodwill resulting from the royalty for the nine months ended June 30, 2002 and 2001 were $8,488 and $12,144, respectively. As of June 30, 2002, all goodwill had been written-off.

         On March 4, 2002, the Company entered into an asset purchase agreement whereby substantially all of the assets and business of Desience were sold. Included in the sale were all contract rights. Accordingly, for accounting purposes, the financial activity of Desience is being treated as a discontinued operation and is presented in the statements of operations separately from continuing operations. (See note 12).

         On November 25, 1997, KIW and its stockholders (the "Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 1,300,000 shares (300,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, Big Tex changed its name to Kanakaris Communications, Inc., which was subsequently changed to Kanakaris Wireless.

         Generally accepted accounting principles require that a company whose stockholders retain the majority interest in a combined business be treated as the acquiror for accounting purposes. Accordingly, the Big Tex acquisition was accounted for as an acquisition of Big Tex by KIW and a recapitalization of KIW.

         On March 15, 2002, the Company formed a new corporation called FFM Acquisition Corp. On April 8, 2002, this corporation acquired, for a cost of up to $516,000, the assets and certain liabilities of a distributor of video products for both major motion picture studios and independent producers. In April 2002, FFM Acquisition Corp. amended its articles of incorporation to change its name to Fast Forward Marketing, Inc.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         (D) PRINCIPLES OF CONSOLIDATION
         -------------------------------

         The accompanying condensed consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries Kanakaris Internetworks Inc., Desience Corporation, and Fast Forward Marketing, Inc. (formerly known as FFM Acquisition, Corp.). All significant intercompany balances and transactions have been eliminated in consolidation. Desience has been classified as a discontinued operation, and the prior year's information has been restated to account for this classification.

         (E) EARNINGS PER SHARE
         ----------------------

         Earnings (loss) per share is computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." The assumed exercise of outstanding common share equivalents was not utilized since the effect was anti-dilutive.

2.       NOTES RECEIVABLE
         ----------------

         At June 30, 2002, notes receivable consisted of the following:

                 Russ Bassett Corp                                    $ 125,000
                 Hackman                                                158,000
                 Greenwood & Hall                                       300,000
                                                                      ----------
                                                                        583,000
                 Less allowance for doubtful accounts                  (458,000)
                                                                      ----------

                                                                      $ 125,000
                                                                      ==========

         The note receivable from Russ Bassett Corp. is receivable in monthly installments of $25,000, and $75,000 was received in the three months ended June 30, 2002. No payments were received in the quarter from Hackman or Greenwood & Hall (interest bearing at 10%). Interest income of approximately $18,000 has been accrued in the nine months ended June 30, 2002.

3.       COMMITMENTS AND CONTINGENCIES
         -----------------------------

         (A) LEGAL ACTIONS
         -----------------

         Dataview Consoles, Inc., dba Swanson Engineering & Manufacturing Company, entered into a settlement agreement with the Company in 2001 under which the Company and Desience agreed to pay twelve monthly installments of $3,500. As of June 30, 2002, all required payments had been made under this agreement.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         On March 8, 2001, Loudeye Technologies, Inc., commenced an action against the Company. The complaint alleges breach of contract for $44,107 and also seeks attorneys' fees, court costs and late charges. On October 11, 2001, the Company filed an answer to the Loudeye complaint that includes a general denial of all allegations made by Loudeye and, as of June 30, 2002, no further action had been taken by either Loudeye or the Company.

         The Company is subject to certain legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible that the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

         (B) SERVICE AGREEMENTS
         ----------------------

         On October 9, 2001, the Company entered into a service agreement with Mind Pointe, Inc. Based upon the terms of the contract, Mind Pointe, Inc. will provide web hosting, development services, and programming and design assistance for the Company's websites. The Company has agreed to pay a maximum of approximately $17,000 each month for these services. For the three months ended June 30, 2002, $41,000 was charged to operations under this agreement.

4.       REVOLVING LINE OF CREDIT
         ------------------------

         On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities, Inc. ("Alliance"), a Florida-based venture capital firm. Under the terms of the Agreement, as amended to date, Alliance will make available through December 30, 2003, a $7,000,000 revolving line of credit with interest on the unpaid principal at 10% per annum. Under the terms of the Agreement, the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to Alliance. Additionally, the parties have agreed that any portion of the indebtedness may be paid back by the Company either in cash or by the issuance of common stock. Furthermore, in a separate Memorandum of Agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of common stock or credit towards the purchase of common stock. As of June 30, 2002, no amounts were outstanding under this line of credit, and the Company had issued to Alliance 80,000 shares of common stock valued at approximately $554,000 for these services since 1999.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

5.       DEBENTURE INVESTORS
         -------------------

         In order to provide working capital and financing for the Company's expansion, on various dates during 2000, the Company entered into several agreements with four accredited investors the ("Purchasers") whereby the Purchasers acquired aggregates of $1,000,000 and $4,500,000 of the Company's 10% Convertible Debentures, due February 1, 2001 and May 1, 2001, respectively.

         The Purchasers converted portions of the 2000 debentures and accrued interest into shares of common stock of the Company at various times. The initial conversion price of these debentures was equal to the lesser of $.97 and 66.66% of the average closing bid price during the 20 trading days immediately preceding the conversion dates.

         Also, in order to provide working capital and financing for the Company's expansion, effective as of January 5, 2001, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of the Company's 12% Convertible Debentures due January 5, 2002 and March 9, 2002.

         The Purchasers made investments in tranches, the first in the aggregate amount of $650,000, which was received upon signing of the definitive investment agreements and the second, in the aggregate amount of $650,000, which was received in March 2001.

         Upon the issuance of the first $650,000 of convertible debentures, the Purchasers received five-year term warrants to purchase three shares of the Company's common stock for each $1.00 invested or which may have been invested in the two $650,000 tranches of convertible debentures. The initial exercise price of the warrants was equal to the lesser of
         (i) $2.50 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately preceding the exercise date. For all debentures issued in January and March 2001, interest is 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

         The debentures are immediately convertible into shares of the Company's common stock. The initial conversion price for the January and March 2001 debentures was equal to the lesser of (i) $3.00 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately prior to the conversion date, discounted by 37.5%.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, the Company entered into an agreement with the holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, the Company granted to the holders warrants to purchase up to an aggregate of 1,350,000 shares of common stock at an initial exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

         In order to provide working capital and financing for the Company's expansion, as of June 29, 2001, the Company entered into a securities purchase agreement and related agreements with three accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% Convertible Debentures due June 29, 2002. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

         On May 6, 2002, the Company increased the indebtedness on one of its June 2001 convertible debentures to reflect an additional $125,000 investment, resulting in an aggregate of $625,000 of June 2001 convertible debentures outstanding.

         The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the trading days immediately preceding conversion.

         Upon the issuance of the June 2001 debentures, the Purchasers received five-year term warrants to purchase three shares of the Company's common stock for each $1.00 invested. The initial exercise price of the warrants was equal to the lesser of $1.168 and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise.

         As of June 29, 2001, the Company entered into a letter agreement with certain of its debenture investors, which letter agreement provided various anti-dilution adjustments to the debentures and warrants issued in the April 2000, January 2001 and March 2001 debenture offerings. These adjustments were made partly in lieu of other adjustments that would have been imposed under the terms of the April 2000, January 2001 and March 2001 debenture offering documents. As a result of these adjustments, the conversion prices for the debentures held by these entities and issued in the April 2000, January 2001 and March 2001 offerings were reduced to the lesser of (i) $2.00 per share, and (ii) 50% of the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the conversion of the debentures. In addition, the exercise prices of the warrants issued in connection with the April 2000, January 2001 and March 2001 offerings were reduced to the lesser of (i) $1.168 per share, and (ii) the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the exercise of the warrants.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         In order to provide working capital and financing for the Company's expansion, as of January 9, 2002, the Company entered into a securities purchase agreement and related agreements with one accredited investor (the "Purchasers") for the purchase of $200,000 of the Company's 12% Convertible Debentures due January 9, 2003. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

         The debentures initially were convertible into shares of common stock at the lesser of $0.055 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the trading days immediately preceding conversion.

         Upon the issuance of the January 2002 debentures, the Purchasers received five-year term warrants to purchase three shares of the Company's common stock for each $1.00 invested. The initial exercise price of the warrants was equal to the lesser of $0.055 and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise.

         As of January 9, 2002, the Company entered into a letter agreement with certain of its debenture investors, which letter agreement provided various anti-dilution adjustments to the debentures and warrants issued in the April 2000 debenture offering. These adjustments were made partly in lieu of other adjustments that would have been imposed under the terms of the April 2000 debenture offering documents. As a result of these adjustments, the conversion prices for the debentures held by these entities and issued in the April 2000 offering were reduced to the lesser of (i) $0.055 per share, and (ii) 50% of the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the conversion of the debentures. In addition, the exercise price of the warrants issued to certain debenture investors in connection with the April 2000 and January 2001 offerings, respectively, and issued on April 30, 2001, were reduced to 50% of the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the exercise of the warrants. In addition, the exercise period of the warrants issued in connection with the April 2000, January 2001 and March 2001 offerings was extended from five to seven years.

         In order to provide working capital and financing for the Company's expansion and for the acquisition of the Company's Fast Forward Marketing, Inc. business, as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% Convertible Debentures due March 29, 2003. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers. The net proceeds of the offering, after payment of some related expenses, were $380,000.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         The debentures initially were convertible into shares of common stock at the lesser of $0.035 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the trading days immediately preceding conversion.

         Upon the issuance of the March 2002 debentures, the Purchasers received five-year term warrants to purchase three shares of the Company's common stock for each $1.00 invested. The initial exercise price of the warrants was equal to the lesser of $0.035 and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise.

         Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to approximately $736,400 for the nine months ended June 30, 2002. There was no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

         The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or warrants shall be adjusted as stipulated in the agreements governing such debentures and warrants.

         The Company recorded financing costs of approximately $157,100 for the nine months ended June 30, 2002 in connection with the repricing of existing debentures and warrants that occurred as a result of the January 2002 debenture offering.

         During the nine months ended June 30, 2002, the Company issued an aggregate of 2,644,438 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $168,000 of principal plus accrued interest of approximately $63,000 on the Company's convertible debentures.

         As of June 30, 2002, the Company was indebted for an aggregate of $3,413,100 on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         On January 5, 2002, approximately $185,000 of convertible debentures matured. On March 9, 2002 and on May 1, 2002, approximately $440,000 and $1,480,000, respectively, of convertible debentures matured. Further, on June 29, 2002, approximately $625,000 of convertible debentures matured. The Company is in the process of registering a portion of the shares of common stock underlying certain of these debentures to satisfy these obligations upon conversion by the debenture holders of these debentures into shares of the Company's common stock. On May 9, 2002, the Company filed a Registration Statement on Form SB-2 with the SEC to register shares of common stock in order to partially satisfy these obligations. This Registration Statement has not been declared effective by the SEC and the Company remains in default in the repayment of the debentures identified above and in the making of quarterly interest payments for the last three quarters, and for part of the quarter ended September 30, 2001, on the Company's outstanding convertible debentures.

6.       CONVERTIBLE PROMISSORY NOTES
         ----------------------------

         On February 28, 2002, the Company entered into agreements with its legal counsel and its accounting firm to replace an aggregate of $372,550 of existing accounts payable to those entities with 6% convertible promissory notes due November 30, 2002. The convertible promissory notes have a conversion price equal to the lesser of (i) $0.085 and (ii) the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the conversion of the notes. As of June 30, 2002, the full amount of these promissory notes remained outstanding.

7.       SERIES B PREFERRED STOCK
         -------------------------

         Effective April 10, 2002, the Company entered into an Exchange Agreement with Bristol Capital, LLC pursuant to which it issued 900 shares of its Series B Convertible Preferred Stock and acquired from Bristol Capital its 50% interest in the Company's now wholly-owned Fast Forwarding Marketing subsidiary which was issued to Bristol Capital in consideration for providing the opportunity to acquire the Fast Forward Marketing business. Each share of the Company's Series B Convertible Preferred Stock has a stated value of $1,000 and is convertible into shares of its common stock at the lesser of (i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a share of its common stock during the twenty trading preceding the conversion date. The Series B Convertible Preferred Stock accrues dividends at a rate of 8% per annum, which is payable on a quarterly basis in arrears, at the option of the holder, in cash or shares of our common stock based on the then applicable conversion price. As of June 30, 2002, all 900 shares of the Company's Series B Convertible Preferred Stock remained outstanding.

8.       STOCKHOLDERS' EQUITY AND STOCK ISSUANCES
         ----------------------------------------

         A. DEBENTURE INVESTORS
         ----------------------

         During the nine months ended June 30, 2002, the Company issued an aggregate of 2,644,438 shares of common stock having a fair value of approximately $231,000 to various debenture investors representing the conversion of principal and interest.

         B. LEGAL AND CONSULTING
         -----------------------

         (i) On April 2, 2002, the Company issued 300,000 shares of common stock for consulting services having a fair value of $25,500.

         (ii) On June 7, 2002, the Company issued 1,380,000 shares of common stock for consulting services having a fair value of $41,400.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         C. SETTLEMENT AGREEMENT
         -----------------------

         On December 3, 2001, the Company entered into a settlement agreement with a former officer in satisfaction of certain claims, and issued 125,000 shares of common stock having a fair market value of $46,875, 62,500 of which shares are covered by registration rights. During the three months ended June 30, 2002, an additional 160,000 shares of common stock were issued to that former officer having a fair market value of $4,800.

9.       ADJUSTMENTS TO OUTSTANDING SECURITIES
         -------------------------------------

         In January 2002, the Company entered into an agreement with Bank Insinger de Beaufort, Bristol Investment Fund, Ltd., Bristol Capital, LLC, and Paul Kessler, who is a principal of Bristol Capital, LLC. Under the agreement, the conversion price of the 10% Convertible Debenture due May 1, 2002 that Bank Insinger purchased in the Company's April 2000 offering was amended to be the lesser of $0.055 and 50% of the average of the lowest three intraday trading prices during the twenty trading days immediately preceding a conversion. In addition, the exercise prices of the warrants issued to Bank Insinger in the February 2000, April 2000 and May 2001 offerings, the warrants issued to Bristol Investment Fund in the January 2001 offering, the warrants issued to Bank Insinger in the April 2000 offering that were transferred to Bristol Capital, and the option issued to Paul Kessler pursuant to a consulting agreement dated as of September 26, 2000 were amended so that the exercise prices are equal to 50% of the average of the lowest three intraday trading prices during the twenty trading days immediately preceding an exercise. The expiration dates of each of the warrants and options described in the preceding sentence were extended so that each is exercisable until the seventh anniversary of its issuance.

10.      SEGMENT INFORMATION
         -------------------

         For the nine months ended June 30:

                                            Internet       Film
                    2001                    Commerce    Distribution     Total
         -------------------------------   ----------   ------------  -----------
         Revenues                         $ 1,147,847   $     --      $ 1,147,847
         Segment profit (loss)             (7,135,603)        --       (7,135,603)
         Total assets                       1,459,891         --        1,459,891
         Additions to long-lived assets        17,824         --           17,824
         Depreciation and amortization        109,440         --          109,440

                                            Internet       Film
                    2002                    Commerce    Distribution     Total
         -------------------------------   ----------   ------------  -----------

         Revenues                         $    45,341   $   303,355   $   348,696
         Segment profit (loss)             (4,207,485)     (141,206)   (4,348,691)
         Total assets                         775,086       852,756     1,627,842
         Additions to long-lived assets         --          735,358       735,358
         Depreciation and amortization         89,425         9,396        98,821

                                      F-61


                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

         For the three months ended June 30:

                                            Internet       Film
                    2001                    Commerce    Distribution     Total
         -------------------------------   ----------   ------------  -----------
         Revenues                         $   369,383   $     --      $   369,383
         Segment profit (loss)             (2,904,216)        --       (2,904,216)
         Total assets                       1,459,891         --        1,459,891
         Additions to long-lived assets         4,070         --            4,070
         Depreciation and amortization         37,090         --           37,090

                                            Internet       Film
                    2002                    Commerce    Distribution     Total
         -------------------------------   ----------   ------------  -----------

         Revenues                         $    13,753   $   303,355   $   348,696
         Segment profit (loss)             (1,116,424)     (141,206)   (1,257,630)
         Total assets                         775,086       852,756     1,627,842
         Additions to long-lived assets         --          735,358       735,358
         Depreciation and amortization         29,390         9,396        38,786


11.      RELATED PARTY TRANSACTIONS
         --------------------------

         During the nine months ended June 30, 2002, the Company issued 5,130,000 shares of its common stock to officers, directors and related party consultants, having an aggregate fair market value of $631,600. During this period, the Company also loaned $36,000 at an annual interest rate of 5% to an officer and director. The loan and all accrued and unpaid interest was payable five years following the date of the loan. As of June 30, 2002, the full amount of this loan was offset against deferred compensation owed that officer.

12.      DISCONTINUED OPERATIONS
         -----------------------

         On March 4, 2002, the Company sold substantially all of the assets and business of its Desience division. The purchase price was $250,000, with $50,000 paid at closing and $25,000 per month to be paid over a period of eight months following the closing. In addition, if a certain pending sales transaction closes in 2002, the Company may receive up to an additional $100,000. Included in the loss from discontinued operations at June 30, 2002, is the write-off of goodwill associated with our Desience division of approximately $337,000.

         The following is included in the loss from discontinued operations for the nine months ended June 30, 2002:

                Sales                                                 $ 216,139
                Cost of sales                                           139,304
                                                                      ----------

                Gross profit                                             76,835

                Operating expenses                                      (92,501)
                Other income                                             22,728
                                                                      ----------

                Income before discontinued operations                     7,062
                Gain on sale of business assets                         247,301
                Write-off of remaining goodwill                        (337,052)
                                                                      ----------

                Loss from discontinued operations                     $ (82,689)
                                                                      ==========

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

13.      ACQUISITION OF FAST FORWARD MARKETING
         -------------------------------------

         On March 15, 2002, the Company formed a new corporation called FFM Acquisition Corp. On April 8, 2002, this corporation acquired, for a cost of up to $516,000, certain assets and liabilities of a distributor of video products for both major motion picture studios and independent producers. In April 2002, FFM Acquisition Corp. amended its articles of incorporation to change its name to Fast Forward Marketing, Inc.

         The purchase price allocation recorded for the acquisitions of certain assets and liabilities of Fast Forward Marketing, Inc., approximates the following:

                 Accounts receivable                                  $ 610,000
                 Inventory                                               29,000
                 Fixed assets                                            72,000
                 Other current assets                                     1,000
                                                                      ----------
                          Total assets                                  712,000
                 Liabilities assumed:
                      Accounts payable and accrued expenses             854,000
                                                                      ----------

                 Excess of liabilities assumed over assets acquired     142,000
                 Purchase price                                         516,000
                                                                      ----------

                 Goodwill                                             $ 658,000
                                                                      ==========

         Effective April 10, 2002, the Company entered into an Exchange Agreement with Bristol Capital, LLC pursuant to which it issued 900 shares of its Series B Convertible Preferred Stock and acquired from Bristol Capital its 50% interest in the Company's now wholly-owned Fast Forwarding Marketing subsidiary which was issued to Bristol Capital in consideration for providing the opportunity to acquire the Fast Forward Marketing business. Each share of the Company's Series B Convertible Preferred Stock has a stated value of $1,000 and is convertible into shares of its common stock at the lesser of (i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a share of its common stock during the twenty trading preceding the conversion date. The Series B Convertible Preferred Stock accrues dividends at a rate of 8% per annum, which is payable on a quarterly basis in arrears, at the option of the holder, in cash or shares of our common stock based on the then applicable conversion price.

14.      DEBENTURE MATURITIES
         --------------------

         On January 5, 2002, approximately $185,000 of convertible debentures matured. On March 9, 2002 and on May 1, 2002, approximately $440,000 and $1,480,000, respectively, of convertible debentures matured. Further, on June 29, 2002, approximately $625,000 of convertible debentures matured. The Company is in the process of registering a portion of the shares of common stock underlying certain of these debentures to satisfy these obligations upon conversion by the debenture holders of these debentures into shares of the Company's common stock. On May 9, 2002, the Company filed a Registration Statement on Form SB-2 with the SEC to register shares of common stock in order to partially satisfy these obligations. This Registration Statement has not been declared effective by the SEC and the Company remains in default in the repayment of the debentures identified above and in the making of quarterly interest payments for the last three quarters, and for part of the quarter ended September 30, 2001, on the Company's outstanding convertible debentures.

15.      SUBSEQUENT EVENTS
         -----------------

         On July 11, 2002, we entered into a private placement transaction with one accredited investor in which we committed to issue 2,500,000 shares of common stock in exchange for $27,500 in cash.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
Fast Forward Marketing, Inc.

We have audited the accompanying balance sheets of Fast Forward Marketing, Inc., as of December 31, 2001 and 2000 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Fast Forward Marketing, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a net loss from operations of $2,818,430, a negative cash flow from operating activities of $789,932, a working capital deficiency of $3,697,429 and a stockholders' deficiency of $3,618,698. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Los Angeles, California
June 14, 2002

                          FAST FORWARD MARKETING, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

                                     ASSETS
                                     ------
                                                                  2001            2000
                                                               ------------   ------------
CURRENT ASSETS
 Cash and cash equivalents                                     $   145,598        310,457
 Accounts receivable, net                                          378,073      1,224,980
 Inventories                                                        30,467         45,660

 Royalty advances                                                       --        139,009
 Other current assets                                                5,935         60,538
                                                               ------------   ------------
     Total Current Assets                                          560,073      1,780,644

PROPERTY AND EQUIPMENT, NET                                         78,731         99,853

GOODWILL, NET                                                           --      1,454,926
                                                               ------------   ------------

TOTAL ASSETS                                                   $   638,804    $ 3,335,423
------------                                                   ============   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
 Accounts payable, net                                         $   936,012    $ 2,316,161
 Accrued expenses                                                   53,126         36,285
 Customer deposits                                                      --          5,700
 Due to related party                                            3,268,364      1,777,545
                                                               ------------   ------------
     Total Current Liabilities                                   4,257,502      4,135,691
                                                               ------------   ------------

STOCKHOLDERS' DEFICIENCY
 Common stock, no par value, 1 share issued and outstanding         15,000         15,000
 Additional paid-in capital                                      1,587,192      1,587,192
 Accumulated deficit                                            (5,220,890)    (2,402,460)
                                                               ------------   ------------
     Total stockholders' deficiency                             (3,618,698)      (800,268)
                                                               ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $   638,804    $ 3,335,423
----------------------------------------------                 ============   ============

                 See accompanying notes to financial statements.

                          FAST FORWARD MARKETING, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                 ----------------------------------------------

                                                      2001              2000
                                                   ------------     ------------

NET SALES                                          $ 5,106,013      $ 9,212,732

COST OF SALES                                        4,731,578        7,335,973
                                                   ------------     ------------

GROSS PROFIT                                           374,435        1,876,759
                                                   ------------     ------------

OPERATING EXPENSES
 Salaries and related expenses                       1,105,906        1,843,249
 Write-off of goodwill                               1,375,566               --
 Bad debt expense                                      235,644          301,180
 Selling, general and administrative                   358,979          428,635
 Depreciation and amortization                         116,228          159,136
 Professional fees                                       2,742           20,511
                                                   ------------     ------------
     Total Operating Expenses                        3,195,065        2,752,711
                                                   ------------     ------------

LOSS FROM OPERATIONS                                (2,820,630)        (875,952)

INTEREST INCOME                                          2,200               --
                                                   ------------     ------------

NET LOSS                                           $(2,818,430)        (875,952)
--------                                           ============     ============

                 See accompanying notes to financial statements.

                                    FAST FORWARD MARKETING, INC.
                               STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                           FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                           ----------------------------------------------

                                                                             Additional
                                                        Common Stock          Paid-In     Accumulated
                                                   Shares        Amount       Capital       Deficit          Total
                                                ------------  ------------  ------------  ------------   ------------
Balance, December 31, 1999                                1   $    15,000   $ 1,587,192   $(1,526,508)   $    75,684

Net loss for the year ended December 31, 2000            --            --            --      (875,952)      (875,952)
                                                ------------  ------------  ------------  ------------   ------------

Balance, December 31, 2000                                1        15,000     1,587,192    (2,402,460)      (800,268)

Net loss for the year ended December 31, 2001            --            --            --    (2,818,430)    (2,818,430)
                                                ------------  ------------  ------------  ------------   ------------

BALANCE, DECEMBER 31, 2001                                1   $    15,000   $ 1,587,192   $(5,220,890)   $(3,618,698)
--------------------------                      ============  ============  ============  ============   ============

                           See accompanying notes to financial statements.

                                                F-67

                               FAST FORWARD MARKETING, INC.
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                      ----------------------------------------------

                                                                   2001           2000
                                                               ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                      $(2,818,430)   $  (875,952)
 Adjustments to reconcile net loss to net cash
 (used in) provided by operating activities:
  Depreciation and amortization                                    116,228        159,136
  Provision for bad debts                                          235,644        301,180
  Write-off of goodwill                                          1,375,566             --
 Changes in operating assets and liabilities:
  (Increase) decrease in:
    Accounts receivable                                            611,263        233,953
    Inventories                                                     15,193           (784)
    Royalty advances                                               139,009          1,133
    Other current assets                                            54,603          9,276
  Increase (decrease) in:
    Accounts payable                                            (1,380,149)      (416,914)
    Accrued expenses                                                16,841         (1,415)
    Due to related party - intercompany expense charges            850,000        604,838
    Customer deposits                                               (5,700)         5,700
                                                               ------------   ------------
         Net Cash (Used In) Provided By Operating Activities      (789,932)        20,151
                                                               ------------   ------------

CASH FLOWS FROM -INVESTING ACTIVITIES:
 Purchase of property and equipment                                (15,746)       (52,052)
                                                               ------------   ------------
         Net Cash Used In Investing Activities                     (15,746)       (52,052)
                                                               ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from related party advances                              640,819        329,765
                                                               ------------   ------------
         Net Cash Provided by Financing Activities                 640,819        329,765
                                                               ------------   ------------

NET (DECREASE) INCREASE IN CASH                                   (164,859)       297,864

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                      310,457         12,593
                                                               ------------   ------------

CASH AND CASH EQUIVALENTS - END OF YEAR                        $   145,598    $   310,457
---------------------------------------                        ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
-------------------------------------------------

 Cash paid during the year for interest                        $        --    $        --
                                                               ============   ============

 Cash paid during the year for income taxes                    $        --    $        --
                                                               ============   ============

                      See accompanying notes to financial statements.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------   ------------------------------------------

         (A) ORGANIZATION AND BUSINESS OPERATIONS
         ----------------------------------------

         Fast Forward Marketing, Inc. ("the Company") provides sales and marketing services in the video and audio industries throughout the United States. The Company purchases its products from major motion picture studios and/or independent video producers and sells directly to video retailers including children's educational stores, gift shops, museum stores, educational distributors, and direct mail catalogs. The Company was incorporated on October 7, 1988 as a California "S" Corporation and subsequently became a "C" Corporation when it became a subsidiary under the Merger Agreement discussed in the following paragraph.

         On May 14, 1999, the Company was acquired by Intervisual Books, Inc. (the "Parent"), a California company. The transaction was completed under the terms and conditions of a definitive agreement (the "Merger Agreement") signed March 29, 1999. Under the Merger Agreement, the Parent acquired all the outstanding shares of the Company for 670,000 shares of the Parent's common stock and certain additional cash rights. The transaction was accounted for as a purchase. This resulted in goodwill of approximately $1,587,000, which was to be amortized over an estimated useful life of 20 years (See Note 1, H).

         (B) REVENUE RECOGNITION
         -----------------------

         The Company recognizes revenues upon shipment of product, at which time title passes to the customer. The Company records a provision for estimated future returns, which has been offset against total sales. Sales returns and allowances totaled approximately $771,000 and $848,000 for the years ended December 31, 2001 and 2000, respectively.

         (C) CASH AND CASH EQUIVALENTS
         -----------------------------

         For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash or cash equivalents.

         The Company maintains its cash in bank accounts, which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts as of December 31, 2001 and 2000.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         (D) ACCOUNTS RECEIVABLE AND PAYABLE
         -----------------------------------

         The Company has an agreement with its customers and suppliers that allows for returns of merchandise. Accordingly, a reserve for accounts receivable and payable has been provided. The reserve accounts require the use of significant estimates, which could differ from actual results. The Company believes the techniques and assumptions used in establishing the reserve accounts are appropriate. As of December 31, 2001 and 2000, the Company recorded a reserve for accounts receivable of $447,049 and $525,140, and a reserve for accounts payable of $149,839 and $188,801, respectively.

         (E) INVENTORIES
         ---------------

         Inventories, which consist of videos, are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Management performs periodic assessments to determine the existence of obsolete, slow-moving and non-salable inventories and records necessary provisions to reduce such inventories to net realizable value.

         As of December 31, 2001, the Company recorded a reserve for obsolete inventory of approximately $30,467. No reserve for obsolete inventory was recorded in 2000.

         (F) IMPAIRMENT OF LONG-LIVED ASSETS
         -----------------------------------

         Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived" Assets and For Long-Lived Assets to Be Disposed Of," requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. The amount of the impairment is calculated as the amount by which the carrying value exceeds fair value.

         (G) PROPERTY AND EQUIPMENT AND DEPRECIATION
         -------------------------------------------

         Property and equipment are stated at cost. Depreciation is calculated using the straight-line and accelerated methods over the estimated useful lives of the assets. The Company periodically reviews such assets for possible impairments and expected losses, if any, are recorded currently.

         Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon retirement or sale, the cost and accumulated depreciation are removed from the accounts and any gains or losses are recognized in the current period.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         (H) GOODWILL
         ------------

         Goodwill represented the excess of the purchase price over the fair value of net assets acquired and was being amortized on a straight-line basis over twenty years. Goodwill amortization for the years ended December 31, 2001 and 2000 was $79,360 in each year. The Company periodically evaluates the recoverability of goodwill. The measurement of possible impairment is based primarily on the Company's ability to recover the unamortized balance of the goodwill from expected future operating cash flows on an undiscounted basis. As of December 31, 2001, the Company determined its goodwill was impaired and wrote off the unamortized portion of $1,375,566.

         (I) INCOME TAXES
         ----------------

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires that deferred income tax balances be recognized based on the differences between the financial statement and income tax basis of assets and liabilities using the enacted tax rates. For the year ended December 31, 2001 and 2000, the Company was included in the consolidated Federal and California income tax returns of the Parent Company's taxable loss.

         In accordance with the provisions of SFAS No. 109, the Company provides a valuation allowance for its deferred income tax assets. The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date (See Note 5).

         (J) FAIR VALUE OF FINANCIAL INSTRUMENTS
         ---------------------------------------

         Cash equivalents, receivables, accounts payable and accrued expenses are recorded at carrying amounts which approximate fair value due to the short maturity of these instruments.

         Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash equivalents and accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, and generally requires no collateral from its customers. The allowance for doubtful accounts is based upon the expected collectability of all accounts receivable.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         (K) ACCOUNTING ESTIMATES
         ------------------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (L) NEW ACCOUNTING PRONOUNCEMENTS
         ---------------------------------

         The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

         Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

         Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted. (See Note 1, H)

         Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of" and APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 established a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provision of APB No. 30 for presentation of discontinued operations in the income statement but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within.

         The Company believes that the adoption of these pronouncements will not have a material impact on the Company's financial position or results of operations.

NOTE 2   ACCOUNTS RECEIVABLE
------   -------------------

         As of December 31, 2001 and 2000, accounts receivable are summarized as follows:

                                                       2001              2000
                                                    ------------    ------------

         Accounts receivable                        $   825,122     $ 1,750,120
         Less: allowance for doubtful accounts         (272,318)       (300,180)
         Less: allowance for sales returns             (174,731)       (224,960)
                                                    ------------    ------------

         Accounts receivable, net                   $   378,073     $ 1,224,980
                                                    ============    ============

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 3   PROPERTY AND EQUIPMENT
------   ----------------------

         The major classes of property and equipment and the related estimated useful lives are as follows:

                                                        2001             2000
                                                     ----------       ----------

         Furniture and fixtures                      $  48,365        $  46,796
         Computer equipment                            308,878          302,208
         Computer software                             446,596          437,512
         Racks                                          21,713           21,713
         Video equipment                                 4,193            4,193
         Vehicles                                           --            1,569
                                                     ----------       ----------
              Total                                    829,745          813,991
         Less: accumulated depreciation               (751,014)        (714,138)
                                                     ----------       ----------
         Property and equipment, net                 $  78,731        $  99,853
                                                     ==========       ==========

         Depreciation expense on property and equipment was $36,868 and $79,776 for the years ended December 31, 2001 and 2000, respectively.

NOTE 4   RELATED PARTY TRANSACTIONS
------   --------------------------

         The amount due to related party represents the net amount of various transactions between the Company and the Parent. The Parent pays for various expenses, such as insurance, salaries, and other general and administrative expense on behalf of the Company. For the years ended December 31, 2001 and 2000, the Parent charged the Company approximately $850,000 and $605,000, respectively for such expenses, which are included in operating expenses (See Note 8(A)). The payable is non-interest bearing and has no defined repayment terms (See Note
         10).

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 5   INCOME TAXES
------   ------------

         Prior to the effective date of the Merger Agreement, discussed in Note 1(A), the Parent and the Company were separate tax-paying entities. Subsequent to the Merger Agreement, the Parent and the Company filed consolidated Federal and California income tax returns.

         At December 31, 2001, the Parent and the Company had federal net operating loss carryforward which can be utilized dependent upon their ability to generate future taxable income, which may be limited due to ownership changes (see Note 10) as defined under Section 382 of the Internal Revenue Code of 1986. Any unused annual limitation may be carried over to future years until the net operating losses expire. Utilization of net operating losses may also be limited in any one year by alternative minimum tax rules. Due to the uncertainty of the Parent's and the Company's ability to generate sufficient future taxable income to utilize such net operating loss carryforwards, the related deferred tax assets were fully offset by a valuation allowance. Accordingly, no income tax provision or benefit is reflected in the accompanying financial statements.

NOTE 6   EMPLOYEE BENEFIT PLAN
------   ---------------------

         The Company participates in the Parent's qualified defined contribution employee benefit plan (the "Plan") covering substantially all employees who have been employed for greater than one year and are at least 21 years of age. Employees can make voluntary contributions to the Plan and are fully vested in these contributions. The Company may make a matching contribution of an amount equal to a specified percentage of employee contributions. In addition, the Parent's Board of Directors may further elect to make discretionary contributions. The Company did not make any contributions to the Plan during the years ended December 31, 2001 and 2000.

NOTE 7   BUSINESS AND CREDIT CONCENTRATIONS
------   ----------------------------------

         The Company had five customers who accounted for approximately 68% and 62% of net sales for the years ended December 31, 2001 and 2000, respectively.

         The Company had two customers who accounted for approximately 22% and 26% of accounts receivable as of December 31, 2001 and 2000, respectively.

         The Company had three vendors, who accounted for approximately 52% and 48% of net purchases for the year ended December 31, 2001 and 2000, respectively.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 8   COMMITMENTS
------   -----------

         (A) LEASES
         ----------

         The Company shares its office space with the Parent, who leased its facilities under an operating lease, which expires at various dates through April 10, 2005. The Parent did not charge the Company for rent and related expenses for the years ended December 31, 2001 and 2000.

         (B) ROYALTIES
         -------------

         The Company entered into certain royalty agreements for the years ended December 31, 2000 and 1999. The Company has agreed to pay royalties for the exclusive duplication and distribution of various video products, based on the number of units sold. For the years ended December 31, 2001 and 2000, the Company recognized royalty expense of approximately $139,009 and $15,931, respectively, which is included in cost of sales.

         As of December 31, 2000, the Company had made royalty advances of $139,009 under these agreements which were recorded as a current asset. For the year ended December 31, 2001, the Company wrote-off the unused balance of the royalty advances, as management determined that there is no future economic benefit.

         (C) LITIGATION
         --------------

         The Company is involved from time to time in legal proceedings incident to the normal course of its business. Management believes that the ultimate outcome of any pending or threatened litigation would not have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 9   GOING CONCERN
------   -------------

         The Company's financial statements for the year ended December 31, 2001 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a net loss from operations of $2,818,430, a negative cash flow from operating activities of $789,932, a working capital deficiency of $3,697,429 and a stockholders' deficiency of $3,618,698. The Company's working capital deficiency as of December 31, 2001 may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital, and implement its business plan. Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern (See Note 10).

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 10  SUBSEQUENT EVENTS
-------  -----------------

         On March 29, 2002, the Parent signed an asset purchase agreement with the FFM Acquisition Corporation ("FFMAC"), a wholly owned subsidiary of Kanakaris Wireless. Under this agreement FFMAC at closing will acquire all the assets, excluding cash on hand, and assume certain liabilities of the Company. FFMAC will not assume or in any way become liable for liabilities payable to related parties as of the date of the asset purchase agreement. The former Parent in exchange will be paid cash up to a maximum of $516,000. Of this purchase price, the former Parent will receive $255,000 at closing with the balance of $261,000 being paid contingent on the collection of the Company's accounts receivables outstanding at the time of closing. As these receivables are collected, the former Parent will receive 42.5% of each dollar up to a maximum of $261,000. On April 8, 2002, the former Parent closed this transaction and was paid $255,000.

                                 KANAKARIS WIRELESS AND SUBSIDIARIES
                                PRO FORMA CONSOLIDATED BALANCE SHEET
                                      AS OF SEPTEMBER 30, 2001
                                      ------------------------
                                             (UNAUDITED)

                                               ASSETS
                                               ------

                                                         Historical                 Pro Forma
                                                  ------------------------  --------------------------
                                                                      Assets and
                                                               Liabilities                  Pro Forma
                                                   Kanakaris      from        Pro Forma     Kanakaris
                                                   Wireless     FFM, Inc.    Adjustments    Wireless
                                                  -----------  -----------  -------------  -----------

CURRENT ASSETS
 Cash and cash equivalents                        $   51,473   $       --   $         --   $   51,473
 Accounts receivable - net                           122,093      392,998             --      515,091
 Inventories                                           1,960       28,789             --       30,749
 Investments in marketable securities                 64,000           --             --       64,000
 Current maturities of notes receivable -
  shareholders and related parties                   110,810           --             --      110,810
 Interest receivable                                  35,305           --             --       35,305
 Prepaid expenses and other current assets            20,063        1,288             --       21,351
                                                  -----------  -----------  -------------  -----------
       Total Current Assets                          405,704      423,075             --      828,779
                                                  -----------  -----------  -------------  -----------

PROPERTY AND EQUIPMENT, NET OF
 ACCUMULATED DEPRECIATION AND AMORTIZATION            48,683       71,889             --      120,572
                                                  -----------  -----------  -------------  -----------

OTHER ASSETS
 Notes receivable - shareholders and
  related parties - non-current                           --           --             --           --
 Note and loan receivable - non-current                   --           --             --           --
 Film library - net of accumulated amortization      384,936           --             --      384,936
 Goodwill - net of accumulated amortization          328,565      874,676             --    1,203,241
 Other                                                 2,836           --             --        2,836
                                                  -----------  -----------  -------------  -----------
       Total Other Assets                            716,337      874,676             --    1,591,013
                                                  -----------  -----------  -------------  -----------

TOTAL ASSETS                                      $1,170,724   $1,369,640   $         --   $2,540,364
------------                                      ===========  ===========  =============  ===========

                                                F-78

                                 KANAKARIS WIRELESS AND SUBSIDIARIES
                                PRO FORMA CONSOLIDATED BALANCE SHEET
                                      AS OF SEPTEMBER 30, 2001
                                      ------------------------
                                             (UNAUDITED)

                              LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                              ----------------------------------------

                                                           Historical                     Pro Forma
                                                 -----------------------------  ----------------------------
                                                                      Assets and
                                                                  Liabilities                     Pro Forma
                                                   Kanakaris         from         Pro Forma       Kanakaris
                                                   Wireless        FFM, Inc.     Adjustments      Wireless
                                                 -------------   -------------  -------------  -------------
CURRENT LIABILITIES
 Accounts payable and accrued expenses           $  1,087,331    $    853,640   $         --   $  1,940,971
 Due to former shareholder of subsidiary              104,695              --             --        104,695
 Convertible debentures                             2,756,500              --             --      2,756,500
 Due to Fast Forward Marketing, Inc.                       --         516,000             --        516,000
                                                 -------------   -------------  -------------  -------------
       Total Current Liabilities                    3,948,526       1,369,640             --      5,318,166
                                                 -------------   -------------  -------------  -------------

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $0.01 par value,
  5,000,000 shares authorized,
  1,000,000 Class A Convertible
  issued and outstanding                               10,000              --             --         10,000
 Common stock, $0.001 par value,
  250,000,000 and 100,000,000 shares
  authorized, 4,514,704 issued and
  outstanding                                           4,514              --             --          4,514
 Additional paid-in capital                        28,928,690              --             --     28,928,690
 Accumulated deficit                              (30,564,905)             --             --    (30,564,905)
 Deferred expenses                                 (1,108,101)             --             --     (1,108,101)
 Comprehensive loss                                   (48,000)             --             --        (48,000)
                                                 -------------   -------------  -------------  -------------
       Total Stockholders' Deficiency              (2,777,802)             --             --     (2,777,802)
                                                 -------------   -------------  -------------  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY   $  1,170,724    $  1,369,640   $         --   $  2,540,364
----------------------------------------------   =============   =============  =============  =============

                                                F-79

                                 KANAKARIS WIRELESS AND SUBSIDIARIES
                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                FOR THE YEAR ENDED SEPTEMBER 30, 2001
                                -------------------------------------
                                             (UNAUDITED)

                                                          Historical                     Pro Forma
                                                 -----------------------------  ---------------------------
                                                                                                 Pro Forma
                                                   Kanakaris                      Pro Forma      Kanakaris
                                                   Wireless        FFM, Inc.     Adjustments     Wireless
                                                 ------------   --------------  -------------  ------------

NET SALES                                        $ 1,699,817    $          --   $         --   $ 1,699,817

COST OF SALES                                        681,489               --             --       681,489
                                                 ------------   --------------  -------------  ------------

GROSS PROFIT                                       1,018,328               --             --     1,018,328
                                                 ------------   --------------  -------------  ------------

OPERATING EXPENSES
 Executive compensation                            1,443,982               --             --     1,443,982
 Salaries                                            443,741               --             --       443,741
 Consulting services                               1,793,110               --             --     1,793,110
 Marketing, advertising and investor relations       611,278               --             --       611,278
 Professional fees                                   818,429               --             --       818,429
 Bad debt provision                                  173,928               --             --       173,928
 Depreciation and amortization                       146,931               --             --       146,931
 Other general and administrative expenses           727,510               --             --       727,510
                                                 ------------   --------------  -------------  ------------
     Total Operating Expenses                      6,158,909               --             --     6,158,909
                                                 ------------   --------------  -------------  ------------

LOSS FROM OPERATIONS BEFORE INTEREST
 AND OTHER INCOME (EXPENSE)                       (5,140,581)              --             --    (5,140,581)
                                                 ------------   --------------  -------------  ------------

INTEREST AND OTHER INCOME (EXPENSE)
 Interest and financing expense                   (3,240,584)              --             --    (3,240,584)
 Loss on impairment of investment in
  marketable securities                             (980,000)              --             --      (980,000)
 Interest, dividend and other income                 137,106               --             --       137,106
                                                 ------------   --------------  -------------  ------------
     Total Interest and Other Income (Expense)    (4,083,478)                                   (4,083,478)

NET LOSS                                         $(9,224,059)   $          --   $         --   $(9,224,059)
--------                                         ============   ==============  =============  ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED    $     (3.27)   $          --   $         --   $     (3.27)
                                                 ============   ==============  =============  ============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - BASIC AND DILUTED                   2,820,250               --             --     2,820,250
                                                 ============   ==============  =============  ============

                                                F-80

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                     NOTE TO PRO FORMA FINANCIAL STATEMENTS
                     --------------------------------------
                                   (UNAUDITED)

On March 29, 2002, the Company's wholly owned subsidiary, FFM Acquisition Corporation ("FFMAC") entered into an asset purchase agreement with Fast Forward Marketing, Inc. ("FFM") whereby at closing on April 8, 2002, FFMAC acquired all of the assets, excluding cash, and assumed certain liabilities of FFM for $516,000. Of this purchase price, FFMAC paid FFM $255,000 at closing with the balance of $261,000 to be paid contingent on the collection of FFMAC's accounts receivables outstanding at the time of closing.

The accompanying pro forma consolidated balance sheet gives retroactive effect to the asset acquisition discussed above as if it had occurred as of September 30, 2001. The accompanying pro forma consolidated statement of operations does not differ from the Company's historical statement of operations because in a transaction accounted for as an asset acquisition the operations of the Company whose assets are acquired are retained by that entity.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation and Bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our Articles of Incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from limitation or liability is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2001, we believe we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         The selling security holders and Kanakaris Wireless each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments those persons may be required to make in connection with this registration.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

          SEC registration fee .............................     $  181.94
          NASD filing fee...................................          0
          Printing and engraving expenses...................        100
          Legal fees and expenses...........................      5,000
          Blue Sky fees and expenses........................        500
          Accounting fees and expenses......................      1,000
          Miscellaneous.....................................      1,000
                                                                 ----------
                Total.......................................     $7,781.94
                                                                 ==========

All of the above expenses will be paid by the Registrant.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In January 1999, we issued an aggregate of 85,584 shares of common stock to two accredited investors in private offerings in exchange for $102,700 in cash.

         In March 1999, we issued an option to purchase up to 8,750 shares of common stock at an exercise price of $.20 per share to one consultant in exchange for consulting services.

         In March 1999, we issued 7,500 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $175,500.

         In April 1999, we issued 31,750 shares of common stock to two accredited investors in a private offering in exchange for $317,500 in cash.

         In April 1999, we issued 1,750 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $91,875.

         In April 1999, we issued an aggregate of 20,805 shares of common stock to five consultants in a private offering, 20,300 shares of which were issued in exchange for services rendered with an estimated value of $583,625 and 505 shares of which were issued in satisfaction of certain accounts payable by us in the amount of $10,000.

         In June 1999, we issued an aggregate of 17,250 shares of common stock to five consultants in a private offering in exchange for services rendered with an estimated value of $452,640.

         In July 1999, we issued 2,500 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $53,125.

         In August 1999, we issued an aggregate of 12,750 shares of common stock to four investors in private offerings in exchange for $100,000 in cash.

         In August 1999, we issued an aggregate of 16,850 shares of common stock to six consultants in private offerings in exchange for consulting services rendered with an estimated value of $358,063.

         During August and September 1999, we issued an aggregate of $1,070,000 of our 10% convertible subordinated debentures to four accredited investors in two private offerings. The net offering proceeds were approximately $998,500 in cash.

         In October 1999, we issued 1,250 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $18,750.

         In November 1999, we issued an aggregate of 50,050 shares of common stock to two consultants in private offerings in exchange for consulting services rendered with an estimated value of $750,750.

         In December 1999, we issued an aggregate of 6,800 shares of common stock to four accredited investors in private offerings in exchange for $68,000 in cash

         In December 1999, we issued 20,000 shares of common stock to one consultant for consulting services rendered with an estimated value of $200,000.

         In December 1999, we granted options to purchase up to an aggregate of 211,000 shares of common stock at an exercise price of $10.40 per share (the fair market value on the date of grant) to six individuals, including two executive officers/directors, one director, one employee and two consultants.

         In January 2000, we issued an aggregate of 24,184 shares of common stock to seven consultants in private offerings in exchange for consulting services rendered with an estimated value of $724,032.

         In January 2000, we issued an aggregate of 89,167 shares of common stock to four accredited investors upon conversion of 10% convertible debentures.

         In January 2000, we issued 700 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $5.00 per share.

         In February 2000, we issued 1,500 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $5.00 per share.

         In February 2000, we issued 2,500 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,375.

         In February 2000, we issued an aggregate of $1,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 15,000 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $870,000 in cash.

         In March 2000, we issued an aggregate of 8,250 shares of common stock to four consultants in private offerings in exchange for consulting services with an estimated value of $990,000.

         In April 2000, we issued 10,300 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $5.00 per share.

         In April 2000, we issued 2,500 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $112,000.

         In April 2000, we issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 45,000 shares of common stock to four accredited investors in a private offering. The net offering proceeds were approximately $2,600,000 in cash.

         In April 2000, we issued an aggregate of 734 shares of common stock, warrants to purchase up to 734 shares of common stock at an initial exercise price of $34.50 and warrants to purchase up to 734 shares of common stock at an initial exercise price of $39.00 to one consultant in a private offering in exchange for consulting services.

         In April 2000, we issued an aggregate of 39,437 shares of common stock to three accredited investors upon conversion of $750,000 in principal amount of 10% convertible debentures and interest payable on those debentures.

         In May 2000, we issued an option to purchase up to 4,375 shares of common stock at an exercise price of $25.90 per share pursuant to our 2000 Stock Option Plan to one consultant in connection with an amendment to an existing consulting agreement.

         In May 2000, we issued to eleven employees and executives and one non-employee director options to purchase up to an aggregate of 97,500 shares of common stock at an exercise price of $14.10 pursuant to our 2000 Stock Option Plan.

         In May 2000, we issued to seven individuals and four entities an aggregate of 40,470 shares of common stock in exchange for consulting services rendered with a value of approximately $850,964.

         In June 2000, we issued an aggregate of 39,405 shares of common stock to one accredited investor upon conversion of $500,000 in principal amount of two 10% convertible debentures and interest payable on those debentures.

         In June 2000, we issued an aggregate of 8,156 shares to one individual and one entity in exchange for consulting services rendered with a value of approximately $129,680.

         In June, July and August 2000, we issued an aggregate of 13,001 shares of common stock to one individual upon exercise of options with an exercise price of $15.00 per share.

         In July, August and September 2000, we issued an aggregate of 51,686 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $530,000 of principal plus related interest on our convertible debentures.

         In August 2000, we issued 9,000 shares of common stock valued at $135,000 to a consultant for services rendered.

         In August 2000, we issued 1,500 shares of common stock valued at $22,500 to an employee who subsequently became a director of Kanakaris Wireless in exchange for services rendered.

         In August 2000, we issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 22,500 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $1,305,000 in cash.

         In August 2000, we issued to three employees who were also directors of Kanakaris Wireless to purchase up to an aggregate of 48,125 shares of common stock at an exercise price of $15.00 per share pursuant to our 2000 Stock Option Plan.

         In September 2000, we issued 1,250 shares of common stock valued at $13,500 to one individual in exchange for services rendered.

         In September 2000, we issued to a consultant for services rendered an option to purchase up to 25,000 shares of common stock at an exercise price of the lesser of $14.60 and 65% of the average of the lowest three trading prices during the 20 trading days immediately preceding exercise.

         In October 2000, we issued an aggregate of 26,882 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $105,000 of principal plus related interest on our convertible debentures.

         In November 2000, we issued an aggregate of 134,823 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $675,000 of principal plus related interest on our convertible debentures.

         In November 2000, we issued 2,500 shares of common stock valued at $19,000 to a consultant who subsequently became a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 5,000 shares of common stock valued at $38,000 to a consultant who subsequently became a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 2,500 shares of common stock valued at $19,000 to a consultant who was also a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 2,500 shares of common stock valued at $19,000 to a consultant as compensation for consulting services rendered.

         In November 2000, we issued 70,000 shares of common stock valued at $532,000 to a consulting company as compensation for consulting services rendered.

         In November 2000, we issued 12,500 shares of common stock valued at $95,000 to an employee who was also a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 2,500 shares of common stock valued at $17,000 to a consultant as compensation for consulting services rendered.

         In December 2000, we issued 2,500 shares of common stock valued at $11,750 to a consultant who was also a director of Kanakaris Wireless as compensation for consulting services rendered.

         In December 2000, we issued an aggregate of 19,231 shares of common stock to one individual upon exercise of options with an exercise price of $15.00 per share.

         In December 2000, we issued an aggregate of 144,558 shares of common stock to four investors upon conversion of an aggregate of $551,000 of principal plus related interest on our convertible debentures.

         In December 2000, we issued 100,000 shares of common stock valued at $510,000 to an executive employee who was also a director of Kanakaris Wireless as a stock bonus for services rendered.

         In December 2000, we issued an aggregate of 21,250 shares of common stock valued at $108,375 to two consultants as compensation for consulting services rendered.

         On January 5, 2001, we issued an aggregate of $650,000 of 12% convertible debentures and accompanying warrants to purchase up to 195,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at the lesser of $2.50 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise.

         In January 2001, we issued an aggregate of 18,040 shares of common stock as payment of interest owed on the debentures purchased by four accredited investors in the April 2000 offering. Also, we issued 67,112 shares of common stock to one of the investors upon conversion of $200,000 in principal amount plus interest on the debentures purchased by it in the April 2000 offering. Finally, we issued an aggregate of 90,863 shares of common stock, of which 38,617 shares were issued to each of two of the investors, upon conversion by each of them of $123,462 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering and of which 13,629 shares were issued to the fourth investor upon conversion of $43,575 in principal amount plus interest on the debenture it purchased in the April 2000 offering.

         In February 2001, we issued an aggregate of 25,701 shares of common stock, of which 10,923 shares were issued to each of two accredited investors upon conversion by each of them of $31,875 in principal amount plus interest on the debentures each of them purchased in the January 2001 offering, and of which 3,855 shares were issued to another accredited investor upon conversion of $11,250 in principal amount plus interest on the debenture it purchased in the January 2001 offering.

         On March 9, 2001, we issued an aggregate of $650,000 of 12% convertible debentures in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion.

         In March 2001, we issued an aggregate of 93,961 shares of common stock to four accredited investors upon conversion of an aggregate of $175,000 of principal plus related interest on our convertible debentures.

         In April 2001, we issued 1,250 shares of common stock valued at approximately $3,750 to one entity in settlement of a dispute.

         In April 2001, we issued 12,500 shares of common stock valued at $31,250 to a director and officer as compensation for services rendered.

         In April 2001, we issued an aggregate of 71,250 shares of common stock valued at $142,500 to four directors and officers and three employees as compensation for services rendered.

         In April 2001, we issued 12,500 shares of common stock valued at $25,000 to our accountants for services rendered.

         As of April 1, 2001 we issued 15,000 shares of common stock valued at $42,180 to one consultant for services rendered.

         In April 2001, we issued an aggregate of 153,163 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $170,000 of principal plus related interest on our convertible debentures.

         As of April 30, 2001, $1,748,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, we entered into an agreement with the four accredited holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, we granted to the investors warrants to purchase up to an aggregate of 1,350,000 shares of common stock at an initial exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

         In May 2001, we issued 14,881 shares of common stock valued at $31,250 to an officer and director as compensation for services rendered.

         In May 2001, we issued 36,663 shares of common stock to one accredited investor upon conversion of $50,000 of principal plus related interest on our convertible debentures.

         In May 2001, we issued 375,000 shares of common stock to our Chairman of the Board, President and Chief Executive Officer as compensation for services rendered and to be rendered.

         In June 2001, we issued 10,000 shares of common stock valued at $24,400 to one consultant for services rendered.

         In June 2001, we issued 81,531 shares of common stock to four accredited investors upon conversion of an aggregate of $140,000 of principal plus related interest on our convertible debentures.

         In June 2001, we issued 50,000 shares of common stock valued at $170,000 and an option to purchase up to 100,000 shares of common stock at $2.00 per share to one consultant for services to be rendered. We subsequently reduced the exercise price to $1.00 per share with respect to 75,000 shares covered by this option. We issued 25,000 shares of common stock to the consultant in June 2001 at $2.00 per share and 75,000 shares of common stock to the consultant in July 2001 at $1.00 per share upon exercise of the option.

         On June 29, 2001, we issued an aggregate of $500,000 of 12% convertible debentures in a private offering to three accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 75,000 shares of common stock.

         In July 2001, we issued an aggregate of 50,000 shares of common stock valued at $165,000 to one consultant as compensation for services rendered.

         In July 2001, we issued an aggregate of 158,609 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $100,000 of principal plus related interest on our convertible debentures.

         In August 2001, we issued an aggregate of 342,007 shares of common stock to four accredited investors upon conversion of an aggregate of $172,000 of principal plus related interest on our convertible debentures.

         In September 2001, we issued an aggregate of 178,603 shares of common stock to three accredited investors upon conversion of an aggregate of $34,500 in principal plus related interest on our convertible debentures.

         In September 2001, we issued an aggregate of 244,445 shares of common stock valued at $185,778 to one consultant as compensation for services rendered and 200,000 shares of common stock upon the exercise of a warrant at an exercise price of $1.00 per share.

         In October 2001, we issued an aggregate of 747,181 shares of common stock to five accredited investors upon conversion of an aggregate of $68,500 in principal plus related interest on our convertible debentures.

         In October 2001, we issued an aggregate of 180,000 shares of common stock valued at $75,600 to seven persons as compensation for services rendered, of whom two were directors and officers, two were directors and employees, one was an employee, one was a director and consultant and one was a consultant.

         In November 2001, we issued an aggregate of 150,808 shares of common stock to three accredited investors upon conversion of an aggregate of $20,000 of principal plus related interest on our convertible debentures.

         In November 2001, we issued an aggregate of 1,887,016 shares of common stock valued at $572,330 to two consultants as compensation for services rendered. We also issued 156,250 shares of common stock upon the exercise of a warrant at an exercise price of $.80 per share and 425,000 shares of common stock upon the exercise of a warrant at an exercise price of $.40 per share.

         In December 2001, we issued an aggregate of 125,000 shares of common stock valued at $37,500 to one individual in settlement of a dispute.

         In December 2001, we issued an aggregate of 200,000 shares of common stock valued at $30,000 to one entity for services rendered.

         In January 2002, we issued an aggregate of 65,200 shares of common stock valued at $7,954 to one consultant as compensation for services rendered.

         On January 9, 2002 we issued an aggregate of $200,000 of 12% convertible debentures in a private offering to one accredited investor. The investor, if certain conversion limitations are disregarded, is a beneficial owner of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.055 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock at a per share exercise price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

         In January 2002, in connection with the issuance of our January 2002 debentures, we issued warrants to purchase an aggregate of 60,000 shares of common stock to two entities as a transaction fee, which warrants are exercisable at a per share exercise price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

         In February 2002, we issued to two entities 6% convertible promissory notes due November 30, 2002 in the aggregate principal amount of $372,550. The promissory notes are immediately convertible into shares of common stock at an initial per share price equal to the lesser of $.085 and the average of the three lowest intraday sale prices during the 20 trading days immediately preceding a conversion.

         On March 29, 2002 we issued an aggregate of $500,000 of 12% convertible debentures in a private offering to four accredited investors. Two of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.035 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.035 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise.

         In March 2002, we issued an aggregate of 740,000 shares valued at $74,000 to seven officers and directors as compensation for services rendered.

         In March 2002, we issued an aggregate of 160,000 shares valued at $16,000 to two consultants as compensation for services rendered.

         In March 2002, we issued an aggregate of 150,000 shares valued at $14,250 to four consultants as compensation for services rendered.

         In March 2002, we issued 300,000 shares valued at $25,500 to one consultant as compensation for services rendered.

         In April 2002, we issued an aggregate of 1,065,767 shares of common stock to three accredited investors upon conversion of an aggregate of approximately $40,500 in principal plus related interest on our convertible debentures.

         In April 2002, we issued an aggregate of 1,250,000 shares of common stock valued at $100,000 to two directors and officers as compensation for services rendered.

         In April 2002, we issued an aggregate of 200,000 shares of common stock valued at $16,000 to one consultant and ten employees as compensation for services rendered.

         Effective April 10, 2002, we entered into an Exchange Agreement with Bristol Capital, LLC pursuant to which we issued 900 shares of our Series B Convertible Preferred Stock and acquired from Bristol Capital its 50% interest in our now wholly-owned Fast Forward Marketing subsidiary which was issued to Bristol Capital in consideration for providing the opportunity to acquire the Fast Forward Marketing business. Each share of our Series B Convertible Preferred Stock has a stated value of $1,000 and is convertible into shares of our common stock at the lesser of (i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a share of our common stock during the twenty trading preceding the conversion date. The Series B Convertible Preferred Stock accrues dividends at a rate of 8% per annum, which is payable on a quarterly basis in arrears, at the option of the holder, in cash or shares of our common stock based on the then applicable conversion price.

         In May 2002, we issued an aggregate of 71,429 shares of common stock valued at $4,929 to one consultant as compensation for services rendered.

         On May 4, 2002, we entered into a private placement transaction with one accredited investor in which we committed to issue 750,000 shares of common stock in exchange for $30,000 in cash.

         In May 2002, we restated our June 2001 debenture issued to one accredited investor to reflect an additional $125,000 investment, resulting in a June 2001 debenture held by that investor in the principal amount of $225,000 and an aggregate of $625,000 in June 2001 debentures outstanding.

         In May 2002, we issued an aggregate of 680,680 shares of common stock to three accredited investors upon conversion of an aggregate of approximately $17,000 in principal plus related interest on our convertible debentures.

         In June 2002, we issued an aggregate of 1,500,000 shares of common stock valued at $45,000 to two directors and officers as compensation for services rendered.

         In June 2002, we issued an aggregate of 1,630,000 shares of common stock valued at $48,900 to eight consultants and one employee as compensation for services rendered.

         In June 2002, we issued 160,000 shares of common stock valued at $4,800 to one individual in settlement of a claim.

         In July 2002, we issued an aggregate of 1,972,797 shares of common stock to four accredited investors upon conversion of an aggregate of approximately $20,475 in principal plus related interest on our convertible debentures.

         On July 11, 2002, we entered into a private placement transaction with one accredited investor in which we committed to issue 2,500,000 shares of common stock in exchange for $27,500 in cash.

         On September 4, 2002, we entered into a private placement transaction with one accredited investor in which we issued 1,250,000 shares of common stock in exchange for $13,750 in cash.

         In August 2002, we issued 600,000 shares of common stock valued at $12,000 to one consultant as compensation for consulting services rendered.

         In September 2002, through September 23, 2002, we had issued an aggregate of 964,548 shares of common stock to three accredited investors upon conversion of an aggregate of approximately $7,500 in principal plus related interest on our convertible debentures.

         On September 11, 2002 we issued an aggregate of $250,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise.

         As of September 23, 2002, in addition to the debentures issued in September 2002 described above:

              o     $1,443,625 of the original $4,500,000 principal balance of
                     10% Convertible Debentures due May 1, 2002 remained outstanding;

              o     $185,181 of the original $650,000 principal balance of 12%
                     Convertible Debentures due January 5, 2002 remained outstanding;

              o     $438,819 of the original $650,000 principal balance of 12%
                     Convertible Debentures due March 9, 2002 remained outstanding;

              o     $625,000 of the original $625,000 principal balance of 12%
                     Convertible Debentures due June 29, 2002 remained outstanding;

              o     $200,000 of the original $200,000 principal balance of 12%
                     Convertible Debentures due January 9, 2003 remained outstanding; and

              o     $500,000 of the original $500,000 principal balance of 12%
                     Convertible Debentures due March 29, 2003 remained outstanding;

         As of September 23, 2002, we entered into an agreement with the holders of the debentures listed above to extend the due date of these debentures to September 23, 2003. In consideration for the extension, we granted to the holders of these debentures warrants to purchase up to an aggregate of 5,189,126 shares of common stock at an exercise price equal to the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the exercise of the warrants.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

         For each of the unaccredited investors participating in the transactions described above, we made available for consideration, prior to the acquisition of our securities, our most recent Annual Report on Form 10-KSB, our most recent Quarterly Report on Form 10-QSB and, as available, our most recent Registration Statement on Form SB-2.

         For each of the issuances described above and made for consulting or other services rendered, the per share value of the common stock issued was the fair market value of the common stock on the grant date, which equaled the closing price of a share of common stock on the OTC Bulletin Board(R) on that date.

ITEM 27. EXHIBITS.

         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         2.1................................Stock Purchase Agreement dated as of October 10, 1997 by and between Christel H. Uttenbogaart and Kanakaris
                                            InternetWorks, Inc.(1)

         2.2................................Acquisition Agreement dated as of November 25, 1997 between
                                            Big Tex Enterprises, Inc. and Kanakaris InternetWorks, Inc.(1)

         2.3................................Asset Purchase Agreement between Desience Corporation, a wholly- owned subsidiary of Kanakaris Wireless, and Russ Bassett
                                            Corp., dated as of March 4, 2002. (15)

         2.4................................Asset Purchase Agreement dated as of March 29, 2002 by and between the Registrant, FFM Acquisition Corp., Fast Forward Marketing, Inc.
                                            and Intervisual Books, Inc. (16)

         2.5................................Amendment to Asset Purchase Agreement dated as of April 8, 2002 by and between the Registrant, FFM Acquisition Corp., Fast
                                            Forward Marketing, Inc. and Intervisual Books, Inc. (16)

         3.1................................Amended and Restated Articles of Incorporation of the
                                            Registrant (4)

         3.2................................Amended and Restated Bylaws of the Registrant (4)

         3.3................................Amendment to Article III of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on January 23,
                                            2001 (6)

         3.4................................Amendment to Article IX of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on January 23,
                                            2001 (6)

         3.5................................Amendments to Articles II, III and IX of the Amended and Restated
                                            Bylaws adopted by the Registrant's Board of Directors on February 5,
                                            2001 (7)

         3.6................................Amendment to Article III of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on June 21,
                                            2001 (9)

         3.7................................Amendment to Restated Articles of Incorporation of the Registrant (8)

         3.8................................Certificate of Designations, Preferences and Rights of Series B
                                            Convertible Preferred Stock of Kanakaris Wireless (16)

         4.1................................Specimen Common Stock Certificate (1)

         4.2................................Securities Purchase Agreement dated as of September 11, 2002 by and among the Registrant and each of the purchasers identified therein (18)

         4.3................................Form of 12% Secured Convertible Debenture due September 11, 2003 (18)

         4.4................................Form of Common Stock Purchase Warrant dated September 11, 2002 (18)

         4.5................................Registration Rights Agreement dated as of September 11, 2002 by and among the Registrant and each of the investors identified (18)
                                            therein

         4.6................................Security Agreement dated as of September 11, 2002 by and among the
                                            Registrant and each of the secured parties identified therein (18)

         5.1................................Opinion of Rutan & Tucker, LLP (*)

                                      II-11



         10.1...............................Kanakaris Communications, Inc. 2000 Stock Option Plan (4)(#)

         10.2...............................encoding.com Terms and Conditions and related purchase orders (2)

         10.3...............................Windows Media(TM) Technology Promotion Agreement dated
                                            February 18, 1999 between Microsoft Corporation and the
                                            Registrant (1)

         10.4...............................Memorandum of Understanding dated November 9, 1999 by and between Lain International and the Registrant (5)

         10.5...............................Sublease Agreement dated as of October 8, 1999 by and between
                                            Belfiore-Fitzgerald and the Registrant (1)

         10.6...............................License Agreement dated as of February 18, 1999 between the
                                            Registrant and ION Systems, Inc. (1)

         10.7...............................First Amendment to License Agreement dated effective as of
                                            March 22, 1999 by and between the Registrant and ION
                                            Systems, Inc. (1)

         10.8...............................Second Amendment to License Agreement dated as of May 4,
                                            2000 by and between the Registrant and ION Systems, Inc. (4)

         10.9...............................Memorandum of Understanding dated November 1, 1999 by and between SyCoNet.com Inc. and the Registrant (1)

         10.10..............................Promissory Note dated May 17, 2000 made by Alex Kanakaris in favor of the Registrant (#)(4)

         10.11..............................Agreement for Payment of Royalties dated as of April 20, 2000 between the Registrant and John Clark (4)

         10.12..............................Memorandum of Understanding dated February 25, 1999 between the Registrant and Alliance Equities (1)

         10.13..............................Memorandum of Understanding dated April 7, 1999 between the
                                            Registrant and Alliance Equities (1)

         10.14..............................Revolving Line of Credit Agreement dated as of December 10, 1999 by and between the Registrant and Alliance Equities (2)

         10.15..............................Memorandum dated December 28, 2000 from Alliance Equities to the Registrant extending Revolving Line of Credit Agreement (5)

         10.16..............................Promissory Note dated May 19, 1997 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.17..............................Promissory Note dated February 26, 1997 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.18..............................Promissory Note dated September 30, 1997 made by Alex
                                            Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.19..............................Promissory Note dated April 7, 1997 made by John McKay in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.20..............................Promissory Note dated January 8, 1998 made by John McKay in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.21..............................Promissory Note dated January 8, 1998 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.22..............................Promissory Note dated January 8, 1998 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.23..............................Promissory Note dated January 7, 2000 made by the Registrant in favor of Alex F. Kanakaris (#)(3)

         10.24..............................Promissory Note dated December 27, 1999 made by the Registrant in favor of Branch Lotspeich (#)(3)

         10.25..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and Alex F. Kanakaris (#)(3)

         10.26..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and Branch Lotspeich (#)(3)

                                      II-12



         10.27..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and John R. McKay (#)(3)

         10.28..............................Agreement dated October 21, 1999 between eConnect and the
                                            Registrant (1)

         10.29..............................Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                            dated as of March 6, 2000 between the Registrant and
                                            Microsoft Corporation (4)

         10.30..............................Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                            dated effective as of December 7, 1999 between the Registrant and Microsoft Corporation (1)

         10.31..............................Convertible Debenture Purchase Agreement dated as of
                                            February 4, 2000 between the investors named therein
                                            and the Registrant (3)

         10.32..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (3)

         10.33..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of AJW Partners, LLC (3)

         10.34..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (3)

         10.35..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (3)

         10.36..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to AJW Partners, LLC (3)

         10.37..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (3)

         10.38..............................Stock Escrow and Security Agreement dated as of February 4,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (3)

         10.39..............................Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                            therein (3)

         10.40..............................Convertible Debenture Purchase Agreement dated as of
                                            April 13, 2000 between the investors named therein
                                            and the Registrant (4)

         10.41..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (4)

         10.42..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of AJW Partners, LLC (4)

         10.43..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (4)

         10.44..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Equilibrium Equity, LLC (4)

         10.45..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (4)

         10.46..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to AJW Partners, LLC (4)

         10.47..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (4)

                                      II-13



         10.48..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Equilibrium Equity, LLC (4)

         10.49..............................Registration Rights Agreement dated as of April 13, 2000 by and between the Registrant and the investors named
                                            therein (4)

         10.50..............................Stock Escrow and Security Agreement dated as of April 13,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (4)

         10.51..............................Debenture Purchase Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

         10.52..............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due August 4, 2000 made by the Registrant in
                                            favor of Alliance Equities (1)

         10.53..............................Registration Rights Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

         10.54..............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due September 29, 2000 made by the Registrant
                                            in favor of the Payee named therein (1)

         10.55..............................Stock Escrow and Security Agreement dated as of November 1,
                                            1999 between the Registrant, Owen Naccarato and the Holder named therein (1)

         10.56..............................Registration Rights Agreement dated as of September 29, 1999 by and between the Registrant and the Purchaser named therein (1)

         10.57..............................Form of 10% Convertible Debenture due May 1, 2001 made in August
                                            2000 by the Registrant in favor of AJW Partners, LLC, New
                                            Millennium Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         10.58..............................Form of Stock Purchase Warrant dated as of August 2000 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         10.59..............................Securities Purchase Agreement dated as of January 5, 2001 by and among the investors named therein and the Registrant (5)

         10.60..............................Form of Convertible Debenture due January 5, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         10.61..............................Registration Rights Agreement dated as of January 5, 2001 by and between the Registrant and the investors named
                                            therein (5)

         10.62..............................Form of Stock Purchase Warrant dated as of January 5, 2001 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         10.63..............................The New York Internet Chamber of Commerce Charter
                                            Membership Agreement dated January 17, 2001 by and
                                            between The New York Internet Chamber of Commerce and
                                            the Registrant (6)

         10.64..............................Letter agreement dated as of April 30, 2001 by and among the
                                            Registrant and AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC, Bristol
                                            Investment Fund, Ltd. and Bank Insinger de Beaufort (8)

         10.65..............................Letter agreement dated December 29, 2000 between Haynie &
                                            Company, CPAs and the Registrant (#) (8)

         10.66..............................Form of Convertible Debenture due March 9, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (9)

                                      II-14



         10.67..............................Securities Purchase Agreement dated as of June 29, 2001 between the Registrant and AJW Partners, LLC, New Millennium Capital
                                            Partners II, LLC and Alliance Equities, Inc. (9)

         10.68..............................Form of 12% Convertible Debenture due June 29, 2002 made by the
                                            Registrant in favor of each of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

         10.69..............................Form of Stock Purchase Warrant dated June 29, 2001 issued by the Registrant to each of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

         10.70..............................Registration Rights Agreement dated as of June 29, 2001 by and between the Registrant and AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

         10.71..............................Letter Agreement dated as of June 29, 2001 by and among the
                                            Registrant and AJW Partners, LLC, New Millennium Capital Partners
                                            II, LLC and Equilibrium  Equity, LLC (9)

         10.72..............................Consulting Agreement dated as of September 4, 2001 by and between the Registrant and Richard Epstein (10)

         10.73..............................Consulting Agreement dated as of October 26, 2001 by and between the Registrant and Kevin Welch (11)

         10.74..............................Common Stock Purchase Warrant dated as of October 26, 2001 by and between the Registrant and Kevin Welch (11)

         10.75..............................Consulting Agreement dated as of November 5, 2001 by and between the Registrant and Paul Lemmon (12)

         10.76..............................Common Stock Purchase Warrant dated as of November 29, 2001 made by the Registrant in favor of Kevin Welch (13)

         10.77..............................Consulting Agreement Extension dated as of November 29, 2001 by and between the Registrant and Kevin Welch (13)

         10.78..............................Letter dated December 13, 2001 from Alliance Equities, Inc.
                                            to the Registrant regarding Extension of Line of Credit (14)

         10.79..............................Securities Purchase Agreement dated as of January 9, 2002 by and between Bank Insinger de Beaufort Safe Custody NV and
                                            the Registrant (14)

         10.80..............................Convertible Debenture due January 9, 2003 made by the
                                            Registrant in favor of Bank Insinger de Beaufort Safe
                                            Custody NV (14)

         10.81..............................Registration Rights Agreement dated as of January 9, 2002 by and between the Registrant and Bank Insinger de Beaufort
                                            Safe Custody NV (14)

         10.82..............................Stock Purchase Warrant dated as of January 9, 2002 issued by the Registrant to Bank Insinger de Beaufort Safe Custody NV (14)

         10.83..............................Security Agreement dated as of January 9, 2002 by and between the Registrant and Bank Insinger de Beaufort Safe Custody NV (14)

         10.84..............................Letter Agreement dated January 9, 2002 by and between the
                                            Registrant and Bank Insinger de Beaufort Safe Custody NV,
                                            Bristol Investment Fund, Ltd., Bristol Capital, LLC and
                                            Paul Kessler (14)

         10.85..............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Rutan & Tucker, LLP (17)

         10.86..............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Rutan & Tucker, LLP (17)

         10.87..............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Haynie & Company (17)

         10.88..............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Haynie & Company (17)

                                      II-15



         10.89..............................Securities Purchase Agreement dated as of March 29, 2002 by and among the Registrant and each of the purchasers identified therein (16)

         10.90..............................Form of 12% Secured Convertible Debenture due March 29, 2003 (16)

         10.91..............................Form of Common Stock Purchase Warrant dated March 29, 2002 (16)

         10.92..............................Registration Rights Agreement dated as of March 29, 2002 by and among the Registrant and each of the investors identified
                                            therein (16)

         10.93..............................Security Agreement dated as of March 29, 2002 by and among the
                                            Registrant and each of the secured parties identified therein (16)

         10.94..............................Security Agreement dated as of April 1, 2002 by and among the
                                            Registrant and each of the secured parties identified therein (16)

         10.95..............................Exchange Agreement dated as of April 10, 2002 by and between the
                                            Registrant and Bristol Capital, LLC (16)

         10.96..............................Registration Rights Agreement dated as of April 10, 2002 by and between the Registrant and Bristol Capital, LLC (16)

         10.97..............................Securities Purchase Agreement dated as of September 11, 2002 by and among the Registrant and each of the purchasers identified therein (18)

         10.98..............................Form of 12% Secured Convertible Debenture due September 11, 2003 (18)

         10.99..............................Form of Common Stock Purchase Warrant dated September 11, 2002 (18)

         10.100.............................Registration Rights Agreement dated as of September 11, 2002 by and among the Registrant and each of the investors identified
                                            therein (18)

         10.101.............................Security Agreement dated as of September 11, 2002 by and among the
                                            Registrant and each of the secured parties identified therein (18)

         10.102.............................Letter Agreement dated September 23, 2002 by and among the Registrant and the investors identified therein (18)

         10.103.............................Form of Common Stock Purchase Warrant dated September 23, 2002 (18)

         10.104.............................Registration Rights Agreement dated as of September 23, 2002 by and among the Registrant and each of the investors identified
                                            therein (18)

         21.1...............................Subsidiaries of the Registrant (16)

         23.1...............................Consent of Weinberg & Company, P.A., independent certified public accountants

         23.2...............................Consent of Rutan & Tucker, LLP (contained in the opinion included as Exhibit 5.1) (*)

---------------

# Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.
(*)      To be filed by Amendment.
(1) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on November 19, 1999 (Registration No. 333-84909) and incorporated herein by reference
(2) Filed as an exhibit to the Registrant's Amendment No. 3 to Form SB-2 filed with the Securities and Exchange Commission on December 21, 1999 (Registration No. 333-84909) and incorporated herein by reference.
(3) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on March 3, 2000 (Registration No. 333-31748) and incorporated herein by reference.
(4) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on June 12, 2000 (Registration No. 333-39102) and incorporated herein by reference.
(5) Filed as an exhibit to the Registrant's Amendment No. 1 to Form 10-KSB filed with the Securities and Exchange Commission on January 25, 2001 (File No. 0-28213) and incorporated herein by reference.

(6) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on January 29, 2001 (Registration No. 333-54514) and incorporated herein by reference.
(7) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on February 6, 2001 (Registration No. 333-54514) and incorporated herein by reference.
(8) Filed as an exhibit to the Registrant's Post-Effective Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on May 7, 2001 (Registration No. 333-54514) and incorporated herein by reference.
(9) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended June 30, 2001 filed with the Securities and Exchange Commission on August 16, 2001 (File No. 0-28213) and incorporated herein by reference.
(10) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 17, 2001
         (Registration No. 333-69476) and incorporated herein by reference.
(11) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on November 1, 2001
         (Registration No. 333-72618) and incorporated herein by reference.
(12) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on November 28, 2001
         (Registration No. 333-74040) and incorporated herein by reference.
(13) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on November 30, 2001
         (Registration No. 333-74238) and incorporated herein by reference.
(14) Filed as an exhibit to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on January 15, 2002 (File No. 0-28213)and incorporated herein by reference.
(15) Filed as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 19, 2002 (File No. 0-28213) and incorporated herein by reference.
(16) Filed as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on April 22, 2002 (File No. 0-28213) and incorporated herein by reference.
(17) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on May 9, 2002 (Registration
         No. 333-87908) and incorporated herein by reference.
(18) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on September 30, 2002 (Registration No. 333-87908) and incorporated herein by reference.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on October 4, 2002.

                                       KANAKARIS WIRELESS

                                       By: /s/ ALEX KANAKARIS
                                          --------------------------------------
                                          Alex Kanakaris, Chairman of the
                                          Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Kanakaris Wireless, a Nevada corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Alex Kanakaris as their true and lawful attorney-in-fact and agent; with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign such amendment and any or all further amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----

/s/ ALEX F. KANAKARIS              Chairman of the Board,            October 4, 2002
----------------------------       President, Chief Executive
Alex F. Kanakaris                  Officer, and Director
                                   (Principal Executive
                                   Officer)

/s/ DAVID THOMAS SHOMAKER          Acting Chief Financial            October 4, 2002
----------------------------       Officer (Principal Financial
David Thomas Shomaker              and Accounting Officer)

/s/ JOHN ROBERT MCKAY              Director and Secretary            October 4, 2002
----------------------------
John Robert McKay

/s/ LISA LAWRENCE                  Director                          October 4, 2002
----------------------------
Lisa Lawrence

/s/ VAN HOLSTER                    Director                          October 4, 2002
----------------------------
Van Holster

/s/ ROSE FORBES                    Director                          October 4, 2002
----------------------------
Rose Forbes

                                   Director                          October 4, 2002
----------------------------
Caroline Michaels

                                   Director                          October 4, 2002
----------------------------
Charles Moore


                                    EXHIBITS
         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         23.1...............................Consent of Weinberg & Company, P.A., independent certified public accountants
